Exhibit 3.1
RESTATED
CERTIFICATE OF INCORPORATION
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that (i) the Certificate of Incorporation of the Corporation was originally filed on July 31, 1998, (ii) the Corporation was originally incorporated under the name “NationsBank (DE) Corporation,” which name was changed to “NationsBank Corporation” on September 25, 1998, which name was changed to “BankAmerica Corporation” on September 30, 1998, and which name was changed to “Bank of America Corporation” on April 28, 1999, (iii) this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between the provisions of the Certificate of Incorporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation, (iv) this Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware, and (v) the Certificate of Incorporation of the Corporation is hereby integrated and restated to read in its entirety as follows:
1. The name of the Corporation is Bank of America Corporation.
2. The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.
3. The number of shares, par value $.01 per share, the Corporation is authorized to issue is Twelve Billion Nine Hundred Million (12,900,000,000), divided into the following classes:

Class	Number of Shares
Common…	12,800,000,000
Preferred……	100,000,000.
The class of common (“Common Stock”) has unlimited voting rights and, after satisfaction of claims, if any, of the holders of preferred shares, is entitled to receive the net assets of the Corporation upon distribution.
The Board of Directors of the Corporation shall have full power and authority to establish one or more series within the class of preferred shares (the “Preferred Shares”), to define the designations, preferences, limitations and relative rights (including conversion rights) of shares within such class and to determine all variations between series.
The Board of Directors of the Corporation has designated, established and authorized the following series of Preferred Shares:

(a) 7% Cumulative Redeemable Preferred Stock, Series B.
A. Designation.
The designation of this series is “7% Cumulative Redeemable Preferred Stock, Series B” (hereinafter referred to as the “Series B Preferred Stock”) and the number of shares constituting such series is Thirty-Five Thousand Forty-Five (35,045). Shares of Series B Preferred Stock shall have a stated value of $100.00 per share.
B. Dividends.
The holders of record of the shares of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof, which amount if $7.00 per annum, per share, and no more. Such dividends shall be payable each calendar quarter at the rate of $1.75 per share on such dates as shall be fixed by resolution of the Board of Directors of the Corporation. The date from which dividends on such shares shall be cumulative shall be the first day after said shares are issued. Accumulations of dividends shall not bear interest. No cash dividend shall be declared, paid or set apart for any shares of Common Stock unless all dividends on all shares of the Series B Preferred Stock at the time outstanding for all past dividend periods and for the then current dividend shall have been paid, or shall have been declared and a sum sufficient for the payment thereof, shall have been set apart. Subject to the foregoing provisions of this paragraph B, cash dividends or other cash distributions as may be determined by the Board of Directors of the Corporation may be declared and paid upon the shares of the Common Stock of the Corporation from time to time out of funds legally available therefor, and the shares of the Series B Preferred Stock shall not be entitled to participate in any such cash dividend or other such cash distribution so declared and paid or made on such shares of Common Stock.
C. Redemption.
From and after October 31, 1988, any holder may, by written request, call upon the Corporation to redeem all or any part of said holder’s shares of said Series B Preferred Stock at a redemption price of $100.00 per share plus accumulated unpaid dividends to the date said request for redemption is received by the Corporation and no more (the “Redemption Price”). Any such request for redemption shall be accompanied by the certificates for which redemption is requested, duly endorsed or with appropriate stock power attached, in either case with signature guaranteed. Upon receipt by the Corporation of any such request for redemption from any holder of the Series B Preferred Stock, the Corporation shall forthwith redeem said stock at the Redemption Price, provided that: (i) full cumulative dividends have been paid or declared and set apart for payment upon all shares of any series of preferred stock ranking superior to the Series B Preferred Stock as to dividends or other distributions (collectively the “Superior Stock”); and (ii) the Corporation is not then in default or in arrears with respect to any sinking or analogous fund or call for tenders obligation or agreement for the purchase, redemption or retirement of any shares of Superior Stock. In the event that, upon receipt of a request for redemption, either or both of the conditions set forth in clauses (i) and (ii) above are not met, the Corporation shall forthwith return said request to the submitting shareholder along with a statement that the Corporation is unable to honor such request and explanation of the reasons therefor. From and after the receipt by the Corporation of a request for redemption from any holder of said Series B Preferred Stock, which request may be honored consistent with the foregoing provisions, all rights of such holder in the Series B Preferred Stock for which redemption is requested shall cease and terminate, except only the right to receive the Redemption Price thereof, but without interest.
D. Liquidation Preference.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, subject to the provisions of paragraph G and before any payment shall be made to the holders of the shares of Common Stock, the amount of $100.00 per share, plus accumulated dividends. After payment to the holders of the Series B Preferred Stock of the full amount as aforesaid, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets which shall be distributed ratably to the holders of the Common Stock If, upon any such liquidation, dissolution or winding up, the assets available therefor are not sufficient to permit payments to the holders of Series B Preferred Stock of the full amount as aforesaid, then subject to the provisions of paragraph G, the holders of the Series B Preferred Stock then outstanding shall share ratably in the distribution of assets in accordance with the sums which would be payable if such holders were to receive the full amounts as aforesaid.
E. Sinking Fund.
There shall be no sinking fund applicable to the shares of Series B Preferred Stock.
F. Conversion.
The shares of Series B Preferred Stock shall not be convertible into any shares of Common Stock or any other class of shares, nor exchanged for any shares of Common Stock or any other class of shares.
G. Superior Stock.
The Corporation may issue stock with preferences superior or equal to the shares of the Series B Preferred Stock without the consent of the holders thereof.
H. Voting Rights.
Each share of the Series B Preferred Stock shall be entitled to equal voting rights, share for share, with each share of the Common Stock.
(b) ESOP Convertible Preferred Stock, Series C.
The shares of the ESOP Convertible Preferred Stock, Series C, of the Corporation shall be designated “ESOP Convertible Preferred Stock, Series C,” and the number of shares constituting such series shall be 1,027,270. The ESOP Convertible Preferred Stock, Series C, shall hereinafter be referred to as the “ESOP Preferred Stock.”

A. Special Purpose Restricted Transfer Issue.
Shares of ESOP Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation or any subsidiary of the Corporation. In the event of any transfer of shares of ESOP Preferred Stock to any person other than any such plan trustee or the Corporation, the shares of ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of ESOP Preferred Stock into shares of Common Stock pursuant to paragraph E hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to the shares of ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of ESOP Preferred Stock shall be so converted. Certificates representing shares of ESOP Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph A, shares of ESOP Preferred Stock (i) may be converted into shares of Common Stock as provided by paragraph E hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by paragraphs F, G and H hereof.
B. Dividends and Distributions.
(1) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of ESOP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends (“Preferred Dividends”) in an amount equal to $3.30 per share per annum, and no more, payable semi-annually, one-half on the first day of January and one-half on the first day of July of each year (each a “Dividend Payment Date”) to holders of record at the start of business on such Dividend Payment Date. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends on the shares of ESOP Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accumulated but unpaid Preferred Dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.
(2) So long as any ESOP Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the ESOP Preferred Stock, like dividends for all dividend payment periods of the ESOP Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amount of dividends accumulated and unpaid through such dividend payment period on the ESOP Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such Dividend Payment Date. In the event that full cumulative dividends on the ESOP Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Stock until full cumulative dividends on the ESOP Preferred Stock shall have been paid or declared and provided for; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of the liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking junior to the ESOP Preferred Stock.
C. Voting Rights.
The holders of shares of ESOP Preferred Stock shall have the following voting rights:
(1) The holders of ESOP Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of the ESOP Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote; it being understood that whenever the
“Conversion Ration” (as defined in paragraph E hereof) is adjusted as provided in paragraph I hereof, the voting rights of the ESOP Preferred Stock shall also be similarly adjusted.

(2) Except as otherwise required by the General Corporation Law of the State of Delaware or set forth in paragraph C(1), holders of ESOP Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.
D. Liquidation, Dissolution or Winding-Up.
(1) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of ESOP Preferred Stock shall be entitled to receive out of the assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to shareholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the ESOP Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the ESOP Preferred Stock in respect of the distribution upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $42.50 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the ESOP Preferred Stock and any other stock ranking as to any such distribution on a parity with the ESOP Preferred Stock are not paid in full, the holders of the ESOP Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph D(1), the holders of shares of ESOP Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.
(2) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this paragraph D, but the holders of ESOP Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by paragraph H hereof.
(3) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of ESOP Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of ESOP Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred Stock.
E. Conversion into Common Stock.
(1) A holder of shares of ESOP Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to paragraph
F, G or H hereof, to cause any or all of such shares to be converted into shares of Common Stock at a conversion rate equal to the ratio of 1.0 share of ESOP Preferred Stock to 1.68 shares of Common Stock (as adjusted as hereinafter provided, the “Conversion Ratio”). The Conversion Ratio set forth above is subject to adjustment pursuant to this Certificate of Incorporation.
(2) Any holder of shares of ESOP Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of ESOP Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the ESOP Preferred Stock by the Corporation or the transfer agent for the ESOP Preferred Stock, accompanied by written notice of conversion. Such notice to conversion shall specify (i) the number of shares of ESOP Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of ESOP Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.
(3) Upon surrender of a certificate representing a share or shares of ESOP Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of ESOP Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder’s designee a new certificate or certificates representing the number of shares of ESOP Preferred Stock which shall not have been converted.
(4) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of ESOP Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder’s designee of the certificate or certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of ESOP Preferred Stock to be converted, duly assigned or endorsed for transfer to the corporation (or accompanied by duly executed stock powers relating thereto) as provided hereby. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of ESOP Preferred Stock on a Dividend Payment Date if such Dividend Payment
Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.
(5) The Corporation shall not be obligated to deliver to holders of ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.
(6) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of ESOP Preferred Stock as herein provided, free for any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all shares of ESOP Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of ESOP Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of ESOP Preferred Stock then outstanding and convertible into shares of Common Stock.
F. Redemption At the Option of the Corporation.
(1) The ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time, at a redemption price per share (except as to redemption pursuant to paragraph F(3))of $42.83 prior to July 1, 1999 and $42.50 thereafter, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph F(5). From and after the date fixed for redemption, dividends on shares of ESOP Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of ESOP Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.
(2) Unless otherwise required by law, notice of redemption will be sent to the holders of ESOP Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the ESOP Preferred Stock by first-class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio and number of shares of Common Stock issuable upon conversion of a share of ESOP Preferred Stock at the time. These notice provisions may be supplemented if necessary in order to comply with optional redemption provisions for preferred stock which may be required under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the applicable redemption price set forth in this paragraph F.
(3) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the ESOP Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of ESOP Preferred Stock are initially issued, the Corporation may, within 180 days following the effective date of such tax legislation and implementing regulations of the Internal Revenue Service, if any, in its sole discretion and notwithstanding anything to the contrary in paragraph F(1), elect to redeem any or all such shares for the amount payable in respect of the shares upon liquidation of the Corporation pursuant to paragraph D.

(4) In the event the C&S/Sovran Retirement Savings, ESOP and Profit Sharing Plan (as amended, together with any successor plan, the “Plan”) is terminated, the Corporation shall, notwithstanding anything to the contrary in paragraph F(1), redeem all shares of ESOP Preferred Stock for the amount payable in respect of the shares upon redemption of the ESOP Preferred Stock pursuant to paragraph F(1) hereof).
(5) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of ESOP Preferred Stock in case or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph I(7) hereof.
G. Other Redemption Rights.
Shares of ESOP Preferred Stock shall be redeemed by the Corporation at a price which is the greater of the Conversion Value (as defined in paragraph I) of the ESOP Preferred Stock on the date fixed for redemption or a redemption price of $42.50 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, for shares of Common Stock (any such shares of Common Stock to be valued for such purpose as provided by paragraph F(5) hereof), at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the Corporation in such notice for such redemption, when and to the extent necessary (i) to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Plan to participants in the Plan or (ii) to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on any indebtedness incurred by the holder or Trustee under the Plan for the benefit of the Plan.

H. Consolidation, Merger, etc.
(1) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Corporation and any company that directly or indirectly owns all of the outstanding capital stock of such successor or resulting company) that constitutes “qualifying employer securities” with respect to a holder of ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of ERISA, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of ESOP Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by paragraphs F, G and H hereof), and the qualifications, limitations or restrictions thereon, that the ESOP Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by paragraph E hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the ESOP Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to paragraph I hereof after any such transaction as nearly equivalent to the adjustments provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the ESOP Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.
(2) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph H(1)) and cash payments, if applicable, in lieu of fractional shares, all outstanding shares of ESOP Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph H(3)), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of ESOP Preferred Stock could have been converted at such time, and each share of ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind)
receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).
(3) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph H(2), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such ESOP Preferred Stock, a cash payment equal to the amount payable in respect of shares of ESOP Preferred Stock upon redemption pursuant to paragraph F(1) hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction.
I. Anti-dilution Adjustments.
(1) In the event the Corporation shall, at any time or from time to time while any of the shares of the ESOP Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraph H hereof does not apply) or otherwise, the Conversion Ratio in effect immediately prior to such action shall be adjusted by multiplying such Conversion Ratio by the fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph I(1) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.
(2) In the event that the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs I(5) and I(6), the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by the fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.
(3) In the event the Corporation shall, at any time and from time to time while any of the shares of ESOP Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs I(5) and I(6), the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanges by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of ESOP Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value of the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs I(5) and (6), the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (c) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (a) Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).
(4) In the event the Corporation shall, at any time or from time to time while any of the shares of ESOP Preferred Stock are outstanding, make any Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which paragraph H hereof does not apply) or effect a Pro Rata Repurchase (as herein defined) of Common Stock, the Conversion Ratio in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs I(5) and I(6), be adjusted by multiplying such Conversion Ratio by a fraction the numerator of which shall be (a) the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (ii) the Fair Market Value (as herein defined) of a share of Common Stock on the Valuation Date (as hereinafter defined) with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (b) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (ii) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of ESOP Preferred Stock (x) notice of its intent to make any Extraordinary Distribution and (y) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of share subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Ratio and the number of share of Common Stock into which a share of ESOP Preferred Stock may be converted at such time.
(5) Notwithstanding any other provision of this paragraph I, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio.
(6) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provision of this paragraph I, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Ratio should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that the adjustment to the Conversion Ratio should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Ratio should be made pursuant to the foregoing provisions of this paragraph I(6), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Ratio, in addition to those required by the foregoing provisions of this paragraph I, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.
(7) For purposes of this paragraph I, the following definitions shall apply:
“Conversion Value” shall mean the Fair Market Value of the aggregate number of shares of Common Stock into which a share of ESOP Preferred Stock is convertible.
“Extraordinary Distribution” shall mean any dividend or other distribution (effected while any of the shares of ESOP Preferred Stock are outstanding) (a) of cash, where the aggregate amount of such cash dividend and distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extension thereof) or any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds Twelve and One-Half percent (12.5%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (b) any shares of capital stock of the Corporation (other than securities of the type referred to in paragraph I(2)), evidence of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for
purposes of paragraph I(4) shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve-month period and not previously included in the calculation of an adjustment pursuant to paragraph I(4).
“Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if such security is not quoted on Nasdaq, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on each such day shall not have been reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected for such purpose by the Board of Directors of the Corporation or a committee thereof on each trading day during the Adjustment Period. “Adjustment Period” shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined. The “Fair Market Value” of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.
“Non-Dilutive Amount” in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (a) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (b) the aggregate amount payable pursuant to such right or warrant to purchase or acquire with maximum number of shares of
Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common

Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.
“Pro Rata Repurchase” shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of ESOP Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph I(7), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof “in open market transactions” if they have been purchased substantially in accordance with the requirements or Rule 10b-18 as in effect under the Exchange Act, on the date shares of ESOP Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.
“Valuation Date” with respect to an Extraordinary Distribution shall mean the date that is five (5) business days prior to the record date for such Extraordinary Distribution.
(8) Whenever an adjustment to the Conversion Ratio is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the ESOP Preferred Stock if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation, stating the adjusted Conversion Ratio determined as provided herein and the voting rights (as appropriately adjusted) of the ESOP Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Ratio and the related voting rights of the ESOP Preferred Stock, the Corporation shall mail a notice thereof to each holder of shares of the ESOP Preferred Stock.
J. Ranking; Retirement of Shares.
(1) The ESOP Preferred Stock shall rank (a) senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation and (b) unless otherwise provided in the Articles of Incorporation of the Corporation or an amendment to such Articles of Incorporation relating to a subsequent series of Preferred Shares, junior to all other series of Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.
(2) Any shares of ESOP Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided hereby, or otherwise so acquired, shall be retired as shares of ESOP Preferred Stock and restored to the status of authorized but unissued shares of Preferred Shares, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Shares as permitted by law.
K. Miscellaneous.
(1) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (a) if to the Corporation, to its office at Bank of America Corporate Center, Charlotte, North Carolina 28255 (Attention: Treasurer) or to the transfer agent for the ESOP Preferred Stock, or other agent of the Corporation designated as permitted hereby or (b) if to any holder of the ESOP Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the ESOP Preferred Stock or Common Stock, as the case may be) or (c) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.
(2) The term “Common Stock” as used herein means the Corporation’s Common Stock, as the same existed at the date of filing of the Amendment to the Corporation’s Articles of Incorporation relating to the ESOP Preferred Stock or any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value. In the event that, at any time as a result of an adjustment made pursuant to paragraph I hereof, the holder of any share of the ESOP Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of ESOP Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in paragraph I hereof, and the provisions of paragraphs A through H, J, and K hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.
(3) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of ESOP Preferred Stock or shares of Common Stock or other securities issued on account of ESOP Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of ESOP Preferred Stock or Common Stock or other securities in a name other than that in which the shares of ESOP Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
(4) In the event that a holder of shares of ESOP Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of ESOP Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such ESOP Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.
(5) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the ESOP Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of ESOP Preferred Stock.
(c) $2.50 Cumulative Convertible Preferred Stock, Series BB.
A. Designation.
The designation of this series is “$2.50 Cumulative Convertible Preferred Stock, Series BB” (hereinafter referred to as the “Series BB Preferred Stock”), and the initial number of shares constituting such series shall be 19,993,432, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The Series BB Preferred Stock shall rank prior to each of the Common Stock, the Series B Preferred Stock and the ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets.
B. Dividend Rights.
(1) The holders of shares of Series BB Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative preferential cash dividends, accruing from January 1, 1998, at an annual rate of $2.50 per share, and no more, payable quarterly on the first day of January, April, July and October of each year (each of the quarterly periods ending on the last day of March, June, September and December being hereinafter referred to as a “dividend period”). Dividends on the Series BB Preferred Stock shall first become payable on the first day of January, April, July or October, as the case may be, next following the date of issuance; provided, however, that if the first dividend period ends within 20 days of the date of issuance, such initial dividend shall be payable at the completion of the first full dividend period.
(2) Dividends on shares of Series BB Preferred Stock shall be cumulative from January 1, 1998, whether or not there shall be funds legally available for the payment thereof. Accumulations of dividends on the Series BB Preferred Stock shall not bear interest. The Corporation shall not (i) declare or pay or set apart for payment any dividends or distributions on any stock ranking as to dividends junior to the Series BB Preferred Stock (other than dividends paid in shares of such junior stock) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any stock ranking as to dividends junior to the Series BB Preferred Stock (other than a purchase or redemption made by issue or delivery of such junior stock) unless all dividends payable on all outstanding shares of Series BB Preferred Stock for all past dividend periods shall have been paid in full or declared and a sufficient sum set apart for payment thereof; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund regardless of whether at the time of such application all dividends payable on all outstanding shares of Series BB Preferred Stock for all past dividend periods shall have been paid in full or declared and a sufficient sum set apart for payment thereof.

(3) All dividends declared on shares of Series BB Preferred Stock and any other class of preferred stock or series thereof ranking on a parity as to dividends with the Series BB Preferred Stock shall be declared pro rata, so that the amounts of dividends declared on the Series BB Preferred Stock and such other preferred stock for the same dividend period, or for the dividend period of the Series BB Preferred Stock ending within the dividend period of such other stock, shall, in all cases, bear to each other the same ratio that accrued dividends on the shares of Series BB Preferred Stock and such other stock bear to each other.
C. Liquidation Preference.
(1) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series BB Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of any class of stock of the Corporation ranking junior to the Series BB Preferred Stock as to the distribution of assets.
(2) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series BB Preferred Stock and any other shares of preferred stock of the Corporation ranking on a parity with the Series BB Preferred Stock as to the distribution of assets, the holders of Series BB Preferred Stock and the holders of such other preferred stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.
(3) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph C.
D. Redemption.
(1) The Corporation, at its option, may redeem all or any shares of the Series BB Preferred Stock at any time at a redemption price (the “Redemption Price”) consisting of the sum of (i) $25 per share and (ii) an amount equal to accrued and unpaid dividends thereon to and including the date of redemption.
(2) If less than all the outstanding shares of Series BB Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, as the Board of Directors may determine.
(3) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 60 nor more than 90 days prior to the date fixed for redemption to the holders of record of the shares of Series BB Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (1) the date fixed for redemption; (2) the Redemption Price; (3) the right of the holders of Series BB Preferred Stock to convert such stock into Common Stock until the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day); (4) if no less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; and (5) the place(s) where certificates for such shares are to be surrendered for payment of the Redemption Price. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as shareholders of the corporation shall cease, except the right to receive the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate(s) for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest.
(4) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, the City of New York, State of New York or the City of Charlotte, State of North Carolina and having capital, surplus and undivided profits of at least $3 million, which bank or trust company also may be the Transfer Agent and/or Paying Agent for the Series BB Preferred Stock, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of paragraph F at any time prior to the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day), and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of such shares of Series BB Preferred Stock converted before the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day) shall be returned to the Corporation upon such conversion. Any funds so deposited with such a bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of six years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price.
(5) Any provisions of paragraph D or E to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series BB Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series BB Preferred Stock unless all outstanding shares of Series BB Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series BB Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series BB Preferred Stock for the purchase of all outstanding shares thereof.
E. Purchase by the Corporation.
(1) Except as provided in paragraph D(5), the Corporation shall be obligated to purchase shares of Series BB Preferred Stock tendered by the holder thereof for purchase hereunder, at a purchase price consisting of the sum of (i) $25 per share and (ii) an amount equal to accrued and unpaid dividends thereon to and including the date of purchase. In order to exercise his right to require the Corporation to purchase his shares of Series BB Preferred Stock, the holder thereof shall surrender the Certificate(s) therefor duly endorsed if the Corporation shall so require or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the Transfer Agent(s) for the Series BB Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to sell such shares to the Corporation. Shares of Series BB Preferred Stock shall be deemed to have been purchased by the Corporation immediately prior to the close of business on the date such shares are tendered for sale to the Corporation and notice of election to sell the same is received by the Corporation in accordance with the foregoing provisions. As of such date the shares so tendered for sale shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holder of such shares as a shareholder of the Corporation shall cease, except the right to receive the purchase price.
F. Conversion Rights.
The holders of shares of Series BB Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:
(1) Shares of Series BB Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/1,000 of a share) at the initial rate of 6.17215 shares of Common Stock for each share of Series BB Preferred Stock surrendered for conversion (the “Conversion Rate”). The Conversion Rate shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series BB Preferred Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the Common Stock issued upon such conversion subsequent to the record date for the determination of shareholders entitled to such dividends. If any shares of Series BB Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the 15th day prior to the redemption date (or the next succeeding business day, if the 15th day is not a business day) unless default be made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.
(2) In order to convert shares of Series BB Preferred Stock into Common Stock, the holder thereof shall surrender the certificate(s) therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the Transfer Agent(s) for the Series BB Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name(s) and address(es) in which such holder wishes the certificate(s) for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificate(s) representing the shares of Series BB Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate or certificates for the number of whole shares of Common Stock issuable upon conversion of the shares of Series BB Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person(s) entitled to receive the same. Shares of Series BB Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provisions, and the person(s) entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as record holder(s) of such Common Stock as of such date.
(3) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series BB Preferred Stock. If more than one share of Series BB Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series BB Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied times the closing price of the Common Stock on the date on which the shares of Series BB Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date. The closing price of the Common Stock for any day shall mean the last reported sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on the New York Stock Exchange, or, if the Common Stock is not then listed on such Exchange, on the principal national securities exchange on which the Common Stock is listed for trading, or, if not then listed for trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock as furnished by the National Quotation Bureau, Inc., or if the National Quotation Bureau, Inc. ceases to furnish such information, by a comparable independent securities quotation service.
(4) In the event the Corporation shall at any time (i) pay a dividend or make a distribution to holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the holder of any shares of Series BB Preferred Stock surrendered for conversion after such record date or effective date shall be entitled to receive the number of shares of Common Stock which he would have owned or have been entitled to receive immediately following such record date or effective date had such shares of Series BB Preferred Stock been converted immediately prior thereto.
(5) Whenever the Conversion Rate shall be adjusted as herein provided (i) the Corporation shall forthwith keep available at the office of the Transfer Agent(s) for the Series BB Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series BB Preferred Stock a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.
(6) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale of the assets of the Corporation substantially as an entirety, the holder of each share of Series BB Preferred Stock shall have the right, after such consolidation, merger or sale to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such consolidation, merger or sale by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series BB Preferred Stock immediately prior to such consolidation, merger or sale. Provision shall be made for adjustments in the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph F(4). The provisions of this paragraph F(6) shall similarly apply to successive consolidations, mergers and sales.
(7) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series BB Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Series BB Preferred Stock so converted are registered,, and the Corporation shall not be required to issue or deliver any such shares unless and until the person(s) requesting such issuance shall have paid to the Corporation the amount of any such taxes or shall have established to the satisfaction of the Corporation that such taxes have been paid.
(8) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series BB Preferred Stock then outstanding.
(9) In the event that:
(i) The Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or
(ii) The Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(iii) The Corporation shall propose to effect any consolidation of the Corporation with or merger of the Corporation with or into any other corporation or a sale of the assets of the company substantially as an entirety which would result in an adjustment under paragraph F(6), the Corporation shall cause to be mailed to the holders of record of Series BB Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such consolidation, merger or sale is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such consolidation, merger or sale. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, consolidation, merger or sale.
G. Voting Rights.
Holders of Series BB Preferred Stock shall have no voting rights except as required by law and as follows: in the event that any quarterly dividend payable on the Series BB Preferred Stock is in arrears, the holders of Series BB Preferred Stock shall be entitled to vote together with the holders of Common Stock at the Corporation’s next meeting of shareholders and at each subsequent meeting of shareholders unless all dividends in arrears have been paid or declared and set apart for payment prior to the date of such meeting. For the purpose of this paragraph G, each holder of Series BB Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which his Series BB Preferred Stock is then convertible.
H. Reacquired Shares.
Shares of Series BB Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
I. No Sinking Fund.
Shares of Series BB Preferred Stock are not subject to the operation of a sinking fund.

(d) Pursuant to the authority conferred by this Article 3, the following series of Preferred Shares have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A	Floating Rate Non-Cumulative Preferred Stock, Series E

Exhibit B	Floating Rate Non-Cumulative Preferred Stock, Series F

Exhibit C	Adjustable Rate Non-Cumulative Preferred Stock, Series G

Exhibit D	7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L

Exhibit E	Floating Rate Non-Cumulative Preferred Stock, Series 1

Exhibit F	Floating Rate Non-Cumulative Preferred Stock, Series 2

Exhibit G	Floating Rate Non-Cumulative Preferred Stock, Series 4

Exhibit H	Floating Rate Non-Cumulative Preferred Stock, Series 5

Exhibit I	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U

Exhibit J	6% Non-Cumulative Perpetual Preferred Stock, Series T

Exhibit K	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X

Exhibit L	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z

Exhibit M	6.500% Non-Cumulative Preferred Stock, Series Y
Exhibit N	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA

Exhibit O	6.200% Non-Cumulative Preferred Stock, Series CC

Exhibit P	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD

Exhibit Q	6.000% Non-Cumulative Preferred Stock, Series EE

Exhibit R	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF

Exhibit S	6.000% Non-Cumulative Preferred Stock, Series GG

Exhibit T	5.875% Non-Cumulative Preferred Stock, Series HH

Exhibit U	Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ

Exhibit V	5.375% Non-Cumulative Preferred Stock, Series KK

Exhibit W	5.000% Non-Cumulative Preferred Stock, Series LL
4. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
5. No holder of any stock of the Corporation of any class now or hereafter authorized shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares whether such shares, securities, warrants or other instruments be unissued, or issued and thereafter acquired by the Corporation.
6. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damage for breach of his duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
7. In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.
8. The Corporation reserves the right at any time from time to time to amend or repeal any provision contained in this Certificate of Incorporation, and to add any other provisions authorized by the laws of the State of Delaware at the time in force; and all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.
9. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
10. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation or may be effected by consent in writing in lieu of a meeting of such stockholders only if consents are signed by all stockholders of the Corporation entitled to vote on such action.
[Signature Page Follows]

IN WITNESS WHEREOF, Bank of America Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 27th day of December, 2019.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit A
Floating Rate Non-Cumulative Preferred Stock, Series E

CERTIFICATE OF DESIGNATIONS
OF
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES E
OF
BANK OF AMERICA CORPORATION
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. At a meeting duly convened and held on July 26, 2006, the Board of Directors of the Corporation (the “Board”) duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s preferred stock, and (b) appointing a Committee (the “Committee”) of the Board to act on behalf of the Board in establishing the number of authorized shares, the dividend rate and other powers, designations, preferences and rights of the preferred stock.
2. Thereafter, on October 30, 2006, the Committee duly adopted the following resolution by written consent:
“RESOLVED, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series E, including those established by the Board and the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in Exhibit A hereto, which is incorporated herein by reference.”
IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this 3rd day of November, 2006.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel

EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES E
OF
BANK OF AMERICA CORPORATION
Section 1. Designation. The designation of the series of preferred stock shall be “Floating Rate Non-Cumulative Preferred Stock, Series E” (the “Series E Preferred Stock”). Each share of Series E Preferred Stock shall be identical in all respects to every other share of Series E Preferred Stock. Series E Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares. The number of authorized shares of Series E Preferred Stock shall be 85,100. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series E Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any other duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series E Preferred Stock.
Section 3. Definitions. As used herein with respect to Series E Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Calculation Agent” shall mean The Bank of New York Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series E Preferred Stock.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means (a) the Corporation’s 7% Cumulative Redeemable Preferred Stock, Series B, (b) the Corporation’s 6.204% Non-Cumulative Preferred Stock, Series D and (c) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series E Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series E Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“Series E Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
“Three-Month LIBOR” means, with respect to any Dividend Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 A.M., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series E Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series E Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series E Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $25,000 per share of Series E Preferred Stock, and no more, payable quarterly in arrears on each February 15, May 15, August 15 and November 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series E Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series E Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to the greater of (i) Three-Month LIBOR plus a spread of 0.35% and (ii) 4.00%. The record date for payment of dividends on the Series E Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period.
(b) Non-Cumulative Dividends. Dividends on shares of Series E Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series E Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series E Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series E Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series E Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series E Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series E Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rate basis among the holders of the shares of Series E Preferred Stock and the holders of any Parity Stock. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series E Preferred Stock and the aggregate of the current and accrued dividends due on the Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series E Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series E Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series E Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series E Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series E Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series E Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series E Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any dividends which have been declared but not yet paid of Series E Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series E Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem out of funds legally available therefor, in whole or in part, the shares of Series E Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after the Dividend Payment

Date on November 15, 2011, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series E Preferred Stock shall be $25,000 per share plus dividends that have been declared but not paid.
(b) Notice of Redemption. Notice of every redemption of shares of Series E Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series E Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series E Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares of Series E Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series E Preferred Stock in proportion to the number of Series E Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series E Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series E Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by Delaware law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series E Preferred Stock or any other class or series of preferred stock that ranks on parity with Series E Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b) have been conferred and are exercisable, have not been paid in an aggregate amount equal, as to any class or series, to at least six quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series E Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of the such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors of the Corporation shall at no time include more than two such directors. Each such director elected by the holders of shares of Series E Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series E Preferred Stock and any other class or series of our stock that ranks on parity with Series E Preferred Stock as to payment of dividends and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series E Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series E Preferred Stock and any other class or series of preferred stock that ranks on parity with Series E Preferred Stock as to payment of dividends and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series E Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series E Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series E Preferred Stock and any other class or series of preferred stock that ranks on parity with Series E Preferred Stock as to payment of dividends, if any, for at least four quarterly Dividend Periods, then the right of the holders of Series E Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series E Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
Section 8. Preemption and Conversion. The holders of Series E Preferred Stock shall not have any rights of preemption or rights to convert such Series E Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series E Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class or series of Senior Stock or any other securities ranking senior to the Series E Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series E Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series E Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series E Preferred Stock are not subject to the operation of a sinking fund.

Exhibit B
Floating Rate Non-Cumulative Preferred Stock, Series F

CERTIFICATE OF DESIGNATIONS
OF
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES F
OF
BANK OF AMERICA CORPORATION
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. At a meeting duly convened and held on April 26, 2006, the Board of Directors of the Corporation (the “Board”) duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s preferred stock, and (b) appointing a Committee (the “Committee”) of the Board to act on behalf of the Board in establishing the number of authorized shares, the dividend rate and other powers, designations, preferences and rights of the preferred stock.
2. Thereafter, on February 12, 2007, the Committee duly adopted the following resolution by written consent: “RESOLVED, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series F, including those established by the Board and the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in Exhibit A hereto, which is incorporated herein by reference.”
IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this 15th day of February, 2007.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel

EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES F
OF
BANK OF AMERICA CORPORATION
Section 1. Designation. The designation of the series of preferred stock shall be “Floating Rate Non-Cumulative Preferred Stock, Series F” (the “Series F Preferred Stock”). Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock. Series F Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares. The number of authorized shares of Series F Preferred Stock shall be 7,001. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series F Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any other duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series F Preferred Stock.
Section 3. Definitions. As used herein with respect to Series F Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Calculation Agent” shall mean The Bank of New York Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series F Preferred Stock.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.

“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series F Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means (a) the Corporation’s 7% Cumulative Redeemable Preferred Stock, Series B, (b) the Corporation’s 6.204% Non-Cumulative Preferred Stock, Series D, (c) the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series E, (d) the Corporation’s Adjustable Rate Non-Cumulative Preferred Stock, Series G and (e) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series F Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series F Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series F Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
“Three-Month LIBOR” means, with respect to any Dividend Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series F Preferred Stock been outstanding. The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series F Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series F Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $100,000 per share of Series F Preferred Stock, and no more, payable quarterly in arrears on each March 15, June 15, September 15 and December 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series F Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series F Preferred Stock will accrue on the liquidation preference of $100,000 per share for each Dividend Period (1) from the date of issuance to, but excluding, the Dividend Payment Date in March 2012 (if issued prior to that date) at a rate per annum equal to Three-Month LIBOR plus a spread of 0.40% and (2) thereafter at a rate per annum equal to the greater of (i) Three-Month LIBOR plus a spread of 0.40% and (ii) 4.00%. The record date for payment of dividends on the Series F Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period.
(b) Non-Cumulative Dividends. Dividends on shares of Series F Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series F Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series F Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series F Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series F Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series F Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series F Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series F Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series F Preferred Stock and the holders of any Parity Stock. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series F Preferred Stock and the aggregate of the current and accrued dividends due on the Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series F Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series F Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series F Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series F Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series F Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series F Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series F Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any dividends which have been declared but not yet paid of Series F Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series F Preferred Stock and all holders of any Parity Stock, then the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem out of funds legally available therefor, in whole or in part, the shares of Series F Preferred Stock at the time outstanding, at any time on or after the later of March 15, 2012 and the date of original issuance of the Series F Preferred Stock, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series F Preferred Stock shall be $100,000 per share plus dividends that have been declared but not paid plus accrued and unpaid dividends for the then-current Dividend Period to the redemption date.
(b) Notice of Redemption. Notice of every redemption of shares of Series F Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series F Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series F Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series F Preferred Stock at the time outstanding, the shares of Series F Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series F Preferred Stock in proportion to the number of Series F Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series F Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights. The holders of the Series F Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law.
Section 8. Preemption and Conversion. The holders of Series F Preferred Stock shall not have any rights of preemption or rights to convert such Series F Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series F Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class or series of Senior Stock or any other securities ranking senior to the Series F

Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series F Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series F Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series F Preferred Stock are not subject to the operation of a sinking fund.

Exhibit C
Adjustable Rate Non-Cumulative Preferred Stock, Series G

CERTIFICATE OF DESIGNATIONS
OF
ADJUSTABLE RATE NON-CUMULATIVE PREFERRED STOCK, SERIES G
OF
BANK OF AMERICA CORPORATION
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. At a meeting duly convened and held on April 26, 2006, the Board of Directors of the Corporation (the “Board”) duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s preferred stock, and (b) appointing a Committee (the “Committee”) of the Board to act on behalf of the Board in establishing the number of authorized shares, the dividend rate and other powers, designations, preferences and rights of the preferred stock.
2. Thereafter, on February 12, 2007, the Committee duly adopted the following resolution by written consent:
“RESOLVED, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Adjustable Rate Non-Cumulative Preferred Stock, Series G, including those established by the Board and the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in Exhibit A hereto, which is incorporated herein by reference.”
IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this 15th day of February, 2007.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel

EXHIBIT A
TO
CERTIFICATE OF DESIGNATIONS
OF
ADJUSTABLE RATE NON-CUMULATIVE PREFERRED STOCK, SERIES G
OF
BANK OF AMERICA CORPORATION
Section 1. Designation. The designation of the series of preferred stock shall be “Adjustable Rate Non-Cumulative Preferred Stock, Series G” (the “Series G Preferred Stock”). Each share of Series G Preferred Stock shall be identical in all respects to every other share of Series G Preferred Stock. Series G Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares. The number of authorized shares of Series G Preferred Stock shall be 8,501. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation, the Committee or any other duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series G Preferred Stock.
Section 3. Definitions. As used herein with respect to Series G Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Calculation Agent” shall mean The Bank of New York Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series G Preferred Stock.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series G Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means (a) the Corporation’s 7% Cumulative Redeemable Preferred Stock, Series B, (b) the Corporation’s 6.204% Non-Cumulative Preferred Stock, Series D, (c) the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series E, (d) the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series F and (e) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series G Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series G Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series G Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).
“Three-Month LIBOR” means, with respect to any Dividend Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If such rate does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are not quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had Series G Preferred Stock been outstanding. The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series G Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series G Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference of $100,000 per share of Series G Preferred Stock, and no more, payable as follows: (i) if the Series G Preferred Stock is issued prior to March 15, 2012, semi- annually in arrears on each March 15 and September 15 through March 15, 2012; and (ii) from and including the later of March 15, 2012 and the date of issuance, quarterly in arrears on each March 15, June 15, September 15 and December 15; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series G Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series G Preferred Stock will accrue on the liquidation preference of $100,000 per share for each Dividend Period (1) from the date of issuance to, but excluding, the Dividend Payment Date in March 2012 (if issued prior to that date) at a rate per annum equal to 5.63% and (2) thereafter at a rate per annum equal to the greater of (x) Three-Month LIBOR plus a spread of 0.40% and (y) 4.00%. The record date for payment of dividends on the Series G Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period.
(b) Non-Cumulative Dividends. Dividends on shares of Series G Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series G Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the holders of Series G Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series G Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series G Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series G Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series G Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series G Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series G Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series G Preferred Stock and the holders of any Parity Stock. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series G Preferred Stock and the aggregate of the current and accrued dividends due on the Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series G Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series G Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series G Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series G Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $100,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series G Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series G Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series G Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences plus any dividends which have been declared but not yet paid of Series G Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series G Preferred Stock and all holders of any Parity Stock, then the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem out of funds legally available therefor, in whole or in part, the shares of Series G Preferred Stock at the time outstanding, at any time on or after the later of March 15, 2012 and the date of original issuance of the Series G Preferred Stock, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series G Preferred Stock shall be $100,000 per share plus dividends that have been declared but not paid plus accrued and unpaid dividends for the then-current Dividend Period to the redemption date.
(b) Notice of Redemption. Notice of every redemption of shares of Series G Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series G Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series G Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares of Series G Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series G Preferred Stock in proportion to the number of Series G Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation, the Committee or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series G Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights. The holders of the Series G Preferred Stock will have no voting rights and will not be entitled to elect any directors, except as expressly provided by law.
Section 8. Preemption and Conversion. The holders of Series G Preferred Stock shall not have any rights of preemption or rights to convert such Series G Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors of the Corporation, the Committee or any authorized committee of the Board of Directors of the Corporation, without the vote of the holders of the Series G Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class or series of Senior Stock or any other securities ranking senior to the

Series G Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series G Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11. Unissued or Reacquired Shares. Shares of Series G Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series G Preferred Stock are not subject to the operation of a sinking fund.

Exhibit D
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L

CERTIFICATE OF DESIGNATIONS
OF
7.25% NON-CUMULATIVE PERPETUAL
CONVERTIBLE PREFERRED STOCK, SERIES L
OF
BANK OF AMERICA CORPORATION
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1. At meetings duly convened and held on December 11, 2007 and January 23, 2008, the Board of Directors of the Corporation (the “Board”) duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s preferred stock, and (b) appointing a Special Committee (the “Committee”) of the Board to act on behalf of the Board in establishing the number of authorized shares, the dividend rate and other powers, designations, preferences and rights of the preferred stock.
2. Thereafter, on January 28, 2008, the Committee duly adopted the following resolution by written consent:
“RESOLVED, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, including those established by the Board and the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in the Certificate of Designations attached hereto as Exhibit A, which is incorporated herein and made a part of these resolutions by reference.”
IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this 28th day of January, 2008.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel

EXHIBIT A
CERTIFICATE OF DESIGNATIONS
OF
7.25% NON-CUMULATIVE PERPETUAL
CONVERTIBLE PREFERRED STOCK, SERIES L
OF
BANK OF AMERICA CORPORATION
Section 1. Designation. The designation of the series of preferred stock shall be “7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L”, $0.01 par value, with a liquidation preference of $1,000 per share (the “Series L Preferred Stock”). Each share of Series L Preferred Stock shall be identical in all respects to every other share of Series L Preferred Stock. Series L Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares. The number of authorized shares of Series L Preferred Stock shall be 6,900,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series L Preferred Stock then outstanding) by further resolution duly adopted by the Board, the Committee or any other duly authorized committee of the Board and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series L Preferred Stock.
Section 3. Definitions. As used herein with respect to Series L Preferred Stock:
“Applicable Conversion Price” at any given time means, for each share of Series L Preferred Stock, the price equal to $1,000 divided by the Applicable Conversion Rate in effect at such time.
“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.
“Base Price” has the meaning set forth in Section 6(d)(i).
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or required by law or regulation to close in New York, New York or in Charlotte, North Carolina.
“Closing Price” of the Common Stock on any determination date means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any determination date, the Closing Price of the Common Stock on such determination date means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange will govern.
“Common Stock” means the common stock, $0.01 par value, of the Corporation.
“Conversion Agent” shall mean Computershare Trust Company, N.A. and Computershare Inc. collectively acting in their capacity as conversion agent for the Series L Preferred Stock, and their respective successors and assigns.
“Conversion Date” has the meaning set forth in Section 6(a)(v)(B).

“Conversion Rate” means for each share of Series L Preferred Stock, 20 shares of Common Stock, plus cash in lieu of fractional shares, subject to adjustment as set forth herein.
“Current Market Price” of the Common Stock on any day, means the average of the VWAP of the Common Stock over each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 7(a)(i) through (vi).
“Depository” means DTC or its nominee or any successor depository appointed by the Corporation.
“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“Dividend Threshold Amount” has the meaning set forth in Section 7(a)(v).
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Property” has the meaning set forth in Section 8(a).
“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution.

“Fundamental Change” has the meaning set forth in Section 6(d)(i).
“Holder” means the Person in whose name the shares of Series L Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series L Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
“Junior Stock” means the Common Stock and any other class or series of capital stock of the Corporation over which Series L Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Make-Whole Acquisition” means the occurrence, prior to any Conversion Date, of one of the following:
(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form, or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the Common Stock; or
(b) consummation of the Corporation’s consolidation or merger or similar transaction or any sale, lease, or other transfer in one transaction or a series of related transactions of all or substantially all of the Corporation’s and the Corporation’s subsidiaries’ consolidated assets, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction; provided, however that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or securities exchange in the European Economic Area or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition.
“Make-Whole Acquisition Conversion” has the meaning set forth in Section 6(c)(i).
“Make-Whole Acquisition Conversion Period” has the meaning set forth in Section 6(c)(i).
“Make-Whole Acquisition Effective Date” has the meaning set forth in Section 6(c)(i).

“Make-Whole Acquisition Stock Price” means the price paid per share of Common Stock in the event of a Make-Whole Acquisition. If the holders of shares of Common Stock receive only cash in the Make-Whole Acquisition, the Make-Whole Acquisition Stock Price will be the cash amount paid per share of Common Stock. Otherwise, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on the ten Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.
“Make-Whole Shares” has the meaning set forth in Section 6(c)(i).

“Nonpayment” has the meaning set forth in Section 11(b)(i).
“Notice of Optional Conversion” has the meaning set forth in Section 6(b)(iii).
“Optional Conversion Date” has the meaning set forth in Section 6(b)(iii).
“Parity Stock” means (a) the Corporation’s 7% Cumulative Redeemable Preferred Stock, Series B, (b) the Corporation’s 6.204% Non-Cumulative Preferred Stock, Series D, (c) the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series E, (d) the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series F (if and when issued and outstanding), (e) the Corporation’s Adjustable Rate Non-Cumulative Preferred Stock, Series G (if and when issued and outstanding), (f) the Corporation’s 6.625% Non-Cumulative Preferred Stock, Series I, (g) the Corporation’s 7.25% Non-Cumulative Preferred Stock, Series J, (h) the Corporation’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K (if and when issued and outstanding) and (i) any other class or series of capital stock of the Corporation hereafter authorized that ranks on par with the Series L Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint- stock company, limited liability company or trust.
“Preferred Director” has the meaning set forth in Section 11(b)(i).
“Purchased Shares” has the meaning set forth in Section 7(a)(vi)
“Reference Price” means the price paid per share of Common Stock in the event of a Fundamental Change. If the holders of shares of Common Stock receive only cash in the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise, the Reference Price will be the average of the Closing Price per share of Common Stock on the ten Trading Days up to, but not including, the effective date of the Fundamental Change.
“Reorganization Event” has the meaning set forth in Section 8.
“Registrar” means Computershare Trust Company, N.A. or its nominee or any successor or registrar appointed by the Corporation.
“Senior Stock” means any class or series of capital stock of the Corporation authorized which has preference or priority over the Series L Preferred Stock as to the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Series L Preferred Stock” has the meaning set forth in Section 1.
“spin-off” has the meaning set forth in Section 7(a)(iv).

“Trading Day” for purposes of determining the VWAP or Closing Price means a day on which the shares of Common Stock:
(a) are not suspended from trading on any national or regional securities exchange or association or over-the- counter market at the close of business; and
(b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
“Transfer Agent” means Computershare Trust Company, N.A. acting as Transfer Agent, Registrar, and Conversion Agent for the Series L Preferred Stock, and its successors and assigns.

“Voting Parity Securities” has the meaning set forth in Section 11(b)(i).
“VWAP” means, per share of the Common Stock on any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BAC UN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of the Common Stock on such trading days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation).
Section 4. Dividends.
(a) Rate. Holders of Series L Preferred Stock shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available under Delaware law for payment, non- cumulative cash dividends on the liquidation preference of $1,000 per share of Series L Preferred Stock, and no more, payable quarterly in arrears on each January 30, April 30, July 30 and October 30 of each year, beginning on April 30, 2008; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series L Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date is a “Dividend Period”. Dividends on each share of Series L Preferred Stock will accrue on the liquidation preference of $1,000 per share at a rate per annum equal to 7.25%. The record date for payment of dividends on the Series L Preferred Stock shall be the first day of the calendar month in which the relevant Dividend Payment Date falls. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series L Preferred Stock will cease to accrue after conversion, as described below. If the Corporation issues additional shares of the Series L Preferred Stock, dividends on those additional shares will accrue from the preceding scheduled Dividend Payment Date at the dividend rate.
(b) Non-Cumulative Dividends. Dividends on shares of Series L Preferred Stock shall be non-cumulative. Accordingly, if for any reason the Board or a duly authorized committee of the Board does not declare a dividend on the Series L Preferred Stock for a Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any time in the future, whether or not the Board or a duly authorized committee of the Board declares a dividend on the Series L Preferred Stock or any other series of the Corporation’s preferred stock or Common Stock for any future Dividend Period.

(c) Dividend Stopper. So long as any share of Series L Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock), (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock will be repurchased, redeemed, or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series L Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, during a Dividend Period, unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of Series L Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreements) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series L Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series L Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series L Preferred Stock and on any Parity Stock but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series L Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series L Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. The Corporation is not obligated to and will not pay Holders of the Series L

Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a Dividend Payment Date. The Corporation is not obligated to and will not pay Holders of the Series L Preferred Stock any dividend in excess of the dividends on the Series L Preferred Stock that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board or any duly authorized committee of the Board may be declared and paid on any Junior Stock from time to time out of any assets legally available therefor, and the shares of Series L Preferred Stock shall not be entitled to participate in any such dividend
Section 5. Right to Convert. Each Holder shall have the right, at such Holder’s option, at any time, to convert all or any portion of such Holder’s Series L Preferred Stock into shares of Common Stock at the Applicable Conversion Rate (subject to the conversion procedures set forth in Section 6 herein) plus cash in lieu of fractional shares.
Section 6. Conversion.
(a) Conversion Procedures.
(i) Effective immediately prior to the close of business on the Optional Conversion Date or any applicable Conversion Date, dividends shall no longer be declared on any converted shares of Series L Preferred Stock and such shares of Series L Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 5, Section 6 (b), Section 6(c), Section 6(d), Section 8 or Section 12 hereof, as applicable.

(ii) Prior to the close of business on the Optional Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series L Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series L Preferred Stock.
(iii) Shares of Series L Preferred Stock duly converted in accordance with the terms hereof, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series L Preferred Stock.
(iv) The Person or Persons entitled to receive the Common Stock and/or securities issuable upon conversion of Series L Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Optional Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series L Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or, in the case of global certificates, through book-entry transfer through the Depository.
(v) Conversion into shares of Common Stock will occur on the Optional Conversion Date or any applicable Conversion Date as follows:
(A) On the Optional Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to Holders or their designee upon presentation and surrender of the certificate evidencing the Series L Preferred Stock to the Conversion Agent if shares of the Series L Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, a book-entry transfer through the Depository will be made by the Conversion Agent upon compliance with the Depository’s procedures for converting a beneficial interest in a global security.
(B) On the date of any conversion at the option of Holders pursuant to Section 5, Section 6(b), Section 6(c) or Section 6(d), if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:
(1) complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;
(2) surrender the shares of Series L Preferred Stock to the Conversion Agent;

(3) if required, furnish appropriate endorsements and transfer documents;
(4) if required, pay all transfer or similar taxes; and

(5) if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.
If a Holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, in order to convert a Holder must comply with paragraphs (3) through (5) listed above and comply with the Depository’s procedures for converting a beneficial interest in a global security.
The date on which a Holder complies with the procedures in this clause (v) is the “Conversion Date.”
(C) The Conversion Agent shall, on a Holder’s behalf, convert the Series L Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (B) above. If the Conversion Date is prior to the record date relating to any declared dividend for the Dividend Period in which a Holder elects to convert, the Holder will not receive any declared dividends for that Dividend Period. If the Conversion Date is after the record date relating to any declared dividend and prior to the Dividend Payment Date, the Holder will receive that dividend on the relevant Dividend Payment Date if the Holder was the holder of record on the record date for that dividend. However, if the Conversion Date is after the record date and prior to the Dividend Payment Date, whether or not the Holder was the holder of record on the record date, the Holder must pay to the Conversion Agent when it converts its shares of Series L Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares of Series L Preferred Stock being converted, unless the Holder’s shares of Series L Preferred Stock are being converted as a result of a conversion pursuant to Section 6(b), Section 6(c) or Section 6(d).
(b) Conversion at the Corporation’s Option.
(i) On or after January 30, 2013, the Corporation may, at its option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of Common Stock at the then-Applicable Conversion Rate if, for 20 Trading Days during any period of 30 consecutive Trading Days the Closing Price of the Common Stock exceeds 130% of the then-Applicable Conversion Price of the Series L Preferred Stock. If the Corporation exercises its optional conversion right on January 30, 2013, it will still pay any dividend payable (in accordance with Section 4) on January 30, 2013 to the applicable Holders of record. The Corporation will provide notice of its optional conversion within five Trading Days of the end of the 30 consecutive Trading Day period.
(ii) If the Corporation elects to cause less than all of the Series L Preferred Stock to be converted under clause (i) above, the Conversion Agent will select the Series L Preferred Stock to be converted by lot, or on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by DTC or any successor depository (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series L Preferred Stock is then traded or quoted). If the Conversion Agent selects a portion of a Holder’s Series L Preferred Stock for partial conversion at the Corporation’s option and such Holder converts a portion of its shares of Series L Preferred Stock, the converted portion will be deemed to be from the portion selected for conversion at the Corporation’s option under this Section 6(b).

(iii) If the Corporation exercises the optional conversion right described in this Section 6(b), the Corporation shall provide notice of such conversion by first class mail to each Holder of record for the shares of Series L Preferred Stock to be converted (such notice a “Notice of Optional Conversion”) or issue a press release for publication and make this information available on its website. The Conversion Date shall be a date selected by the Corporation (the “Optional Conversion Date”), and the Notice of Optional Conversion must be mailed, or the Corporation must issue the press release, not more than 20 days prior to the Optional Conversion Date. In addition to any information required by applicable law or regulation, the Notice of Optional Conversion or press release shall state, as appropriate:
(A) the Optional Conversion Date;
(B) the aggregate number of shares of Series L Preferred Stock to be converted and, if less than all of the shares of Series L Preferred Stock are to be converted, the percentage of shares of Series L Preferred Stock to be converted; and
(C) the number of shares of Common Stock to be issued upon conversion of each share of Series L Preferred Stock.
(c) Conversion Upon Make-Whole Acquisition.
(i) In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Series L Preferred Stock (a “Make-Whole Acquisition Conversion”) during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock (the “Make-Whole Shares”) as set forth in clause (ii) below.

(ii) The number of Make-Whole Shares per share of Series L Preferred Stock shall be determined by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

Effective Date	$40.00	$41.00	$42.00	$44.00	$47.00	$50.00	$60.00	$80.00	$110.00	$150.00	$200.00
1/24/2008	5.000	4.7993	4.6190	4.2023	3.6851	3.2540	2.1450	1.0450	0.5164	0.2765	0.1468
1/30/2009	5.000	4.7512	4.4643	4.1386	3.5702	3.1760	2.0317	0.9563	0.4682	0.2480	0.1285
1/30/2010	5.000	4.6439	4.2929	3.9886	3.3830	2.9300	1.7617	0.6462	0.2287	0.1033	0.0390
1/30/2011	5.000	4.6049	4.2429	3.9250	3.3170	2.8040	1.5650	0.5300	0.1964	0.1067	0.0500
1/30/2012	5.000	4.5780	4.2405	3.8386	3.2596	2.5840	1.2667	0.2313	0.0755	0.0429	0.0206
1/30/2013	5.000	4.5366	4.2214	3.7932	3.1660	2.5260	1.0217	0.0000	0.0000	0.0000	0.0000
Thereafter	5.000	4.5366	4.2214	3.7932	3.1660	2.5260	1.0217	0.0000	0.0000	0.0000	0.0000

(A) The exact Make-Whole Acquisition Stock Prices and Make-Whole Acquisition Effective Dates may not be set forth in the table, in which case:
(1) if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two dates in the table, the number of Make- Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;
(2) if the Make-Whole Acquisition Stock Price is in excess of $200.00 per share (subject to adjustment pursuant to Section 7 hereof), no Make-Whole Shares will be issued upon conversion of the Series L Preferred Stock; and
(3) if the Make-Whole Acquisition Stock Price is less than $40.00 per share (subject to adjustment pursuant to Section 7 hereof), no Make-Whole Shares will be issued upon conversion of the Series L Preferred Stock.
(B) The Make-Whole Acquisition Stock Prices set forth in the table above are subject to adjustment pursuant to Section 7 hereof and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices will equal the Make-Whole Acquisition Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 7.
(iii) On or before the twentieth day prior to the date the Corporation anticipates being the effective date for the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:
(A) the anticipated effective date of the Make-Whole Acquisition; and
(B) the date, which shall be 30 days after the anticipated Make-Whole Acquisition Effective Date, by which a Make-Whole Acquisition Conversion must be exercised.
(iv) On the Make-Whole Acquisition Effective Date, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:
(A) the date that shall be 30 days after the Make-Whole Acquisition Effective Date;
(B) the number of Make-Whole Shares;

(C) the amount of cash, securities and other consideration receivable by a Holder of Series L Preferred Stock upon conversion; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.
(v) To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under clause (iv) above, comply with the procedures set forth in Section 6(a)(v)(B).
(vi) If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 6(c), the shares of Series L Preferred Stock or successor security held by it will remain outstanding, and the Holder will not be eligible to receive Make-Whole Shares.
(vii) Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 6(a)(iv) above, deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.
(viii) In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series L Preferred Stock or a successor security representing less than all the shares of Series L Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition Conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series L Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.
(d) Conversion Upon Fundamental Change.
(i) In lieu of receiving the Make-Whole Shares, if the Reference Price in connection with a Make-Whole Acquisition is less than the Applicable Conversion Price (a “Fundamental Change”), a Holder may elect to convert each share of Series L Preferred Stock during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $19.95, subject to adjustment as described in clause (ii) below (the “Base Price”). If the Reference Price is less than the Base Price, Holders will receive a maximum of 50.1253 shares of Common Stock per share of Series L Preferred Stock converted, subject to adjustment as described in clause (ii) below.
(ii) The Base Price shall be adjusted as of any date the Conversion Rate of the Series L Preferred Stock is adjusted pursuant to Section 7. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted.
(iii) In lieu of issuing Common Stock upon conversion in the event of a Fundamental Change, the Corporation may at its option, and if it obtains Federal Reserve Board approval, pay an amount in cash (computed to the nearest cent) equal to the Reference Price for each share of Common Stock otherwise issuable upon conversion.

(iv) On or before the twentieth day prior to the date the Corporation anticipates being the effective date for the Fundamental Change, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:
(A) the anticipated effective date of the Fundamental Change; and
(B) the date, which shall be 30 days after the anticipated effective date of a Fundamental Change, by which a Fundamental Change conversion must be exercised.
(v) On the effective date of a Fundamental Change, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:
(A) the date that shall be 30 days after the effective date of the Fundamental Change;
(B) the adjusted conversion price following the Fundamental Change;
(C) the amount of cash, securities and other consideration received by a Holder of Series L Preferred Stock upon conversion; and

(D) the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.
(vi) To exercise its conversion option upon a Fundamental Change, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under clause (v) above, comply with the procedures set forth in Section 6(a)(v)(B) and indicate that it is exercising the Fundamental Change conversion option.
(vii) If a Holder does not elect to exercise its conversion option upon a Fundamental Change pursuant to this Section 6(d), the Holder will not be eligible to convert such Holder’s shares at the Base Price and such Holder’s shares of Series L Preferred Stock or successor security held by it will remain outstanding.
(viii) Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 6(a)(iv) above, deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.
(ix) In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series L Preferred Stock or a successor security representing less than all the shares of Series L Preferred Stock or a successor security held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series L Preferred Stock or such successor security held by the Holder as to which a conversion upon a Fundamental Change was not effected.

Section 7. Anti-Dilution Adjustments.
(a) The Conversion Rate shall be subject to the following adjustments.
(i) Stock Dividend Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Rate in effect immediately following the record date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.
OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend.
Notwithstanding the foregoing, no adjustment will be made for the issuance of the Common Stock as a dividend or distribution to all holders of Common Stock that is made in lieu of quarterly dividends or distributions to such holders, to the extent such dividend or distribution does not exceed the dividend threshold amount defined in clause (v) below. For purposes of this paragraph, the amount of any dividend or distribution will equal the number of shares being issued multiplied by the average VWAP of the Common Stock over each of the five consecutive Trading Days prior to the record date for such distribution.

(ii) Subdivisions, Splits, and Combination of the Common Stock. If the Corporation subdivides, splits, or combines the shares of Common Stock, then the Conversion Rate in effect immediately following the effective date of such share subdivision, split, or combination will be multiplied by the following fraction:

OS1
OS0
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split, or combination.
OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split, or combination.
(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 60 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock (or securities convertible into shares of Common Stock) at less than
(or having a conversion price per share less than) the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect immediately following the close of business on the record date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y
Where,
OS0 = the number of shares of Common Stock outstanding at the close of business on the record date for such distribution.
X = the total number of shares of Common Stock issuable pursuant to such rights or warrants (or upon conversion of such securities).
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities) divided by the Current Market Price.
To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, the Conversion Agent will take into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board).
(iv) Debt or Asset Distributions. If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock (other than Common Stock), securities, or other assets (excluding any dividend or distribution referred to in clauses (i) or (ii) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Rate in effect immediately following the close of business on the record date for such distribution will be multiplied by the following fraction:

SP0
SP0 - FMV
Where,
SP0 = the Current Market Price per share of Common Stock on the Ex-Date.
FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the date immediately preceding the Ex-Date as determined by the Board.

In a spin-off, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Rate will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Rate in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0 + MPs
MP0
Where,
MP0 = the average of the VWAP of the Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPs = the average of the VWAP of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board.

(v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of the Common Stock does not exceed $0.64 in any fiscal quarter (the “Dividend Threshold Amount”), (b) any cash that is distributed in a Reorganization Event or as part of a spin-off referred to in clause (iv) above, (c) any dividend or distribution, in connection with the Corporation’s liquidation, dissolution, or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Rate in effect immediately following the record date for such distribution will be multiplied by the following fraction:

Sp0
Sp0 - DIV
Where,
SP0 = the VWAP per share of Common Stock on the Trading Day immediately preceding the Ex-Date.
DIV = the cash amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.
If an adjustment is required to be made as set forth in this clause as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (v).
(vi) Self-Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the VWAP per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP0 X OS1)
OS0 x SP0
Where,
SP0 = the VWAP per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.
OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn (the “Purchased Shares”).
OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, less any Purchased Shares.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board.
In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.
(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series L Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination, or redemption of such rights.
(b) The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 7, if the Corporation deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)(i) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate will be made unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Optional Conversion Date, the Make-Whole Acquisition Effective Date or the effective date of a Fundamental Change, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
(ii) No adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series L Preferred Stock, without having to convert the Series L Preferred Stock, as if they held the full number of shares of Common Stock into which their shares of the Series L Preferred Stock may then be converted.
(iii) The Applicable Conversion Rate will not be adjusted:
(A) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(B) upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director, or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
(C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the shares of the Series L Preferred Stock were first issued;
(D) for a change in the par value or no par value of the Common Stock; or
(E) for accrued and unpaid dividends on the Series L Preferred Stock.
(d) Whenever the Conversion Rate is to be adjusted in accordance with Section 7(a) or Section 7(b), the Corporation shall: (i) compute the Conversion Rate in accordance with Section 7(a) or Section 7(b), taking into account the one percent threshold set forth in Section 7(c) hereof, and prepare and transmit to the Transfer Agent an officer’s certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Section 7(a) or Section 7(b), taking into account the one percent threshold set forth in Section 7(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 7(a) or Section 7(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.

Section 8. Reorganization Events.
(a) In the event of:
(i) the Corporation’s consolidation or merger with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;
(ii) any sale, transfer, lease, or conveyance to another Person of all or substantially all of the Corporation’s property and assets, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or
(iii) any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition);
(any such event specified in this Section 8(a), a “Reorganization Event”); each share of Series L Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of Holders, become convertible into the kind of securities, cash, and other property receivable in such Reorganization Event by a holder of the shares of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such securities, cash, and other property, the “Exchange Property”).
(b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of the Common Stock that affirmatively make an election (or of all such holders if none make an election). On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above. The amount of Exchange Property receivable upon conversion of any Series L Preferred Stock in accordance with Section 5, Section 6(b), Section 6(c) or Section 6(d) hereof shall be determined based upon the then Applicable Conversion Rate.
(c) The above provisions of this Section 8 shall similarly apply to successive Reorganization Events and the provisions of Section 7 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
(d) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 8.
Section 9. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series L Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders before any distribution of the assets of the Corporation may be made to the Holders of any Junior Stock to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. After payment of this liquidating distribution, the holders of Series L Preferred Stock will not be entitled to any further participation in any distribution of the Corporation’s assets in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Distributions will be made only to the extent of the Corporation’s assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series L Preferred Stock and pro rata as to the Series L Preferred Stock and any other shares of the Corporation’s stock ranking equally as to such distribution.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series L Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series L Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series L Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series L Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 9, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or business of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 10. Redemption.
The Series L Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of the Holders at any time.
Section 11. Voting Rights.
(a) General. The holders of Series L Preferred Stock shall not be entitled to vote on any matter except as set forth in Section 11(b) below or as required by Delaware law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series L Preferred Stock or any other class or series of preferred stock ranking equally with Series L Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section 11 have been conferred (“Voting Parity Securities”) and are exercisable, have not been declared and paid for the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not (a “Nonpayment”)), the number of directors constituting the Board shall be increased by two, and the Holders of the outstanding shares of Series L Preferred Stock voting as a class with holders of any series of the Corporation’s preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist, shall have the right, voting separately as a single class without regard to series, with voting rights allocated pro rata based on liquidation preference, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board shall at no time include more than two such directors. Each such director elected by the holders of shares of Series L Preferred Stock and any Voting Parity Securities is a “Preferred Director.” Any Preferred Director elected by the holders of the Series L Preferred Stock and any Parity Stock may only be removed by the vote of the holders of record of the outstanding Series L Preferred Stock and any such Parity Stock, voting together as a single and separate class, at a meeting of the Corporation’s stockholders called for that purpose. Any vacancy created by the removal of any Preferred Director may be filled only by the vote of the holders of the outstanding Series L Preferred Stock and any such Parity Stock, voting together as a single and separate class.
Notwithstanding the foregoing, without the consent of the Holders, so long as such action does not adversely affect the interests of the Holders, the Corporation may amend, alter, supplement, or repeal any terms of the Series L Preferred Stock for the following purposes:
(1) to cure any ambiguity, or to cure, correct, or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective, or inconsistent; or
(2) to make any provision with respect to matters or questions relating to the Series L Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the Holders Series L Preferred Stock and any Voting Parity Securities with exercisable voting rights, called as provided herein. At any time after the special voting right has vested pursuant to Section 11(b)(i) above, the secretary of the Corporation may, and upon the written request of any Holder of Series L Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series L Preferred Stock and any Voting Parity Securities with exercisable voting rights, for the election of the two directors to be elected by them as provided in Section 11(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any Holder of Series L Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 11(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated or removed pursuant to Section 11(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the Holders of the Series L Preferred Stock (voting together on a single and separate class with holders of any Voting Parity Securities, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. The voting rights described above will terminate, except as provided by law, upon the earlier of (A) the conversion of all of the Series L Preferred Stock or (B) the payment of full dividends on the Series L Preferred Stock and any other series of the Corporation’s preferred stock, if any, for the equivalent of at least four quarterly Dividend Periods (but subject to revesting in the case of any similar non-payment of dividends in respect of future Dividend Periods) following a Nonpayment on the Series L Preferred Stock and any other series of the Corporation’s preferred stock. Upon termination of the special voting right described above, the terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series L Preferred Stock (voting together as a single and separate class with holders of any Voting Parity Securities, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist).
Section 12. Fractional Shares.
(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series L Preferred Stock.
(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion at the Corporation’s option pursuant to Section 5 hereof or any conversion at the option of the Holder pursuant to Section 6(b), Section 6(c) or Section 6(d) hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.
(c) If more than one share of the Series L Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series L Preferred Stock so surrendered.
Section 13. Reservation of Common Stock.
(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of shares of Series L Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series L Preferred Stock then outstanding, at the Applicable Conversion Price subject to adjustment as described under Section 7. For purposes of this Section 13(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series L Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series L Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(c) All shares of Common Stock delivered upon conversion of the Series L Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series L Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series L Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series L Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series L Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
Section 14. Preemption. The Holders of Series L Preferred Stock shall not have any rights of preemption.
Section 15. Rank. Notwithstanding anything set forth in the Corporation’s Amended and Restated Certificate of Incorporation or this Certificate of Designations to the contrary, the Board, the Committee or any authorized committee of the Board, without the vote of the Holders of the Series L Preferred Stock, may authorize and issue additional shares of Junior Stock, Parity Stock or any class or series of Senior Stock or any other securities ranking senior to the Series L Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 16. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series L Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 17. Unissued or Reacquired Shares. Shares of Series L Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series and shall be available for subsequent issuance.
Section 18. No Sinking Fund. Shares of Series L Preferred Stock are not subject to the operation of a sinking fund.

Exhibit E
Floating Rate Non-Cumulative Preferred Stock, Series 1

BANK OF AMERICA CORPORATION
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 1
(Par Value $0.01 Per Share)
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors conferred by Section 151 of the General Corporation Law of the State of Delaware, at a meeting duly convened and held on December 9, 2008:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of the Corporation’s previously authorized preferred stock, par value $0.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares thereof and establishes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 1
(1) Number of Shares and Designation. 21,000 shares of the preferred stock, par value $0.01 per share, of the Corporation are hereby constituted as a series of preferred stock, par value $0.01 per share, designated as Floating Rate Non- Cumulative Preferred Stock, Series 1 (hereinafter called the “Preferred Stock, Series 1”).
(2) Dividends. (a) The holders of shares of the Preferred Stock, Series 1, shall be entitled to receive, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), out of assets of the Corporation legally available under Delaware law for the payment of dividends, non-cumulative cash dividends at the rate set forth below in this Section (2) applied to the amount of $30,000 per share. Such dividends shall be payable quarterly, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), on February 28, May 28, August 28 and November 28 (the “Payment Dates “) commencing on February 28, 2009; provided that if any such Payment Date is not a New York Business Day and London Business Day, dividends (if declared) on the Preferred Stock, Series 1, will be paid on the immediately succeeding New York Business Day and London Business Day, without interest, unless such day falls in the next calendar month, in which case the Payment Date will be the immediately preceding New York Business Day and London Business Day. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, Series 1, as they appear on the stock register of the Corporation on such record dates, which shall be a date not more than 30 nor less than 10 days preceding the applicable Payment Dates, as shall be fixed by the Board of Directors of the Corporation (or a duly authorized committee thereof). “London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. A “New York Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(b) (i) Dividend periods (“Dividend Periods”) shall commence on each Payment Date (other than the initial Dividend Period which shall be deemed to have commended on November 28, 2008) and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The dividend rate on the shares of Preferred Stock, Series 1 for each Dividend Period shall be a floating rate per annum equal to three-month U.S. dollar LIBOR plus 0.75%, but in no event will the rate be less than 3.00% per annum, of the $30,000 liquidation preference per share of Preferred Stock, Series 1.
LIBOR, with respect to a Dividend Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three month period that normally appears on Moneyline Telerate Page 3750, as displayed on page “BBAM” (British Bankers Association Official BBA LIBOR Fixings) in the Bloomberg Professional Service (or any other service that may replace Moneyline Telerate, Inc. on page BBAM or any other page that may replace page BBAM on the Bloomberg Professional Service or a successor service, in each case, for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) on the second London Business Day immediately preceding the first day of such Dividend Period.
If LIBOR cannot be determined as described above, the Corporation will select four major banks in the London interbank market. The Corporation will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such Dividend Period. These quotations will be for deposits in U.S. dollars for a three month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.
If two or more quotations are provided, LIBOR for the Dividend Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Corporation will select three major banks in New York City and will then determine LIBOR for the Dividend Period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period. The rates quoted will be for loans in U.S. dollars, for a three month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the Corporation are quoting rates, LIBOR for the applicable period will be the same as for the immediately preceding Dividend Period.
(ii) The amount of dividends payable for each full Dividend Period (including the initial Dividend Period) for the Preferred Stock, Series 1, shall (if and when declared, as herein provided) be computed by dividing the dividend rate by four, rounded to the nearest one-hundredth of a percent, with five one-thousandths rounded upwards, and applying the resulting rate to the amount of $30,000 per share. The amount of dividends payable for any period shorter than a full Dividend Period on the Preferred Stock, Series 1, shall (if and when declared, as herein provided) be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Preferred Stock, Series 1, shall be rounded to the nearest cent, with one-half cent being rounded upwards.
(c) So long as any shares of the Preferred Stock, Series 1 are outstanding, the Corporation may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to the preferred stock of the Corporation of any series and any other stock of the Corporation ranking, as to dividends, on a parity with the Preferred Stock, Series 1 unless for such Dividend Period full dividends on all outstanding shares of Preferred Stock, Series 1 have been declared, paid or set aside for payment. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series 1, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series 1, all dividends declared upon shares of the Preferred Stock, Series 1, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends (whether cumulative or non-cumulative) shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series 1, and all such other stock of the Corporation shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series 1 (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and all such other stock bear to each other.
(d) So long as any shares of the Preferred Stock, Series 1 are outstanding, the Corporation may not, at any time, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any Common Stock or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Preferred Stock, Series 1 unless full dividends on all outstanding shares of Preferred Stock, Series 1 has been declared, paid or set aside for payment for the immediately preceding Dividend Period (except for (x) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 1 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation, (y) redemptions or purchases of any rights pursuant to the Amended and Restated Rights Agreement, adopted on December 2, 1997 or any agreement that replaces such Amended and Restated Rights Agreement, or by conversion or exchange for the Corporation’s capital stock ranking junior to Preferred Stock, Series 1 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation and (z) purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock); provided, however, that the foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of the holders of Preferred Stock, Series 1 in the event that dividends have not been declared or paid on the Preferred Stock, Series 1 in respect of any prior Dividend Period. If the full dividend on the Preferred Stock, Series 1 is not paid for any Dividend Period, the holders of Preferred Stock, Series 1 will have no claim in respect of the unpaid amount so long as no dividend (other than those referred to above) is paid on the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 1 as to dividends and dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.

(e) No dividends may be declared or paid or set aside for payment on any shares of Preferred Stock, Series 1 if at the same time any arrears exists in the payment of dividends on any outstanding class or series of stock of the Corporation ranking, as to the payment of dividends, prior to the Preferred Stock, Series 1.
(f) Holders of shares of the Preferred Stock, Series 1, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series 1. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock, Series 1, which may be in arrears.
(3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series 1, upon liquidation, dissolution, or winding up, the holders of the shares of the Preferred Stock, Series 1, shall be entitled to receive $30,000 per share plus an amount equal to declared and unpaid dividends, without accumulation of undeclared dividends. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series 1, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series 1, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series 1, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series 1, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the consolidation, merger or combination of the Corporation into or with one or more corporations or the consolidation, merger or combination of any other corporation or entity into or with the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this Section (3).
(b) After payment shall have been made in full to the holders of Preferred Stock, Series 1, as provided in this Section (3), the holders of Preferred Stock, Series 1 will not be entitled to any further participation in any distribution of assets of the Corporation. Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series 1, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series 1, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series 1, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series 1, shall not be entitled to share therein.
(4) Redemption. (a) The Preferred Stock, Series 1, may not be redeemed prior to November 28, 2009. On and after November 28, 2009, the Corporation, at its option, may redeem shares of the Preferred Stock, Series 1, as a whole at any time or in part from time to time, at a redemption price of $30,000 per share, together in each case with declared and unpaid dividends, without accumulation of any undeclared dividends. The Chief Financial Officer or the Treasurer may exercise the Corporation’s right to redeem the Preferred Stock, Series 1 as a whole at any time without further action of the Board of Directors or a duly authorized committee thereof. The Corporation may only elect to redeem the Preferred Stock, Series 1 in part pursuant to a resolution by the Board of Directors or a duly authorized committee thereof.
(b) In the event the Corporation shall redeem shares of Preferred Stock, Series 1, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series 1, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation’s obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series 1, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series 1, so called for redemption shall look only to the Corporation for payment of the redemption price.
Upon surrender, in accordance with said notice, of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If less than all the outstanding shares of Preferred Stock, Series 1, are to be redeemed, shares to be redeemed shall be selected by the Board of Directors of the Corporation (or a duly authorized committee thereof) from outstanding shares of Preferred Stock, Series 1, not previously called for redemption by lot or pro rata or by any other method determined by the Board of Directors of the Corporation (or a duly authorized committee thereof) to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
The Preferred Stock, Series 1 will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Preferred Stock, Series 1 will have no right to require redemption of any shares of Preferred Stock, Series 1.
(5) Terms Dependent on Regulatory Changes. If, (a) after the date of the issuance of the Preferred Stock, Series 1, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy which Regulation (x) provides for a type or level of capital characterized as “Tier 1” in, or pursuant to Regulations of any governmental agency, authority or body having regulatory jurisdiction over the Corporation and implementing, the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, or any other United States national governmental agency, authority or body, or (y) provides for a type or level of capital that in the judgment of the Board of Directors (or a duly authorized committee thereof) after consultation with legal counsel of recognized standing is substantially equivalent to such “Tier 1” capital (such capital described in either (x) or (y) is referred to below as “Tier 1 Capital”), and (b) the Board of Directors (or a duly authorized committee thereof) affirmatively elects to qualify the Preferred Stock, Series 1 for such Tier 1 Capital treatment without any sublimit or other quantitative restrictions on the inclusion of such Preferred Stock, Series 1 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) under such Regulations, then, upon such affirmative election, the terms of the Preferred Stock, Series 1 shall automatically be amended to reflect the following modifications (without any action or consent by the holders of the Preferred Stock, Series 1 or any other vote of stockholders of the Corporation):
(i) If and to the extent such modification is a Required Unrestricted Tier 1 Provision (as defined below), the Corporation’s right to redeem the Preferred Stock, Series 1 on and after November 28, 2009 pursuant to Section 4 hereof shall be restricted (such restrictions including but not limited to any requirement that the Corporation receive prior approval for such redemption from any applicable governmental agency, authority or body or that such redemption be prohibited);
(ii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, the Corporation’s right to make distributions with respect to, or redeem, purchase or acquire or make payments on, securities junior to the Preferred Stock, Series 1 (upon a non-payment of dividends on the Preferred Stock, Series 1) shall become subject to additional restrictions (other than those set forth in Section 2(d) hereof) pursuant to the terms of the Preferred Stock, Series 1; and

(iii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, any other new provisions or terms shall be added to the Preferred Stock, Series 1, or existing terms shall be modified; provided, however, that no such provision or term shall be added, and no such modification shall be made pursuant to the terms of this Section 5(iii), if it would alter or change the rights, powers or preferences of the shares of the Preferred Stock, Series 1 so as to affect the shares of the Preferred Stock, Series 1 adversely.
As used above, the term “Required Unrestricted Tier 1 Provision” means a term which is, in the written opinion of legal counsel of recognized standing and delivered to the Corporation, required for the Preferred Stock, Series 1 to be treated as Tier 1 Capital of the Corporation without any sublimit or other quantitative restriction on the inclusion of such Preferred Stock, Series 1 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) pursuant to the applicable Regulations. The Corporation shall provide notice to holders of any Preferred Stock, Series 1 of any such changes in the terms of the Preferred Stock, Series 1 made pursuant to the terms of this Section 5 on or about the date of effectiveness of any such modification and shall maintain a copy of such notice on file at the principal offices of the Corporation. A copy of the relevant Regulations shall also be on file at the principal offices of the Corporation and, upon request, will be made available to such holders.
(6) Voting Rights. The Preferred Stock, Series 1, shall have no voting rights, except as hereinafter set forth or as otherwise from time to time required by law.

The holders of the Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of Preferred Stock shall be entitled to 150 votes.
Whenever dividends payable on the Preferred Stock, Series 1, have not been declared or paid for such number of Dividend Periods, whether or not consecutive, which in the aggregate is equivalent to six Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Preferred Stock, Series 1, shall have the exclusive right, voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock, Series 1, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (to the extent such other series of preferred stock are entitled to vote pursuant to the terms thereof), to vote for the election of two additional directors at the next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series 1, shall be entitled to three votes for each share of Preferred Stock, Series 1 held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of Preferred Stock, Series 1, (either alone or together with the holders of shares of all other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series 1, voting as a class with holders of shares of all other series of preferred stock ranking on such a parity, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until all dividends on such shares of Preferred Stock, Series 1, shall have been paid in full for at least four Dividend Periods following the Nonpayment. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent Nonpayment in the payment of dividends as aforesaid.

Upon termination of the right of the holders of the Preferred Stock, Series 1, to vote for directors as provided in the previous paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting rights shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions hereof.
So long as any shares of the Preferred Stock, Series 1, remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series 1, outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock, Series 1, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:
(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series 1, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or
(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Certificate of Incorporation, as amended, or of the resolutions set forth in a Certificate of Designations for such Preferred Stock, Series 1, which would adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series 1, or of the holders thereof;
provided, however, that any increase in the amount of issued Preferred Stock, Series 1 or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series 1, with respect to the payment of dividends (whether such dividends were cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

Without the consent of the holders of the Preferred Stock, Series 1, so long as such action does not adversely affect the interests of holders of Preferred Stock, Series 1, the Corporation may amend, alter, supplement or repeal any terms of the Preferred Stock, Series 1:
(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in a Certificate of Designations for such Preferred Stock, Series 1 that may be defective or inconsistent; or
(ii) to make any provision with respect to matters or questions arising with respect to the Preferred Stock, Series 1 that is not inconsistent with the provisions of a Certificate of Designations for such Preferred Stock, Series 1.
The rules and procedures for calling and conducting any meeting of the holders of Preferred Stock, Series 1 (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors of the Corporation, or a duly authorized committee thereof, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of any national securities exchange on which the Preferred Stock, Series 1 are listed at the time.
The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock, Series 1, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.
(7) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series 1, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
(8) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:
(i) on a parity with the Preferred Stock, Series 1, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series 1, if the holders of such class of stock and the Preferred Stock, Series 1, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates (whether cumulative or non-cumulative) or liquidation prices, without preference or priority one over the other; and
(ii) junior to the Preferred Stock, Series 1, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Preferred Stock, Series 1, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.
(iii) The Shares of Preferred Stock of the Corporation designated “Floating Rate Non-Cumulative Preferred Stock, Series 2,” “6.375% Non-Cumulative Preferred Stock, Series 3,” “Floating Rate Non-Cumulative Preferred Stock, Series 4,” “Floating Rate Non-Cumulative Preferred Stock, Series 5,” “6.70% Non-Cumulative Perpetual Preferred Stock, Series 6,” “6.25% Non-Cumulative Perpetual Preferred Stock, Series 7,” “8.625% Non-Cumulative Preferred Stock, Series 8,” “Cumulative Redeemable Preferred Stock, Series B,” “Floating Rate Non-Cumulative Preferred Stock, Series E,” “6.204% Non-Cumulative Preferred Stock, Series D,” “Floating Rate Non-Cumulative Preferred Stock, Series F,” “Adjustable Rate Non- Cumulative Preferred Stock, Series G,” “8.20% Non-Cumulative Preferred Stock, Series H,” “6.625% Non-Cumulative Preferred Stock, Series I,” “7.25% Non-Cumulative Preferred Stock, Series J,” “7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L,” “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K,” and “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M,” and any other class or series of stock of the Corporation hereafter authorized that ranks on parity with the Preferred Stock, Series 1, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall be deemed to rank on a parity with the shares of the Preferred Stock, Series 1, as to dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

(9) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series 1, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.
(10) Notices. All notices or communications unless otherwise specified in the By-laws of the Corporation or the Amended and Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or by first class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set her hand this 31st day of December, 2008.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel
[Signature Page to Certificate of Designations, Series 1]

Exhibit F
Floating Rate Non-Cumulative Preferred Stock, Series 2

BANK OF AMERICA CORPORATION
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 2
(Par Value $0.01 Per Share)
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as conferred by Section 151 of the General Corporation Law of the State of Delaware, at a meeting duly convened and held on December 9, 2008:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of the Corporation’s previously authorized preferred stock, par value $0.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares thereof and establishes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 2
(1) Number of Shares and Designation. 37,000 shares of the preferred stock, par value $0.01 per share, of the Corporation are hereby constituted as a series of preferred stock, par value $0.01 per share, designated as Floating Rate Non-Cumulative Preferred Stock, Series 2 (hereinafter called the “Preferred Stock, Series 2”).
(2) Dividends. (a) The holders of shares of the Preferred Stock, Series 2, shall be entitled to receive, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), out of assets of the Corporation legally available under Delaware law for the payment of dividends, non-cumulative cash dividends at the rate set forth below in this Section (2) applied to the amount of $30,000 per share. Such dividends shall be payable quarterly, in arrears, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), on February 28, May 28, August 28 and November 28 (the “Payment Dates”); provided that if any such Payment Date is not a New York Business Day and London Business Day, the Payment Date will be the next succeeding day that is a New York Business Day and London Business Day, unless such day falls in the next calendar month, in which case the Payment Date will be the immediately preceding New York Business Day and London Business Day. The dividend, if declared, for the initial Dividend Period (as defined below) shall be paid on February 28, 2009. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, Series 2, as they appear on the stock register of the Corporation on such record dates, which shall be a date not more than 30 days nor less than 10 days preceding the applicable Payment Dates, as shall be fixed by the Board of Directors of the Corporation (or a duly authorized committee thereof). “London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. A “New York Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
(b) (i) Dividend periods (“Dividend Periods”) shall commence on each Payment Date (other than the initial Dividend Period which shall be deemed to have commenced on November 28, 2008) and shall end on and exclude the next succeeding Payment Date. The dividend rate on the shares of Preferred Stock, Series 2, for each Dividend Period shall be a floating rate per annum equal to three-month U.S. dollar LIBOR plus 0.65%, but in no event will the rate be less than 3.00% per annum, of the $30,000 liquidation preference per share of Preferred Stock, Series 2.
The “three-month U.S. dollar LIBOR”, with respect to a Dividend Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three month period that normally appears on Moneyline Telerate Page 3750, as displayed on page “BBAM” (British Bankers Association Official BBA LIBOR Fixings) in the Bloomberg Professional Service (or any other service that may replace Moneyline Telerate, Inc. on page BBAM or any other page that may replace page BBAM on the Bloomberg Professional Service or a successor service, in each case, for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) on the second London Business Day immediately preceding the first day of such Dividend Period.
If three-month U.S. dollar LIBOR cannot be determined as described above, the Corporation will select four major banks in the London interbank market. The Corporation will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such Dividend Period. These quotations will be for deposits in U.S. dollars for a three month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.
If two or more quotations are provided, three-month U.S. dollar LIBOR for the Dividend Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Corporation will select three major banks in New York City and will then determine three-month U.S. dollar LIBOR for the Dividend Period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period. The rates quoted will be for loans in U.S. dollars, for a three month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the Corporation are quoting rates, three-month U.S. dollar LIBOR for the applicable period will be the same as for the immediately preceding Dividend Period.
(ii) Dividends on the Preferred Stock, Series 2, shall (if and when declared, as herein provided) be computed on the basis of a 360-day year and the actual number of days elapsed in each Dividend Period. Accordingly, the amount of dividends payable per share for each Dividend Period (including the initial Dividend Period) for the Preferred Stock, Series 2 shall (if and when declared, as herein provided) equal the product of (i) the applicable dividend rate, (ii) $30,000 and (iii) a fraction (A) the numerator of which will be the actual number of days elapsed in such Dividend Period, and (B) the denominator of which will be 360. The amount of dividends payable on the Preferred Stock, Series 2, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) So long as any shares of the Preferred Stock, Series 2 are outstanding, the Corporation may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire (except for purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such stock), or make a liquidation payment with respect to the preferred stock of the Corporation of any series and any other stock of the Corporation ranking, as to dividends, on a parity with the Preferred Stock, Series 2 unless for such Dividend Period full dividends on all outstanding shares of Preferred Stock, Series 2 have been declared, paid or set aside for payment. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series 2, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series 2, all dividends declared upon shares of the Preferred Stock, Series 2, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends (whether cumulative or non-cumulative) shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series 2, and all such other stock of the Corporation shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series 2 (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and all such other stock bear to each other.
(d) So long as any shares of the Preferred Stock, Series 2 are outstanding, the Corporation may not, at any time, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any Common Stock or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Preferred Stock, Series 2 unless full dividends on all outstanding shares of Preferred Stock, Series 2 have been declared, paid or set aside for payment for the immediately preceding Dividend Period (except for (x) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 2 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation, (y) redemptions or purchases of any rights pursuant to the Amended and Restated Rights Agreement, adopted on December 2, 1997 or any agreement that replaces such Amended and Restated Rights Agreement, or by conversion or exchange for the Corporation’s capital stock ranking junior to Preferred Stock, Series 2 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation and (z) purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock); provided, however, that the foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of the holders of Preferred Stock, Series 2 in the event that dividends have not been declared or paid on the Preferred Stock, Series 2 in respect of any prior Dividend Period. If the full dividend on the Preferred Stock, Series 2 is not paid for any Dividend

Period, the holders of Preferred Stock, Series 2 will have no claim in respect of the unpaid amount so long as no dividend (other than those referred to above) is paid on the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 2 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.
(e) No dividends may be declared or paid or set aside for payment on any shares of Preferred Stock, Series 2 if at the same time any arrears exists in the payment of dividends on any outstanding class or series of stock of the Corporation ranking, as to the payment of dividends, prior to the Preferred Stock, Series 2.

(f) Holders of shares of the Preferred Stock, Series 2, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series 2. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock, Series 2, which may be in arrears.
(3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series 2, upon liquidation, dissolution, or winding up, the holders of the shares of the Preferred Stock, Series 2, shall be entitled to receive $30,000 per share plus an amount equal to declared and unpaid dividends, without accumulation of undeclared dividends. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series 2, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series 2, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series 2, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series 2, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the consolidation, merger or combination of the Corporation into or with one or more corporations or the consolidation, merger or combination of any other corporation or entity into or with the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this Section (3).
(b) After payment shall have been made in full to the holders of Preferred Stock, Series 2, as provided in this Section (3), the holders of Preferred Stock, Series 2 will not be entitled to any further participation in any distribution of assets of the Corporation. Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series 2, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series 2, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series 2, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series 2, shall not be entitled to share therein.
(4) Redemption. (a) The Preferred Stock, Series 2, may not be redeemed prior to November 28, 2009. On and after November 28, 2009, the Corporation, at its option, may redeem shares of the Preferred Stock, Series 2, as a whole at any time or in part from time to time, at a redemption price of $30,000 per share, together in each case with declared and unpaid dividends, without accumulation of any undeclared dividends. The Chief Financial Officer or the Treasurer may exercise the Corporation’s right to redeem the Preferred Stock, Series 2 as a whole at any time without further action of the Board of Directors or a duly authorized committee thereof. The Corporation may only elect to redeem the Preferred Stock, Series 2 in part pursuant to a resolution by the Board of Directors or a duly authorized committee thereof.

(b) In the event the Corporation shall redeem shares of Preferred Stock, Series 2, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series 2, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation’s obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of

New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series 2, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series 2, so called for redemption shall look only to the Corporation for payment of the redemption price.
Upon surrender, in accordance with said notice, of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If less than all the outstanding shares of Preferred Stock, Series 2, are to be redeemed, shares to be redeemed shall be selected by the Board of Directors of the Corporation (or a duly authorized committee thereof) from outstanding shares of Preferred Stock, Series 2, not previously called for redemption by lot or pro rata or by any other method determined by the Board of Directors of the Corporation (or a duly authorized committee thereof) to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
The Preferred Stock, Series 2 will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Preferred Stock, Series 2 will have no right to require redemption of any shares of Preferred Stock, Series 2.
(5) Terms Dependent on Regulatory Changes. If, (a) the Corporation (by election or otherwise) is subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy which Regulation (x) provides for a type or level of capital characterized as “Tier 1” in, or pursuant to Regulations of any governmental agency, authority or body having regulatory jurisdiction over the Corporation and implementing, the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, or any other United States national governmental agency, authority or body, or (y) provides for a type or level of capital that in the judgment of the Board of Directors (or a duly authorized committee thereof) after consultation with legal counsel of recognized standing is substantially equivalent to such “Tier 1” capital (such capital described in either (x) or (y) is referred to below as “Tier 1 Capital”), and (b) the Board of Directors (or a duly authorized committee thereof) affirmatively elects to qualify the Preferred Stock, Series 2 for such Tier 1 Capital treatment without any sublimit or other quantitative restrictions on the inclusion of such Preferred Stock, Series 2 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) under such Regulations, then, upon such affirmative election, the terms of the Preferred Stock, Series 2 shall automatically be amended to reflect the following modifications (without any action or consent by the holders of the Preferred Stock, Series 2 or any other vote of stockholders of the Corporation):
(i) If and to the extent such modification is a Required Unrestricted Tier 1 Provision (as defined below), the Corporation’s right to redeem the Preferred Stock, Series 2 on and after November 28, 2009 pursuant to Section 4 hereof shall be restricted (such restrictions including but not limited to any requirement that the Corporation receive prior approval for such redemption from any applicable governmental agency, authority or body or that such redemption be prohibited);
(ii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, the Corporation’s right to make distributions with respect to, or redeem, purchase or acquire or make payments on, securities junior to the Preferred Stock, Series 2 (upon a non-payment of dividends on the Preferred Stock, Series 2) shall become subject to additional restrictions (other than those set forth in Section 2(d) hereof) pursuant to the terms of the Preferred Stock, Series 2; and
(iii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, any other new provisions or terms shall be added to the Preferred Stock, Series 2, or existing terms shall be modified; provided, however, that no such provision or term shall be added, and no such modification shall be made pursuant to the terms of this Section 5(iii), if it would alter or change the rights, powers or preferences of the shares of the Preferred Stock, Series 2 so as to affect the shares of the Preferred Stock, Series 2 adversely.
As used above, the term “Required Unrestricted Tier 1 Provision” means a term which is, in the written opinion of legal counsel of recognized standing and delivered to the Corporation, required for the Preferred Stock, Series 2 to be treated as Tier 1 Capital of the Corporation without any sublimit or other quantitative restriction on the inclusion of such Preferred Stock, Series 2 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) pursuant to the applicable Regulations. The Corporation shall provide notice to holders of any Preferred Stock, Series 2 of any such changes in the terms of the Preferred Stock, Series 2 made pursuant to the terms of this Section 5 on or about the date of effectiveness of any such modification and shall maintain a copy of such notice on file at the principal offices of the Corporation. A copy of the relevant Regulations shall also be on file at the principal offices of the Corporation and, upon request, will be made available to such holders.
(6) Voting Rights. The Preferred Stock, Series 2, shall have no voting rights, except as hereinafter set forth or as otherwise from time to time required by law.

The holders of the Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of Preferred Stock shall be entitled to 150 votes.
Whenever dividends payable on the Preferred Stock, Series 2, have not been declared or paid for such number of Dividend Periods, whether or not consecutive, which in the aggregate is equivalent to six Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Preferred Stock, Series 2, shall have the exclusive right, voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock, Series 2, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (to the extent such other series of preferred stock are entitled to vote pursuant to the terms thereof), to vote for the election of two additional directors at the next annual meeting of stockholders and at each subsequent annual meeting of stockholders on the terms set forth below. At elections for such directors, each holder of the Preferred Stock, Series 2, shall be entitled to three votes for each share of Preferred Stock, Series 2 held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them).
Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of Preferred Stock, Series 2, (either alone or together with the holders of shares of all other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series 2, voting as a class with holders of shares of all other series of preferred stock ranking on such a parity, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until all dividends on such shares of Preferred Stock, Series 2, shall have been paid in full for at least four Dividend Periods following the Nonpayment. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent Nonpayment in the payment of dividends as aforesaid.
Upon termination of the right of the holders of the Preferred Stock, Series 2, to vote for directors as provided in the previous paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting rights shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions hereof.
So long as any shares of the Preferred Stock, Series 2, remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series 2, outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock, Series 2, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series 2, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or
(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Certificate of Incorporation, as amended, or of the resolutions set forth in a Certificate of Designations for such Preferred Stock, Series 2, which would adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series 2, or of the holders thereof; provided, however, that any increase in the amount of issued Preferred Stock, Series 2 or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series 2, with respect to the payment of dividends (whether such dividends were cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

Without the consent of the holders of the Preferred Stock, Series 2, so long as such action does not adversely affect the interests of holders of Preferred Stock, Series 2, the Corporation may amend, alter, supplement or repeal any terms of the Preferred Stock, Series 2:
(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in a Certificate of Designations for such Preferred Stock, Series 2 that may be defective or inconsistent; or
(ii) to make any provision with respect to matters or questions arising with respect to the Preferred Stock, Series 2 that is not inconsistent with the provisions of a Certificate of Designations for such Preferred Stock, Series 2.
The rules and procedures for calling and conducting any meeting of the holders of Preferred Stock, Series 2 (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors of the Corporation, or a duly authorized committee thereof, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of any national securities exchange on which the Preferred Stock, Series 2 are listed at the time.
The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock, Series 2, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.
(7) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series 2, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

(8) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:
(i) on a parity with the Preferred Stock, Series 2, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series 2, if the holders of such class of stock and the Preferred Stock, Series 2, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates (whether cumulative or non-cumulative) or liquidation prices, without preference or priority one over the other; and
(ii) junior to the Preferred Stock, Series 2, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Preferred Stock, Series 2, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.
(iii) The Shares of Preferred Stock of the Corporation designated “Floating Rate Non-Cumulative Preferred Stock, Series 1,” “6.375% Non-Cumulative Preferred Stock, Series 3,” “Floating Rate Non-Cumulative Preferred Stock, Series 4,” “Floating Rate Non-Cumulative Preferred Stock, Series 5,” “6.70% Non-Cumulative Perpetual Preferred Stock, Series 6,” “6.25% Non-Cumulative Perpetual Preferred Stock, Series 7,” “8.625% Non-Cumulative Preferred Stock, Series 8,” “Cumulative Redeemable Preferred Stock, Series B,” “Floating Rate Non-Cumulative Preferred Stock, Series E,” “6.204% Non-Cumulative Preferred Stock, Series D” “Floating Rate Non-Cumulative Preferred Stock, Series F,” “Adjustable Rate Non- Cumulative Preferred Stock, Series G,” “8.20% Non-Cumulative Preferred Stock, Series H,” “6.625% Non-Cumulative Preferred Stock, Series I,” “7.25% Non-Cumulative Preferred Stock, Series J,” “7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L,” “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K,” and “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M,” and any other class or series of stock of the Corporation hereafter authorized that ranks on parity with the Preferred Stock, Series 2, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall be deemed to rank on a parity with the shares of the Preferred Stock, Series 2, as to dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.
(9) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series 2, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.
(10) Notices. All notices or communications unless otherwise specified in the By-laws of the Corporation or the Amended and Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or by first class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set her hand this 31st day of December, 2008.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel
[Signature Page to Certificate of Designations, Series 2]

Exhibit G
Floating Rate Non-Cumulative Preferred Stock, Series 4

BANK OF AMERICA CORPORATION
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 4
(Par Value $0.01 Per Share)
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as conferred by Section 151 of the General Corporation Law of the State of Delaware, at a meeting duly convened and held on December 9, 2008:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of the Corporation’s previously authorized preferred stock, par value $0.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares thereof and establishes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 4
(1) Number of Shares and Designation. 20,000 shares of the preferred stock, par value $0.01 per share, of the Corporation are hereby constituted as a series of preferred stock, par value $0.01 per share, designated as Floating Rate Non-Cumulative Preferred Stock, Series 4 (hereinafter called the “Preferred Stock, Series 4”).
(2) Dividends. (a) The holders of shares of the Preferred Stock, Series 4, shall be entitled to receive, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), out of assets of the Corporation legally available under Delaware law for the payment of dividends, non-cumulative cash dividends at the rate set forth below in this Section (2) applied to the amount of $30,000 per share. Such dividends shall be payable quarterly, in arrears, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), on February 28, May 28, August 28 and November 28 (the “Payment Dates”) commencing on February 28, 2009; provided that if any such Payment Date is not a New York Business Day and London Business Day, the Payment Date will be the next succeeding day that is a New York Business Day and London Business Day, unless such day falls in the next calendar month, in which case the Payment Date will be the immediately preceding New York Business Day and London Business Day. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, Series 4, as they appear on the stock register of the Corporation on such record dates, which shall be a date not more than 30 days nor less than 10 days preceding the applicable Payment Dates, as shall be fixed by the Board of Directors of the Corporation (or a duly authorized committee thereof). “London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. A “New York Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(b) (i) Dividend periods (“Dividend Periods”) shall commence on each Payment Date (other than the initial Dividend Period which shall be deemed to have commenced on November 28, 2008) and shall end on and exclude the next succeeding Payment Date. The dividend rate on the shares of Preferred Stock, Series 4, for each Dividend Period shall be a floating rate per annum equal to three-month U.S. dollar LIBOR plus 0.75%, but in no event will the rate be less than 4.00% per annum, of the $30,000 liquidation preference per share of Preferred Stock, Series 4.
The “three-month U.S. dollar LIBOR”, with respect to a Dividend Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three month period that normally appears on Moneyline Telerate Page 3750, as displayed on page “BBAM” (British Bankers Association Official BBA LIBOR Fixings) in the Bloomberg Professional Service (or any other service that may replace Moneyline Telerate, Inc. on page BBAM or any other page that may replace page BBAM on the Bloomberg Professional Service or a successor service, in each case, for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) on the second London Business Day immediately preceding the first day of such Dividend Period.
If three-month U.S. dollar LIBOR cannot be determined as described above, the Corporation will select four major banks in the London interbank market. The Corporation will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such Dividend Period. These quotations will be for deposits in U.S. dollars for a three month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.
If two or more quotations are provided, three-month U.S. dollar LIBOR for the Dividend Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Corporation will select three major banks in New York City and will then determine three-month U.S. dollar LIBOR for the Dividend Period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period. The rates quoted will be for loans in U.S. dollars, for a three month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the Corporation are quoting rates, three-month U.S. dollar LIBOR for the applicable period will be the same as for the immediately preceding Dividend Period.
(ii) Dividends on the Preferred Stock, Series 4, shall (if and when declared, as herein provided) be computed on the basis of a 360-day year and the actual number of days elapsed in each Dividend Period. Accordingly, the amount of dividends payable per share for each Dividend Period (including the initial Dividend Period) for the Preferred Stock, Series 4 shall (if and when declared, as herein provided) equal the product of (i) the applicable dividend rate, (ii) $30,000 and (iii) a fraction (A) the numerator of which will be the actual number of days elapsed in such Dividend Period, and (B) the denominator of which will be 360. The amount of dividends payable on the Preferred Stock, Series 4, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) So long as any shares of the Preferred Stock, Series 4 are outstanding, the Corporation may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire (except for purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such stock), or make a liquidation payment with respect to the preferred stock of the Corporation of any series and any other stock of the Corporation ranking, as to dividends, on a parity with the Preferred Stock, Series 4 unless for such Dividend Period full dividends on all outstanding shares of Preferred Stock, Series 4 have been declared, paid or set aside for payment. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series 4, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series 4, all dividends declared upon shares of the Preferred Stock, Series 4, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends (whether cumulative or non-cumulative) shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series 4, and all such other stock of the Corporation shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series 4 (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and all such other stock bear to each other.
(d) So long as any shares of the Preferred Stock, Series 4 are outstanding, the Corporation may not, at any time, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any Common Stock or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Preferred Stock, Series 4 unless full dividends on all outstanding shares of Preferred Stock, Series 4 have been declared, paid or set aside for payment for the immediately preceding Dividend Period (except for (x) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 4 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation, (y) redemptions or purchases of any rights pursuant to the Amended and Restated Rights Agreement, adopted on December 2, 1997 or any agreement that replaces such Amended and Restated Rights Agreement, or by conversion or exchange for the Corporation’s capital stock ranking junior to Preferred Stock, Series 4 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation and (z) purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock); provided, however, that the foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of the holders of Preferred Stock, Series 4 in the event that dividends have not been declared or paid on the Preferred Stock, Series 4 in respect of any prior Dividend Period. If the full dividend on the Preferred Stock, Series 4 is not paid for any Dividend Period, the holders of Preferred Stock, Series 4 will have no claim in respect of the unpaid amount so long as no dividend (other than those referred to above) is paid on the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 4 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.
(e) No dividends may be declared or paid or set aside for payment on any shares of Preferred Stock, Series 4 if at the same time any arrears exists in the payment of dividends on any outstanding class or series of stock of the Corporation ranking, as to the payment of dividends, prior to the Preferred Stock, Series 4.

(f) Holders of shares of the Preferred Stock, Series 4, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series 4. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock, Series 4, which may be in arrears.
(3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series 4, upon liquidation, dissolution, or winding up, the holders of the shares of the Preferred Stock, Series 4, shall be entitled to receive $30,000 per share plus an amount equal to declared and unpaid dividends, without accumulation of undeclared dividends. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series 4, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series 4, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series 4, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series 4, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the consolidation, merger or combination of the Corporation into or with one or more corporations or the consolidation, merger or combination of any other corporation or entity into or with the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this Section (3).
(b) After payment shall have been made in full to the holders of Preferred Stock, Series 4, as provided in this Section (3), the holders of Preferred Stock, Series 4 will not be entitled to any further participation in any distribution of assets of the Corporation. Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series 4, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series 4, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series 4, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series 4, shall not be entitled to share therein.
(4) Redemption. (a) The Preferred Stock, Series 4, may not be redeemed prior to November 28, 2010. On and after November 28, 2010, the Corporation, at its option, may redeem shares of the Preferred Stock, Series 4, as a whole at any time or in part from time to time, at a redemption price of $30,000 per share, together in each case with declared and unpaid dividends, without accumulation of any undeclared dividends. The Chief Financial Officer or the Treasurer may exercise the Corporation’s right to redeem the Preferred Stock, Series 4 as a whole at any time without further action of the Board of Directors or a duly authorized committee thereof. The Corporation may only elect to redeem the Preferred Stock, Series 4 in part pursuant to a resolution by the Board of Directors or a duly authorized committee thereof.

(b) In the event the Corporation shall redeem shares of Preferred Stock, Series 4, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series 4, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation’s obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series 4, so called for redemption.

Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series 4, so called for redemption shall look only to the Corporation for payment of the redemption price.

Upon surrender, in accordance with said notice, of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If less than all the outstanding shares of Preferred Stock, Series 4, are to be redeemed, shares to be redeemed shall be selected by the Board of Directors of the Corporation (or a duly authorized committee thereof) from outstanding shares of Preferred Stock, Series 4, not previously called for redemption by lot or pro rata or by any other method determined by the Board of Directors of the Corporation (or a duly authorized committee thereof) to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
The Preferred Stock, Series 4 will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Preferred Stock, Series 4 will have no right to require redemption of any shares of Preferred Stock, Series 4.
(5) Terms Dependent on Regulatory Changes. If, (a) the Corporation (by election or otherwise) is subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy which Regulation (x) provides for a type or level of capital characterized as “Tier 1” in, or pursuant to Regulations of any governmental agency, authority or body having regulatory jurisdiction over the Corporation and implementing, the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, or any other United States national governmental agency, authority or body, or (y) provides for a type or level of capital that in the judgment of the Board of Directors (or a duly authorized committee thereof) after consultation with legal counsel of recognized standing is substantially equivalent to such “Tier 1” capital (such capital described in either (x) or (y) is referred to below as “Tier 1 Capital”), and (b) the Board of Directors (or a duly authorized committee thereof) affirmatively elects to qualify the Preferred Stock, Series 4 for such Tier 1 Capital treatment without any sublimit or other quantitative restrictions on the inclusion of such Preferred Stock, Series 4 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) under such Regulations, then, upon such affirmative election, the terms of the Preferred Stock, Series 4 shall automatically be amended to reflect the following modifications (without any action or consent by the holders of the Preferred Stock, Series 4 or any other vote of stockholders of the Corporation):
(i) If and to the extent such modification is a Required Unrestricted Tier 1 Provision (as defined below), the Corporation’s right to redeem the Preferred Stock, Series 4 on and after November 28, 2010 pursuant to Section 4 hereof shall be restricted (such restrictions including but not limited to any requirement that the Corporation receive prior approval for such redemption from any applicable governmental agency, authority or body or that such redemption be prohibited);
(ii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, the Corporation’s right to make distributions with respect to, or redeem, purchase or acquire or make payments on, securities junior to the Preferred Stock, Series 4 (upon a non-payment of dividends on the Preferred Stock, Series 4) shall become subject to additional restrictions (other than those set forth in Section 2(d) hereof) pursuant to the terms of the Preferred Stock, Series 4; and
(iii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, any other new provisions or terms shall be added to the Preferred Stock, Series 4, or existing terms shall be modified; provided, however, that no such provision or term shall be added, and no such modification shall be made pursuant to the terms of this Section 5(iii), if it would alter or change the rights, powers or preferences of the shares of the Preferred Stock, Series 4 so as to affect the shares of the Preferred Stock, Series 4 adversely.

As used above, the term “Required Unrestricted Tier 1 Provision” means a term which is, in the written opinion of legal counsel of recognized standing and delivered to the Corporation, required for the Preferred Stock, Series 4 to be treated as Tier 1 Capital of the Corporation without any sublimit or other quantitative restriction on the inclusion of such Preferred Stock, Series 4 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) pursuant to the applicable Regulations. The Corporation shall provide notice to holders of any Preferred Stock, Series 4 of any such changes in the terms of the Preferred Stock, Series 4 made pursuant to the terms of this Section 5 on or about the date of effectiveness of any such modification and shall maintain a copy of such notice on file at the principal offices of the Corporation. A copy of the relevant Regulations shall also be on file at the principal offices of the Corporation and, upon request, will be made available to such holders.
For the avoidance of doubt, “amend”, “modify”, “change” and words of similar effect used in this Section (5) mean that the Preferred Stock, Series 4 shall have such additional or different rights, powers and preferences, and such qualifications, limitations and restrictions as may be established by the Board of directors (or a duly authorized committee thereof) pursuant to this Section (5), subject to the limitations set forth herein.
(6) Voting Rights. The Preferred Stock, Series 4, shall have no voting rights, except as hereinafter set forth or as otherwise from time to time required by law.

The holders of the Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of Preferred Stock shall be entitled to 150 votes.
Whenever dividends payable on the Preferred Stock, Series 4, have not been declared or paid for such number of Dividend Periods, whether or not consecutive, which in the aggregate is equivalent to six Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Preferred Stock, Series 4, shall have the exclusive right, voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock, Series 4, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (to the extent such other series of preferred stock are entitled to vote pursuant to the terms thereof), to vote for the election of two additional directors at the next annual meeting of stockholders and at each subsequent annual meeting of stockholders on the terms set forth below. At elections for such directors, each holder of the Preferred Stock, Series 4, shall be entitled to three votes for each share of Preferred Stock, Series 4 held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of Preferred Stock, Series 4, (either alone or together with the holders of shares of all other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series 4, voting as a class with holders of shares of all other series of preferred stock ranking on such a parity, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until all dividends on such shares of Preferred Stock, Series 4, shall have been paid in full for at least four Dividend Periods following the Nonpayment. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent Nonpayment in the payment of dividends as aforesaid.
Upon termination of the right of the holders of the Preferred Stock, Series 4, to vote for directors as provided in the previous paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting rights shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions hereof.
So long as any shares of the Preferred Stock, Series 4, remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series 4, outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock, Series 4, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series 4, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or
(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Certificate of Incorporation, as amended, or of the resolutions set forth in a Certificate of Designations for such Preferred Stock, Series 4, which would adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series 4, or of the holders thereof; provided, however, that any increase in the amount of issued Preferred Stock, Series 4 or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series 4, with respect to the payment of dividends (whether such dividends were cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

Without the consent of the holders of the Preferred Stock, Series 4, so long as such action does not adversely affect the interests of holders of Preferred Stock, Series 4, the Corporation may amend, alter, supplement or repeal any terms of the Preferred Stock, Series 4:
(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in a Certificate of Designations for such Preferred Stock, Series 4 that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Preferred Stock, Series 4 that is not inconsistent with the provisions of a Certificate of Designations for such Preferred Stock, Series 4.
The rules and procedures for calling and conducting any meeting of the holders of Preferred Stock, Series 4 (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors of the Corporation, or a duly authorized committee thereof, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of any national securities exchange on which the Preferred Stock, Series 4 are listed at the time.
The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock, Series 4, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.
(7) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series 4, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
(8) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:
(i) on a parity with the Preferred Stock, Series 4, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series 4, if the holders of such class of stock and the Preferred Stock, Series 4, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates (whether cumulative or non-cumulative) or liquidation prices, without preference or priority one over the other; and
(ii) junior to the Preferred Stock, Series 4, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Preferred Stock, Series 4, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.
(iii) The Shares of Preferred Stock of the Corporation designated “Floating Rate Non-Cumulative Preferred Stock, Series 1” and “Floating Rate Non-Cumulative Preferred Stock, Series 2” and the Shares of Preferred Stock of the Corporation designated “6.375% Non-Cumulative Preferred Stock, Series 3,” “Floating Rate Non-Cumulative Preferred Stock, Series 5,” “6.70% Non-Cumulative Perpetual Preferred Stock, Series 6,” “6.25% Non-Cumulative Perpetual Preferred Stock, Series 7,” “8.625% Non-Cumulative Preferred Stock, Series 8,” “Cumulative Redeemable Preferred Stock, Series B,” “Floating Rate Non-Cumulative Preferred Stock, Series E,” “6.204% Non-Cumulative Preferred Stock, Series D” “Floating Rate Non- Cumulative Preferred Stock, Series F,” “Adjustable Rate Non-Cumulative Preferred Stock, Series G,” “8.20% Non-Cumulative Preferred Stock, Series H,” “6.625% Non-Cumulative Preferred Stock, Series I,” “7.25% Non-Cumulative Preferred Stock, Series J,” “7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L,” “Fixed-
to-Floating Rate Non-Cumulative Preferred Stock, Series K,” and “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M,” and any other class or series of stock of the Corporation hereafter authorized that ranks on parity with the Preferred Stock, Series 4, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall be deemed to rank on a parity with the shares of the Preferred Stock, Series 4, as to dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.
(9) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series 4, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.
(10) Notices. All notices or communications unless otherwise specified in the By-laws of the Corporation or the Amended and Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or by first class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set her hand this 31st day of December, 2008.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel
[Signature Page to Certificate of Designations, Series 4]

Exhibit H
Floating Rate Non-Cumulative Preferred Stock, Series 5

BANK OF AMERICA CORPORATION
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 5
(Par Value $0.01 Per Share)
Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as conferred by Section 151 of the General Corporation Law of the State of Delaware, at a meeting duly convened and held on December 9, 2008:
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of the Corporation’s previously authorized preferred stock, par value $0.01 per share (the “Preferred Stock”), and hereby states the designation and number of shares thereof and establishes the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as follows:
FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES 5
(1) Number of Shares and Designation. 50,000 shares of the preferred stock, par value $0.01 per share, of the Corporation are hereby constituted as a series of preferred stock, par value $0.01 per share, designated as Floating Rate Non- Cumulative Preferred Stock, Series 5 (hereinafter called the “Preferred Stock, Series 5”).
(2) Dividends. (a) The holders of shares of the Preferred Stock, Series 5, shall be entitled to receive, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), out of assets of the Corporation legally available under Delaware law for the payment of dividends, non-cumulative cash dividends at the rate set forth below in this Section (2) applied to the amount of $30,000 per share. Such dividends shall be payable quarterly, in arrears, as, if and when declared by the Board of Directors of the Corporation (or a duly authorized committee thereof), on February 21, May 21, August 21 and November 21 (the “Payment Dates”) commencing on February 21, 2009; provided that if any such Payment Date is not a New York Business Day and London Business Day, the Payment Date will be the next succeeding day that is a New York Business Day and London Business Day, unless such day falls in the next calendar month, in which case the Payment Date will be the immediately preceding New York Business Day and London Business Day. Each such dividend shall be payable to the holders of record of shares of the Preferred Stock, Series 5, as they appear on the stock register of the Corporation on such record dates, which shall be a date not more than 30 days nor less than 10 days preceding the applicable Payment Dates, as shall be fixed by the Board of Directors of the Corporation (or a duly authorized committee thereof). “London Business Day” means any day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. A “New York Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(b) (i) Dividend periods (“Dividend Periods”) shall commence on each Payment Date (other than the initial Dividend Period which shall be deemed to have commenced on November 21, 2008) and shall end on and exclude the next succeeding Payment Date. The dividend rate on the shares of Preferred Stock, Series 5 for each Dividend Period shall be a floating rate per annum equal to three-month U.S. dollar LIBOR plus .50%, but in no event will the rate be less than 4.00% per annum, of the $30,000 liquidation preference per share of Preferred Stock, Series 5.
The “three-month U.S. dollar LIBOR”, with respect to a Dividend Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three month period that normally appears on Telerate Page 3750, as displayed on page “BBAM” (British Bankers Association Official BBA LIBOR Fixings) in the Bloomberg Professional Service (or any other service that may replace Telerate, Inc. on page BBAM or any other page that may replace page BBAM on the Bloomberg Professional Service or a successor service, in each case, for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) on the second London Business Day immediately preceding the first day of such Dividend Period.
If three-month U.S. dollar LIBOR cannot be determined as described above, the Corporation will select four major banks in the London interbank market. The Corporation will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such Dividend Period. These quotations will be for deposits in U.S. dollars for a three month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.
If two or more quotations are provided, three-month U.S. dollar LIBOR for the Dividend Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Corporation will select three major banks in New York City and will then determine three-month U.S. dollar LIBOR for the Dividend Period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period. The rates quoted will be for loans in U.S. dollars, for a three month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the Corporation are quoting rates, three-month U.S. dollar LIBOR for the applicable period will be the same as for the immediately preceding Dividend Period.
(ii) Dividends on the Preferred Stock, Series 5, shall (if and when declared, as herein provided) be computed on the basis of a 360-day year and the actual number of days elapsed in each Dividend Period. Accordingly, the amount of dividends payable per share for each Dividend Period (including the initial Dividend Period) for the Preferred Stock, Series 5 shall (if and when declared, as herein provided) equal the product of (i) the applicable dividend rate, (ii) $30,000 and (iii) a fraction (A) the numerator of which will be the actual number of days elapsed in such Dividend Period, and (B) the denominator of which will be 360. The amount of dividends payable on the Preferred Stock, Series 5, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c) So long as any shares of the Preferred Stock, Series 5 are outstanding, the Corporation may not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire (except for purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such stock), or make a liquidation payment with respect to the preferred stock of the Corporation of any series and any other stock of the Corporation ranking, as to dividends, on a parity with the Preferred Stock, Series 5 unless for such Dividend Period full dividends on all outstanding shares of Preferred Stock, Series 5 have been declared, paid or set aside for payment. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series 5, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series 5, all dividends declared upon shares of the Preferred Stock, Series 5, and any other preferred stock and other stock of the Corporation ranking on a parity as to dividends (whether cumulative or non-cumulative) shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series 5, and all such other stock of the Corporation shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series 5 (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and all such other stock bear to each other.
(d) So long as any shares of the Preferred Stock, Series 5 are outstanding, the Corporation may not, at any time, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any Common Stock or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Preferred Stock, Series 5 unless full dividends on all outstanding shares of Preferred Stock, Series 5 have been declared, paid or set aside for payment for the immediately preceding Dividend Period (except for (x) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 5 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation, (y) redemptions or purchases of any rights pursuant to the Amended and Restated Rights Agreement, adopted on December 2, 1997 or any agreement that replaces such Amended and Restated Rights Agreement, or by conversion or exchange for the Corporation’s capital stock ranking junior to Preferred Stock, Series 5 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation and (z) purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock); provided, however, that the foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of the holders of Preferred Stock, Series 5 in the event that dividends have not been declared or paid on the Preferred Stock, Series 5 in respect of any prior Dividend Period. If the full dividend on the Preferred Stock, Series 5 is not paid for any Dividend Period, the holders of Preferred Stock, Series 5 will have no claim in respect of the unpaid amount so long as no dividend

(other than those referred to above) is paid on the Common Stock or other of the Corporation’s capital stock ranking junior to Preferred Stock, Series 5 as to dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.
(e) No dividends may be declared or paid or set aside for payment on any shares of Preferred Stock, Series 5 if at the same time any arrears exists in the payment of dividends on any outstanding class or series of stock of the Corporation ranking, as to the payment of dividends, prior to the Preferred Stock, Series 5.
(f) Holders of shares of the Preferred Stock, Series 5, shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series 5. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock, Series 5, which may be in arrears.

(3) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series 5, upon liquidation, dissolution, or winding up, the holders of the shares of the Preferred Stock, Series 5, shall be entitled to receive $30,000 per share plus an amount equal to declared and unpaid dividends, without accumulation of undeclared dividends. If, upon any liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series 5, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series 5, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series 5, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series 5, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the consolidation, merger or combination of the Corporation into or with one or more corporations or the consolidation, merger or combination of any other corporation or entity into or with the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
(b) After payment shall have been made in full to the holders of Preferred Stock, Series 5, as provided in this Section (3), the holders of Preferred Stock, Series 5 will not be entitled to any further participation in any distribution of assets of the Corporation. Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series 5, upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series 5, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series 5, shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series 5, shall not be entitled to share therein.
(4) Redemption. (a) The Preferred Stock, Series 5, may not be redeemed prior to May 21, 2012. On and after May 21, 2012, the Corporation, at its option, may redeem shares of the Preferred Stock, Series 5, as a whole at any time or in part from time to time, at a redemption price of $30,000 per share, together in each case with declared and unpaid dividends, without accumulation of any undeclared dividends. The Chief Financial Officer or the Treasurer may exercise the Corporation’s right to redeem the Preferred Stock, Series 5 as a whole at any time without further action of the Board of Directors or a duly authorized committee thereof. The Corporation may only elect to redeem the Preferred Stock, Series 5 in part pursuant to a resolution by the Board of Directors or a duly authorized committee thereof.
(b) In the event the Corporation shall redeem shares of Preferred Stock, Series 5, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series 5, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. The Corporation’s obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series 5, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series 5, so called for redemption shall look only to the Corporation for payment of the redemption price.
Upon surrender, in accordance with said notice, of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If less than all the outstanding shares of Preferred Stock, Series 5, are to be redeemed, shares to be redeemed shall be selected by the Board of Directors of the Corporation (or a duly authorized committee thereof) from outstanding shares of Preferred Stock, Series 5, not previously called for redemption by lot or pro rata or by any other method determined by the Board of Directors of the Corporation (or a duly authorized committee thereof) to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
The Preferred Stock, Series 5 will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Preferred Stock, Series 5 will have no right to require redemption of any shares of Preferred Stock, Series 5.
(5) Terms Dependent on Regulatory Changes. If, (a) the Corporation (by election or otherwise) is subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy which Regulation (x) provides for a type or level of capital characterized as “Tier 1” in, or pursuant to Regulations of any governmental agency, authority or body having regulatory jurisdiction over the Corporation and implementing, the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, or any other United States national governmental agency, authority or body, or (y) provides for a type or level of capital that in the judgment of the Board of Directors (or a duly authorized committee thereof) after consultation with legal counsel of recognized standing is substantially equivalent to such “Tier 1” capital (such capital described in either (x) or (y) is referred to below as “Tier 1 Capital”), and (b) the Board of Directors (or a duly authorized committee thereof) affirmatively elects to qualify the Preferred Stock, Series 5 for such Tier 1 Capital treatment without any sublimit or other quantitative restrictions on the inclusion of such Preferred Stock, Series 5 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) under such Regulations, then, upon such affirmative election, the terms of the Preferred Stock, Series 5 shall automatically be amended to reflect the following modifications (without any action or consent by the holders of the Preferred Stock, Series 5 or any other vote of stockholders of the Corporation):

(i) If and to the extent such modification is a Required Unrestricted Tier 1 Provision (as defined below), the Corporation’s right to redeem the Preferred Stock, Series 5 on and after May 21, 2012 pursuant to Section 5 hereof shall be restricted (such restrictions including but not limited to any requirement that the Corporation receive prior approval for such redemption from any applicable governmental agency, authority or body or that such redemption be prohibited);
(ii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, the Corporation’s right to make distributions with respect to, or redeem, purchase or acquire or make payments on, securities junior to the Preferred Stock, Series 5 (upon a non-payment of dividends on the Preferred Stock, Series 5) shall become subject to additional restrictions (other than those set forth in Section 2(d) hereof) pursuant to the terms of the Preferred Stock, Series 5; and
(iii) If and to the extent such modification is a Required Unrestricted Tier 1 Provision, any other new provisions or terms shall be added to the Preferred Stock, Series 5, or existing terms shall be modified; provided, however, that no such provision or term shall be added, and no such modification shall be made pursuant to the terms of this Section 5(iii), if it would alter or change the rights, powers or preferences of the shares of the Preferred Stock, Series 5 so as to affect the shares of the Preferred Stock, Series 5 adversely.
As used above, the term “Required Unrestricted Tier 1 Provision” means a term which is, in the written opinion of legal counsel of recognized standing and delivered to the Corporation, required for the Preferred Stock, Series 5 to be treated as Tier 1 Capital of the Corporation without any sublimit or other quantitative restriction on the inclusion of such Preferred Stock, Series 5 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) pursuant to the applicable Regulations. The Corporation shall provide notice to holders of any Preferred Stock, Series 5 of any such changes in the terms of the Preferred Stock, Series 5 made pursuant to the terms of this Section 5 on or about the date of effectiveness of any such modification and shall maintain a copy of such notice on file at the principal offices of the Corporation. A copy of the relevant Regulations shall also be on file at the principal offices of the Corporation and, upon request, will be made available to such holders.

For the avoidance of doubt, “amend”, “modify”, “change” and words of similar effect used in this Section (5) mean that the Preferred Stock, Series 5 shall have such additional or different rights, powers and preferences, and such qualifications, limitations and restrictions as may be established by the Board of Directors (or a duly authorized committee thereof) pursuant to this Section (5), subject to the limitations set forth herein.

(6) Voting Rights. The Preferred Stock, Series 5, shall have no voting rights, except as hereinafter set forth or as otherwise from time to time required by law.
The holders of the Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of Preferred Stock shall be entitled to 150 votes.
Whenever dividends payable on the Preferred Stock, Series 5, have not been declared or paid for such number of Dividend Periods, whether or not consecutive, which in the aggregate is equivalent to six Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Preferred Stock, Series 5, shall have the exclusive right, voting as a class with holders of shares of all other series of preferred stock ranking on a parity with the Preferred Stock, Series 5, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (to the extent such other series of preferred stock are entitled to vote pursuant to the terms thereof), to vote for the election of two additional directors at the next annual meeting of stockholders and at each subsequent annual meeting of stockholders on the terms set forth below. At elections for such directors, each holder of the Preferred Stock, Series 5, shall be entitled to three votes for each share of Preferred Stock, Series 5 held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of Preferred Stock, Series 5, (either alone or together with the holders of shares of all other series of preferred stock ranking on such a parity) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series 5, voting as a class with holders of shares of all other series of preferred stock ranking on such a parity, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until all dividends on such shares of Preferred Stock, Series 5, shall have been paid in full for at least four Dividend Periods following the Nonpayment. Upon payment in full of such dividends, such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent Nonpayment in the payment of dividends as aforesaid.
Upon termination of the right of the holders of the Preferred Stock, Series 5, to vote for directors as provided in the previous paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting rights shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions hereof.
So long as any shares of the Preferred Stock, Series 5, remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series 5, outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock, Series 5, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series 5, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or
(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Certificate of Incorporation, as amended, or of the resolutions set forth in a Certificate of Designations for such Preferred Stock, Series 5, which would adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series 5, or of the holders thereof; provided, however, that any increase in the amount of issued Preferred Stock, Series 5 or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series 5, with respect to the payment of dividends (whether such dividends were cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.
Without the consent of the holders of the Preferred Stock, Series 5, so long as such action does not adversely affect the interests of holders of Preferred Stock, Series 5, the Corporation may amend, alter, supplement or repeal any terms of the Preferred Stock, Series 5:
(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in a Certificate of Designations for such Preferred Stock, Series 5 that may be defective or inconsistent; or
(ii) to make any provision with respect to matters or questions arising with respect to the Preferred Stock, Series 5 that is not inconsistent with the provisions of a Certificate of Designations for such Preferred Stock, Series 5.
The rules and procedures for calling and conducting any meeting of the holders of Preferred Stock, Series 5 (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors of the Corporation, or a duly authorized committee thereof, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of any national securities exchange on which the Preferred Stock, Series 5 are listed at the time.
The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock, Series 5, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

(7) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series 5, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
(8) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:
(i) on a parity with the Preferred Stock, Series 5, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series 5, if the holders of such class of stock and the Preferred Stock, Series 5, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates (whether cumulative or non-cumulative) or liquidation prices, without preference or priority one over the other; and
(ii) junior to the Preferred Stock, Series 5, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Preferred Stock, Series 5, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock.
(iii) The Shares of Preferred Stock of the Corporation designated “Floating Rate Non-Cumulative Preferred Stock, Series 1,” “Floating Rate Non-Cumulative Preferred Stock, Series 2,” “6.375% Non-Cumulative Preferred Stock, Series 3,” “Floating Rate Non-Cumulative Preferred Stock, Series 4,” “6.70% Non-Cumulative Perpetual Preferred Stock, Series 6,” “6.25% Non-Cumulative Perpetual Preferred Stock, Series 7,” “8.625% Non-Cumulative Preferred Stock, Series 8,” “Cumulative Redeemable Preferred Stock, Series B,” “Floating Rate Non-Cumulative Preferred Stock, Series E,” “6.204% Non-Cumulative Preferred Stock, Series D” “Floating Rate Non-Cumulative Preferred Stock, Series F,” “Adjustable Rate Non- Cumulative Preferred Stock, Series G,” “8.20% Non-Cumulative Preferred Stock, Series H,” “6.625% Non-Cumulative Preferred Stock, Series I,” “7.25% Non-Cumulative Preferred Stock, Series J,” “7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L,” “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K,” and “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M,” and any other class or series of stock of the Corporation hereafter authorized that ranks on parity with the Preferred Stock, Series 5, as to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall be deemed to rank on a parity with the shares of the Preferred Stock, Series 5, as to dividends and distribution of assets upon the liquidation, dissolution or winding up of the Corporation.
(9) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series 5, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.
(10) Notices. All notices or communications unless otherwise specified in the By-laws of the Corporation or the Amended and Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or by first class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set her hand this 31st day of December, 2008.

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Name:	Teresa M. Brenner
Title:	Associate General Counsel
[Signature Page to Certificate of Designations, Series 5]

Exhibit I
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U

CERTIFICATE OF DESIGNATIONS
OF
FIXED-TO-FLOATING RATE
NON-CUMULATIVE PREFERRED STOCK, SERIES U
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Series U Final Terms Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on May 21, 2013, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated May 20, 2013, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U” (the “Series U Preferred Stock”). Each share of Series U Preferred Stock shall be identical in all respects to every other share of Series U Preferred Stock. Series U Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series U Preferred Stock shall be 40,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series U Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series U Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series U Preferred Stock:
“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series U Preferred Stock during the Floating Rate Period (as defined below).
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series U Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series U Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series U Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series U Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series U Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series U Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) 7.25% Non-Cumulative Preferred Stock, Series J, (h) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (i) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (j) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (k) 6% Cumulative Perpetual Preferred Stock, Series T, (l) Floating Rate Non-Cumulative Preferred Stock, Series 1, (m) Floating Rate Non-Cumulative Preferred Stock, Series 2, (n) 6.375% Non- Cumulative Preferred Stock, Series 3, (o) Floating Rate Non-Cumulative Preferred Stock, Series 4, (p) Floating Rate Non- Cumulative Preferred Stock, Series 5, (q) 6.70% Noncumulative Perpetual Preferred Stock, Series 6, (r) 6.25% Noncumulative Perpetual Preferred Stock, Series 7, (s) 8.625% Non-Cumulative Preferred Stock, Series 8, and (t) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series U Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reuters Screen Page “LIBOR01”” means the display page so designated on Reuters (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series U Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series U Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If such rate does not appear on Reuters Screen Page “LIBOR01,” Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent (in consultation with the Corporation) to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period in the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period (as defined below). The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series U Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series U Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series U Preferred Stock, and no more, payable (x) for the Fixed Rate Period, semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013, and (y) for the Floating Rate Period, quarterly in arrears on each March 1, June 1, September 1 and December 1, beginning on September 1, 2023; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless, for the Fixed Rate Period, that day falls in the next calendar year or, for the Floating Rate Period, that day falls in the next calendar month, then in each such case payment of such dividend will occur on the immediately preceding Business Day) (i) on or prior to June 1, 2023, without any interest or other payment in respect of such delay, and (ii) after June 1, 2023, with dividends accruing to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series U Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series U Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 5.200%, for each Dividend Period from the issue date to, but excluding, June 1, 2023 (the “Fixed Rate Period”), and (2) thereafter, Three-Month LIBOR plus a spread of 3.135%, for each Dividend Period from, and including, June 1, 2023 (the “Floating Rate Period”). The record date for payment of dividends on the Series U Preferred Stock shall be the fifteenth day of the calendar month immediately preceding the month in which the Dividend Payment Date falls. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period.
(b) Non-Cumulative Dividends. Dividends on shares of Series U Preferred Stock shall be non- cumulative. To the extent that any dividends on the shares of Series U Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series U Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series U Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series U Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series U Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series U Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series U Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series U Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series U Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then- current dividend payments due on the shares of Series U Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series U Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series U Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series U Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series U Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series U Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series U Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series U Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series U Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series U Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series U Preferred Stock at the time outstanding, at any time on or after the Dividend Payment Date on June 1 2023, or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series U Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provide below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series U Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series U Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series U Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series U Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series U Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series U Preferred Stock at the time outstanding, the shares of Series U Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series U Preferred Stock in proportion to the number of Series U Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series U Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series U Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series U Preferred Stock or any other class or series of preferred stock that ranks on parity with Series U Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series U Preferred
Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of the such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series U Preferred Stock and any other class or series of preferred stock that ranks on parity with Series U Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series U Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series U Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series U Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series U Preferred Stock and any other class or series of preferred stock that ranks on parity with Series U Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series U Preferred Stock may (at our expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series U Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series U Preferred Stock and any other class or series of preferred stock that ranks on parity with Series U Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series U Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non- payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series U Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series U Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least of the voting power of the Series U Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series U Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series U Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least of the shares of the Series U Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series U Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series U Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which (A) the shares of the Series U Preferred Stock remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series U Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series U Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series U Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series U Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series U Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series U Preferred Stock shall not have any rights of preemption or rights to convert such Series U Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series U Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series U Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series U Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series U Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designation to be executed by its duly authorized officer on this 21st day of May, 2013.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES JR.
Name:	Ross E. Jeffries, Jr.
Title:	Corporate Secretary and Associate General Council

Exhibit J
6% Non-Cumulative Perpetual Preferred Stock, Series T

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS
OF
6% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES T
OF
BANK OF AMERICA CORPORATION
Pursuant to Section 242
of the General Corporation Law of the State of Delaware
BANK OF AMERICA CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.
The Certificate of Designations of the Corporation’s 6% Cumulative Perpetual Preferred Stock, Series T, which was previously filed with the Secretary of State of the State of Delaware on August 31, 2011, is hereby amended and restated in its entirety to read as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock, par value $0.01 per share, is “6% Non-Cumulative Perpetual Preferred Stock, Series T” (“Series T”). Each share of Series T shall be identical in all respects to every other share of Series T.
Section 2. Number of Shares. The authorized number of shares of Series T shall be 50,000. Shares of Series T that are redeemed, purchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series T may be reissued only as shares of any now or hereafter designated series other than Series T).
Section 3. Definitions. As used herein with respect to Series T:
(a) “Amendment Effective Date” means May 7, 2014.
(b) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.
(d) “Certificate of Designations” means this Certificate of Designations relating to the Series T, as it may be amended from time to time.
(e) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(f) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(g) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series T) that ranks junior to Series T either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(h) “Original Issue Date” means September 1, 2011.
(i) “Parity Stock” means any class or series of stock of the Corporation (other than Series T) that ranks equally with Series T both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s (i) 7% Cumulative Redeemable Preferred Stock, Series B, (ii) 6.204% Non-Cumulative Preferred Stock, Series D, (iii) Floating Rate Non-Cumulative Preferred Stock, Series E, (iv) Floating Rate Non-Cumulative Preferred Stock, Series F, (v) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (vi) 6.625% Non- Cumulative Preferred Stock, Series I, (vii) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (viii) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (ix) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (x) Fixed-to-Floating Rate Semi-Annual Non-Cumulative Preferred Stock, Series U, (xi) Floating Rate Non- Cumulative Preferred Stock, Series 1, (xii) Floating Rate Non-Cumulative Preferred Stock, Series 2, (xiii) 6.375% Non-

Cumulative Preferred Stock, Series 3, (xiv) Floating Rate Non-Cumulative Preferred Stock, Series 4 and (xv) Floating Rate Non-Cumulative Preferred Stock, Series 5.
(j) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series T.

(k) “Voting Parity Stock” means, with regard to any matter as to which the holders of Series T are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
(l) “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series T are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series T) that rank equally with Series T either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 4. Dividends.
(a) Rate. Holders of Series T shall be entitled to receive, on each share of Series T, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (the “Dividend Rate”) on the amount of $100,000 per share of Series T. Following the Amendment Effective Date, dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), on each October 10, January 10, April 10 and July 10 (each, a “Dividend Payment Date”), commencing on October 10, 2011; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series T on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. Dividends payable on the Series T in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series T on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
Dividends that are payable on Series T on any Dividend Payment Date will be payable to holders of record of Series T as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors (or a duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which commenced on and included the Original Issue Date of the Series T) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.
Holders of Series T shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series T as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(b) Non-Cumulative Dividends. Dividends on shares of Series T shall be non-cumulative. To the extent that any dividends on the shares of Series T with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series T shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series T, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series T remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock, Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock) in respect of or during a particular Dividend Period as the case may be, unless dividends for such Dividend Period on all outstanding shares of Series T have been or are contemporaneously declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series T on the applicable record date). The foregoing provision shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the cashless exercises and similar actions under any employee benefit plan in the ordinary course of business and consistent with past practice prior to the Original Issue Date; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) in connection with the issuance of Junior Stock or Parity Stock, ordinary sale and repurchase transactions to facilitate the distribution of such Junior Stock or Parity Stock; and (iv) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of, and at the ultimate cost of, any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series T and any shares of Parity Stock, all dividends declared on the Series T and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all declared and unpaid dividends per share on the Series T and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.
Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series T shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series T shall be entitled to receive for each share of Series T, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series T as to such distribution, payment in full in an amount equal to the sum of (i) $100,000 per share and (ii) any declared and unpaid dividends thereon, without cumulation of any undeclared dividends, to but excluding the date of liquidation, dissolution or winding up. The Series T may be fully subordinated to interests held by the U.S. government in the event that the Corporation enters into a receivership, insolvency, liquidation or similar proceeding.
(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series T and all holders of any stock of the Corporation ranking equally with the Series T as to such distribution, the amounts paid to the holders of Series T and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series T and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends, provided that the Liquidation Preference for any share of Series T shall be determined in accordance with Section 5(a) above.
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series T, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series T receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at its option, subject to any required prior approval of the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the shares of Series T, may redeem, in whole at any time or in part from time to time, but in any case no earlier than May 7, 2019 the shares of Series T at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to the sum of (i) $105,000 per share and (ii) any declared and unpaid dividends thereon, without cumulation for any undeclared dividends, to but excluding the redemption date. The minimum number of shares of Series T redeemable at any time is the lesser of (x) 10,000 shares of Series T and (y) the number of shares of Series T outstanding. The redemption price for any shares of Series T shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.
(b) No Sinking Fund. The Series T will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series T will have no right to require redemption of any shares of Series T.
(c) Notice of Redemption. Notice of every redemption of shares of Series T shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series T designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series T. Notwithstanding the foregoing, if the Series T are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series T at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series T to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notwithstanding anything to the contrary herein, upon receipt of any notice of redemption hereunder, the holder of any share of Series T outstanding at such time shall have five (5) Business Days to deliver to the Corporation written notice of its election to pay some or all of the applicable exercise price with respect to an exercise, in whole or in part, of such holder’s rights under any warrant to purchase Common Stock of the Corporation originally issued by the Corporation in connection with the issuance of the Series T by means of a surrender to the Corporation of shares of the Series T in accordance with the terms and conditions hereof and of any such warrant, and the Corporation’s right to redeem the shares of Series T specified in such notice of redemption shall be (x) tolled during such five (5) Business Day period and (y) if the holder so elects to exercise such warrant and surrender such shares of Series T, in whole or in part, automatically terminated only with respect to such shares of Series T to be so surrendered.
(d) Partial Redemption. In case of any redemption of part of the shares of Series T at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series T shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $50 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion. Holders of Series T shares shall have no right to exchange or convert such shares into any other securities, except in connection with the surrender to the Corporation of shares of the Series T to satisfy any portion of the applicable exercise price with respect to an exercise, in whole or in part, of any warrant to purchase Common Stock of the Corporation issued in connection with the original issuance of the Series T by the Corporation.
Section 8. Voting Rights.
(a) General. The holders of Series T shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b) Class Voting Rights as to Particular Matters. So long as any shares of Series T are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series T and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series T with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series T. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series T, taken as a whole; or
(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series T, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series T remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series T immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 8(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series T with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series T.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8 (b) would adversely affect the Series T and one or more but not all other series of Preferred Stock, then only the Series T and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8 (b) would adversely affect the Series T but would not similarly adversely affect all other series of Voting Parity Stock, then only the Series T and each other series of Voting Parity Stock as is similarly adversely affected by and entitled to vote on the matter, if any, shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(c) Series T Voting Rights as to Particular Matters. In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, so long as at least 10,000 shares of Series T are outstanding, the vote or consent of the holders of at least 50.1% of the shares of Series T at the time outstanding, voting in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization or Issuance of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation, or the issuance of any shares of any class or series of capital stock of the Corporation, in each case, ranking senior to the Series T with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series T. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to affect or change the rights, preferences, privileges or voting powers of the Series T so as not to be substantially similar to those in effect immediately prior to such amendment, alteration or repeal; or
(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series T, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series T remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series T immediately prior to such consummation; provided, however, that for all purposes of this Section 8(c), the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series T with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series T.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series T shall be required pursuant to Section 8(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series T (or, in the case of Section 8(c), more than 40,000 shares of Series T) shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series T (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series T is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series T and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series T are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent (provided that the specified liquidation amount for any share of Series T shall be the Liquidation Preference for such share) as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.
Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series T may deem and treat the record holder of any share of Series T as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 10. Notices. All notices or communications in respect of Series T shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if the Series T are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series T in any manner permitted by such facility.

Section 11. No Preemptive Rights. No share of Series T shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 12. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
Section 13. Surrender Rights. In connection with the exercise of any rights under any warrant to purchase Common Stock of the Corporation issued in connection with the original issuance of the Series T, a holder of shares of Series T shall have the right to pay some or all of the applicable exercise price with respect to an exercise, in whole or in part, of such holder’s rights under any such warrant by means of a surrender to the Corporation of the applicable amount shares of the Series T.

Section 14. Other Rights. The shares of Series T shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
2. The foregoing amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, BANK OF AMERICA CORPORATION has caused this Certificate of Amendment to be signed by its duly authorized officer this 7th day of May, 2014.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel, Corporate Secretary

Exhibit K

Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X

CERTIFICATE OF DESIGNATIONS
OF
FIXED-TO-FLOATING RATE
NON-CUMULATIVE PREFERRED STOCK, SERIES X
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the New Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on September 2, 2014, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated May 7, 2014 and July 24, 2014, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X” (the “Series X Preferred Stock”). Each share of Series X Preferred Stock shall be identical in all respects to every other share of Series X Preferred Stock. Series X Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series X Preferred Stock shall be 80,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series X Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series X Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series X Preferred Stock:
“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series X Preferred Stock during the Floating Rate Period (as defined below).
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series X Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series X Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series X Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series X Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series X Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.

“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series X Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non- Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to- Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non- Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (m) Floating Rate Non-Cumulative Preferred Stock, Series 1, (n) Floating Rate Non-Cumulative Preferred Stock, Series 2, (o) 6.375% Non-Cumulative Preferred Stock, Series 3, (p) Floating Rate Non- Cumulative Preferred Stock, Series 4, (q) Floating Rate Non-Cumulative Preferred Stock, Series 5, (r) if issued, 6.625% Non-Cumulative Preferred Stock, Series W, and (s) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series X Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reuters Screen Page “LIBOR01”” means the display page so designated on Reuters (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series X Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series X Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If such rate does not appear on Reuters Screen Page “LIBOR01,” Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent (in consultation with the Corporation) to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three- Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period in the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period (as defined below). The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series X Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series X Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series X Preferred Stock, and no more, payable (x) for the Fixed Rate Period, semi-annually in arrears on March 5 and September 5 of each year, beginning on March 5, 2015, and (y) for the Floating Rate Period, quarterly in arrears on each March 5, June 5, September 5 and December 5, beginning on December 5, 2024; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless, for the Fixed Rate Period, that day falls in the next calendar year or, for the Floating Rate Period, that day falls in the next calendar month, then in each such case payment of such dividend will occur on the immediately preceding Business Day) (i) on or prior to September 5, 2024, without any interest or other payment in respect of such delay, and (ii) after September 5, 2024, with dividends accruing to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series X Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series X Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.250%, for each Dividend Period from the issue date to, but excluding, September 5, 2024 (the “Fixed Rate Period”), and (2) thereafter, Three-Month LIBOR plus a spread of 3.705%, for each Dividend Period from, and including, September 5, 2024 (the “Floating Rate Period”). The record date for payment of dividends on the Series X Preferred Stock shall be the fifteenth day of the calendar month preceding the month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series X Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series X Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series X Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series X Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series X Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series X Preferred Stock and such Parity Stock except by conversion into or exchange for Junior
Stock, in each case, unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series X Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series X Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series X Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series X Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series X Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series X Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series X Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series X Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series X Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series X Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series X Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series X Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series X Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series X Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series X Preferred Stock at the time outstanding, at any time on or after September 5, 2024, or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series X Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be

$25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series X Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series X Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series X Preferred Stock. Each notice shall state (i)
the redemption date; (ii) the number of shares of Series X Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series X Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series X Preferred Stock at the time outstanding, the shares of Series X Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series X Preferred Stock in proportion to the number of Series X Preferred Stock held by such holders or by lot or in such other manner as the Board of Directors or any duly authorized committee of the Board of Directors may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series X Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights.
(a) General. The holders of Series X Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series X Preferred Stock or any other class or series of preferred stock that ranks on parity with Series X Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series X Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series X Preferred Stock and any other class or series of preferred stock that ranks on parity with Series X Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series X Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series X Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series X Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series X Preferred Stock and any other class or series of preferred stock that ranks on parity with Series X Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By- laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series X Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series X Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series X Preferred Stock and any other class or series of preferred stock that ranks on parity with Series X Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series X Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series X Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series X Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least of the voting power of the Series X Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series X
Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series X Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least of the shares of the Series X Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series X Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series X Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series X Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series X Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series X Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series X Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series X Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series X Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By- laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series X Preferred Stock shall not have any rights of preemption or rights to convert such Series X Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series X Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series X Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series X Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series X Preferred Stock are not subject to the operation of a sinking fund.
IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 5th day of September, 2014.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name:	Ross E. Jeffries, Jr.
Title:	Corporate Secretary and Deputy General Counsel

Exhibit L
FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES Z
CERTIFICATE OF DESIGNATIONS
OF
FIXED-TO-FLOATING RATE
NON-CUMULATIVE PREFERRED STOCK, SERIES Z
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the New Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on October 20, 2014, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated May 7, 2014 and July 24, 2014, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z” (the “Series Z Preferred Stock”). Each share of Series Z Preferred Stock shall be identical in all respects to every other share of Series Z Preferred Stock. Series Z Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series Z Preferred Stock shall be 56,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series Z Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series Z Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series Z Preferred Stock:
“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series Z Preferred Stock during the Floating Rate Period (as defined below).
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series Z Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series

Z Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series Z Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series Z Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series Z Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series Z Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non- Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to- Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non- Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (m) 6.625% Non-Cumulative Preferred Stock, Series W, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (o) Floating Rate Non-Cumulative Preferred Stock, Series 1, (p) Floating Rate Non-Cumulative Preferred Stock, Series 2, (q) 6.375% Non-Cumulative Preferred Stock, Series 3, (r) Floating Rate Non-Cumulative Preferred Stock, Series 4, (s) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (t) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series Z Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reuters Screen Page “LIBOR01”” means the display page so designated on Reuters (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series Z Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series Z Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If such rate does not appear on Reuters Screen Page “LIBOR01,” Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent (in consultation with the Corporation) to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three- Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period in the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period (as defined below). The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series Z Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series Z Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series Z Preferred Stock, and no more, payable (x) for the Fixed Rate Period, semi-annually in arrears on April 23 and October 23 of each year, beginning on April 23, 2015, and (y) for the Floating Rate Period, quarterly in arrears on each January 23, April 23, July 23 and October 23, beginning on January 23, 2025; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless, for the Fixed Rate Period, that day falls in the next calendar year or, for the Floating Rate Period, that day falls in the next calendar month, then in each such case payment of such dividend will occur on the immediately preceding Business Day) (i) on or prior to October 23, 2024, without any interest or other payment in respect of such delay, and (ii) after October 23, 2024, with dividends accruing to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series Z Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series Z Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.500%, for each Dividend Period from the issue date to, but excluding, October 23, 2024 (the “Fixed Rate Period”), and (2) thereafter, Three- Month LIBOR plus a spread of 4.174%, for each Dividend Period from, and including, October 23, 2024 (the “Floating Rate Period”). The record date for payment of dividends on the Series Z Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series Z Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series Z Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series Z Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series Z Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series Z Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series Z Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series Z Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series Z Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series Z Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series Z Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series Z Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series Z Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series Z Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series Z Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series Z Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series Z Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series Z Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series Z Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series Z Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series Z Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series Z Preferred Stock at the time outstanding, at any time on or after October 23, 2024, or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series Z Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be

$25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series Z Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series Z Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Z Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series Z Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series Z Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series Z Preferred Stock at the time outstanding, the shares of Series Z Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series Z Preferred Stock in proportion to the number of Series Z Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series Z Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series Z Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series Z Preferred Stock or any other class or series of preferred stock that ranks on parity with Series Z Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series Z Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series Z Preferred Stock and any other class or series of preferred stock that ranks on parity with Series Z Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series Z Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series Z Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series Z Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series Z Preferred Stock and any other class or series of preferred stock that ranks on parity with Series Z Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By- laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series Z Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series Z Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series Z Preferred Stock and any other class or series of preferred stock that ranks on parity with Series Z Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series Z Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series Z Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).

(c) Other Voting Rights. So long as any shares of the Series Z Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series Z Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series Z Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series Z Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series Z Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series Z Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series Z Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series Z Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series Z Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series Z Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series Z Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series Z Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series Z Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By- laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series Z Preferred Stock shall not have any rights of preemption or rights to convert such Series Z Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series Z Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series Z Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series Z Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series Z Preferred Stock are not subject to the operation of a sinking fund.
IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 23rd day of October, 2014.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name:	Ross E. Jeffries, Jr.
Title:	Corporate Secretary and Deputy General Counsel

Exhibit M
6.500% NON-CUMULATIVE PREFERRED STOCK, SERIES Y
CERTIFICATE OF DESIGNATIONS
OF
6.500% NON-CUMULATIVE PREFERRED STOCK, SERIES Y
OF
BANK OF AMERICA CORPORATION
First: Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the New Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on January 20, 2015, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 12, 2015, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “6.500% Non-Cumulative Preferred Stock, Series Y” (the “Series Y Preferred Stock”). Each share of Series Y Preferred Stock shall be identical in all respects to every other share of Series Y Preferred Stock. Series Y Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series Y Preferred Stock shall be 44,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series Y Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series Y Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series Y Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series Y Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series Y Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series Y Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series Y Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series Y Preferred Stock is outstanding.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series Y Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-
Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (m) 6.625% Non-Cumulative Preferred Stock, Series W, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (o) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (p) Floating Rate Non-Cumulative Preferred Stock, Series 1, (q) Floating Rate Non-Cumulative Preferred Stock, Series 2, (r) 6.375% Non-Cumulative Preferred Stock, Series 3, (s) Floating Rate Non-Cumulative Preferred Stock, Series 4, (t) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (u) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series Y Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series Y Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series Y Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4. Dividends.
(a) Rate. Holders of Series Y Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series Y Preferred Stock, and no more, payable quarterly in arrears on January 27, April 27, July 27 and October 27 of each year, beginning on April 27, 2015; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series Y Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series Y Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 6.500%. The record date for payment of dividends on the Series Y Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series Y Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series Y Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series Y Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series Y Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series Y Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series Y Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series Y Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series Y Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series Y Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series Y Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series Y Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series Y Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series Y Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series Y Preferred Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series Y Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series Y Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series Y Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series Y Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series Y Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series Y Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series Y Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the

Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series Y Preferred Stock at the time outstanding, at any time on or after January 27, 2020 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series Y Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series Y Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series Y Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Y Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series Y Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series Y Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series Y Preferred Stock at the time outstanding, the shares of Series Y Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series Y Preferred Stock in proportion to the number of Series Y Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series Y Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series Y Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series Y Preferred Stock or any other class or series of preferred stock that ranks on parity with Series Y Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series Y Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series Y Preferred Stock and any other class or series of preferred stock that ranks on parity with Series Y Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series Y Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series Y Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series Y Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series Y Preferred Stock and any other class or series of preferred stock that ranks on parity with Series Y Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series Y Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series Y Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series Y Preferred Stock and any other class or series of preferred stock that ranks on parity with Series Y Preferred Stock as to payment of dividends, if any, for the equivalent of at least four quarterly Dividend Periods, then the right of the holders of Series Y Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series Y Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).

(c) Other Voting Rights. So long as any shares of the Series Y Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series Y Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series Y Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series Y Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series Y Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series Y Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series Y Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series Y Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series Y Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series Y Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series Y Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series Y Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series Y Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.

Section 8. Preemption and Conversion. The holders of Series Y Preferred Stock shall not have any rights of preemption or rights to convert such Series Y Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series Y Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series Y Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series Y Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series Y Preferred Stock are not subject to the operation of a sinking fund.
Second: This Certificate of Designations shall be effective at 10:00 a.m. (Eastern Standard Time) on January 27, 2015.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 26th day of January, 2015.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit N
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA
CERTIFICATE OF DESIGNATIONS
OF
FIXED-TO-FLOATING RATE
NON-CUMULATIVE PREFERRED STOCK, SERIES AA
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the New Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on March 12, 2015, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 12, 2015, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA” (the “Series AA Preferred Stock”). Each share of Series AA Preferred Stock shall be identical in all respects to every other share of Series AA Preferred Stock. Series AA Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares.
The number of authorized shares of Series AA Preferred Stock shall be 76,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series AA Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series AA Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series AA Preferred Stock:
“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series AA Preferred Stock during the Floating Rate Period (as defined below).
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series AA Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series AA Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series AA Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series AA Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series AA Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series AA Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (m) 6.625% Non-Cumulative Preferred Stock, Series W, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (o) 6.500% Non-Cumulative Preferred Stock, Series Y, (p) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (q) Floating Rate Non-Cumulative Preferred Stock, Series 1, (r) Floating Rate Non-Cumulative Preferred Stock, Series 2, (s) 6.375% Non-Cumulative Preferred Stock, Series 3, (t) Floating Rate Non-Cumulative Preferred Stock, Series 4, (u) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (v) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series AA Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reuters Screen Page “LIBOR01”” means the display page so designated on Reuters (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series AA Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series AA Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If such rate does not appear on Reuters Screen Page “LIBOR01,” Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (in consultation with the Corporation), at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent (in consultation with the Corporation) to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period in the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period (as defined below). The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series AA Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series AA Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series AA Preferred Stock, and no more, payable (x) for the Fixed Rate Period, semi-annually in arrears on March 17 and September 17 of each year, beginning on September 17, 2015, and (y) for the Floating Rate Period, quarterly in arrears on each March 17, June 17, September 17 and December 17, beginning on June 17, 2025; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless, for the Fixed Rate Period, that day falls in the next calendar year or, for the Floating Rate Period, that day falls in the next calendar month, then in each such case payment of such dividend will occur on the immediately preceding Business Day) (i) on or prior to March 17, 2025, without any interest or other payment in respect of such delay, and (ii) after March 17, 2025, with dividends accruing to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series AA Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series AA Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.100%, for each Dividend Period from the issue date to, but excluding, March 17, 2025 (the “Fixed Rate Period”), and (2) thereafter, Three-Month LIBOR plus a spread of 3.898%, for each Dividend Period from, and including, March 17, 2025 (the “Floating Rate Period”). The record date for payment of dividends on the Series AA Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(b) Non-Cumulative Dividends. Dividends on shares of Series AA Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series AA Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series AA Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series AA Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series AA Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior

Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series AA Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series AA Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series AA Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series AA Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series AA Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series AA Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series AA Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series AA Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series AA Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series AA Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series AA Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series AA Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series AA Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series AA Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series AA Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series AA Preferred Stock at the time outstanding, at any time on or after March 17, 2025, or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series AA Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series AA Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series AA Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series AA Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series AA Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series AA Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series AA Preferred Stock at the time outstanding, the shares of Series AA Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series AA Preferred Stock in proportion to the number of Series AA Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series AA Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series AA Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series AA Preferred Stock or any other class or series of preferred stock that ranks on parity with Series AA Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series AA Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series AA Preferred Stock and any other class or series of preferred stock that ranks on parity with Series AA Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series AA Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series AA Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series AA Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series AA Preferred Stock and any other class or series of preferred stock that ranks on parity with Series AA Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series AA Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series AA Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series AA Preferred Stock and any other class or series of preferred stock that ranks on parity with Series AA Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series AA Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series AA Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series AA Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series AA Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series AA Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series AA Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series AA Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series AA Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series AA Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series AA Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series AA Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series AA Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series AA Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series AA Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series AA Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series AA Preferred Stock shall not have any rights of preemption or rights to convert such Series AA Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series AA Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series AA Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series AA Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series AA Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 17th day of March, 2015.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit O
6.200% Non-Cumulative Preferred Stock, Series CC

CERTIFICATE OF DESIGNATIONS
OF
6.200% NON-CUMULATIVE PREFERRED STOCK, SERIES CC
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the New Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on January 21, 2016, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 12, 2015, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “6.200% Non-Cumulative Preferred Stock, Series CC” (the “Series CC Preferred Stock”). Each share of Series CC Preferred Stock shall be identical in all respects to every other share of Series CC Preferred Stock. Series CC Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series CC Preferred Stock shall be 44,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series CC Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series CC Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series CC Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series CC Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series CC Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series CC Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series CC Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series CC Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series CC Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-
Cumulative Preferred Stock, Series V, (m) 6.625% Non-Cumulative Preferred Stock, Series W, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (o) 6.500% Non-Cumulative Preferred Stock, Series Y, (p) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (q) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (r) Floating Rate Non-Cumulative Preferred Stock, Series 1, (s) Floating Rate Non-Cumulative Preferred Stock, Series 2, (t) 6.375% Non-Cumulative Preferred Stock, Series 3, (u) Floating Rate Non-Cumulative Preferred Stock, Series 4, (v) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (w) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series CC Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series CC Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series CC Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4. Dividends.
(a) Rate. Holders of Series CC Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series CC Preferred Stock, and no more, payable quarterly in arrears on January 29, April 29, July 29 and October 29 of each year, beginning on April 29, 2016; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series CC Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series CC Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 6.200%. The record date for payment of dividends on the Series CC Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series CC Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series CC Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series CC Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series CC Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series CC Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series CC Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series CC Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series CC Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series CC Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series CC Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series CC Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series CC Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series CC Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series CC Preferred Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series CC Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series CC Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series CC Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series CC Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series CC Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series CC Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series CC Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the

Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series CC Preferred Stock at the time outstanding, at any time on or after January 29, 2021 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series CC Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series CC Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series CC Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series CC Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series CC Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series CC Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series CC Preferred Stock at the time outstanding, the shares of Series CC Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series CC Preferred Stock in proportion to the number of Series CC Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series CC Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series CC Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series CC Preferred Stock or any other class or series of preferred stock that ranks on parity with Series CC Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series CC Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series CC Preferred Stock and any other class or series of preferred stock that ranks on parity with Series CC Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series CC Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series CC Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series CC Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series CC Preferred Stock and any other class or series of preferred stock that ranks on parity with Series CC Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series CC Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series CC Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series CC Preferred Stock and any other class or series of preferred stock that ranks on parity with Series CC Preferred Stock as to payment of dividends, if any, for the equivalent of at least four quarterly Dividend Periods, then the right of the holders of Series CC Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series CC Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series CC Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series CC Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series CC Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series CC Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series CC Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series CC Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series CC Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series CC Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series CC Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series CC Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series CC Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series CC Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series CC Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.

Section 8. Preemption and Conversion. The holders of Series CC Preferred Stock shall not have any rights of preemption or rights to convert such Series CC Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series CC Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series CC Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series CC Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series CC Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 29th day of January, 2016.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit P
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD
CERTIFICATE OF DESIGNATIONS
OF
FIXED-TO-FLOATING RATE
NON-CUMULATIVE PREFERRED STOCK, SERIES DD
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the New Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on March 7, 2016, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 12, 2015, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD” (the “Series DD Preferred Stock”). Each share of Series DD Preferred Stock shall be identical in all respects to every other share of Series DD Preferred Stock. Series DD Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series DD Preferred Stock shall be 40,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series DD Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series DD Preferred Stock.
Section 3. Definitions.
As used herein with respect to Series DD Preferred Stock:
“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series DD Preferred Stock during the Floating Rate Period (as defined below).
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series DD Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series DD Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series DD Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series DD Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series DD Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.

“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series DD Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (m) 6.625% Non-Cumulative Preferred Stock, Series W, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (o) 6.500% Non-Cumulative Preferred Stock, Series Y, (p) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (q) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (r) 6.200% Non-Cumulative Preferred Stock, Series CC, (s) Floating Rate Non-Cumulative Preferred Stock, Series 1, (t) Floating Rate Non-Cumulative Preferred Stock, Series 2, (u) 6.375% Non-Cumulative Preferred Stock, Series 3, (v) Floating Rate Non-Cumulative Preferred Stock, Series 4, (w) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (x) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series DD Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reuters Screen Page “LIBOR01”” means the display page so designated on Reuters (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series DD Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series DD Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend

Determination Date”). If such rate does not appear on Reuters Screen Page “LIBOR01,” Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected and identified by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day immediately preceding the first day of that Dividend Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York City selected and identified by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Dividend Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected and identified by the Corporation to provide quotations are quoting as described above, Three-Month LIBOR for that Dividend Period will be the same as Three-Month LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period in the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period (as defined below). The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series DD Preferred Stock upon request and will be final and binding in the absence of manifest error.
Section 4. Dividends.
(a) Rate. Holders of Series DD Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series DD Preferred Stock, and no more, payable (x) for the Fixed Rate Period, semi-annually in arrears on March 10 and September 10 of each year, beginning on September 10, 2016, and (y) for the Floating Rate Period, quarterly in arrears on each March 10, June 10, September 10 and December 10, beginning on June 10, 2026; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless, for the Fixed Rate Period, that day falls in the next calendar year or, for the Floating Rate Period, that day falls in the next calendar month, then in each such case payment of such dividend will occur on the immediately preceding Business Day) (i) on or prior to March 10, 2026, without any interest or other payment in respect of such delay, and (ii) after March 10, 2026, with dividends accruing to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series DD Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series DD Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 6.300%, for each Dividend Period from the issue date to, but excluding,
March 10, 2026 (the “Fixed Rate Period”), and (2) thereafter, Three-Month LIBOR plus a spread of 4.553%, for each Dividend Period from, and including, March 10, 2026 (the “Floating Rate Period”). The record date for payment of dividends on the Series DD Preferred Stock shall be the fifteenth day of the calendar month preceding the month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series DD Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series DD Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series DD Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series DD Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series DD Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series DD Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series DD Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series DD Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series DD Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series DD Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series DD Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series DD Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series DD Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series DD Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series DD Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series DD Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series DD Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series DD Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series DD Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series DD Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series DD Preferred Stock at the time outstanding, at any time on or after March 10, 2026, or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series DD Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series DD Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series DD Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series DD Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series DD Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series DD Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series DD Preferred Stock at the time outstanding, the shares of Series DD Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series DD Preferred Stock in proportion to the number of Series DD Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series DD Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series DD Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series DD Preferred Stock or any other class or series of preferred stock that ranks on parity with Series DD Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series DD Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series DD Preferred Stock and any other class or series of preferred stock that ranks on parity with Series DD Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series DD Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series DD Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series DD Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series DD Preferred Stock and any other class or series of preferred stock that ranks on parity with Series DD Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series DD Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series DD Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series DD Preferred Stock and any other class or series of preferred stock that ranks on parity with Series DD Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series DD Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the
Series DD Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series DD Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series DD Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series DD Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series DD Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series DD Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series DD Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series DD Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series DD Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series DD Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series DD Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series DD Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series DD Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.

Section 8. Preemption and Conversion. The holders of Series DD Preferred Stock shall not have any rights of preemption or rights to convert such Series DD Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series DD Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series DD Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series DD Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series DD Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 10th day of March, 2016.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit Q
6.000% Non-Cumulative Preferred Stock, Series EE
CERTIFICATE OF DESIGNATIONS
OF
6.000% NON-CUMULATIVE PREFERRED STOCK, SERIES EE
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the New Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on April 18, 2016, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 12, 2015, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “6.000% Non-Cumulative Preferred Stock, Series EE” (the “Series EE Preferred Stock”). Each share of Series EE Preferred Stock shall be identical in all respects to every other share of Series EE Preferred Stock. Series EE Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series EE Preferred Stock shall be 36,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series EE Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series EE Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series EE Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series EE Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series EE Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series EE Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series EE Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series EE Preferred Stock is outstanding.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series EE Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-
Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (m) 6.625% Non-Cumulative Preferred Stock, Series W, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (o) 6.500% Non-Cumulative Preferred Stock, Series Y, (p) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (q) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (r) 6.200% Non-Cumulative Preferred Stock, Series CC, (s) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (t) Floating Rate Non-Cumulative Preferred Stock, Series 1, (u) Floating Rate Non-Cumulative Preferred Stock, Series 2, (v) 6.375% Non-Cumulative Preferred Stock, Series 3, (w) Floating Rate Non-Cumulative Preferred Stock, Series 4, (x) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (y) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series EE Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series EE Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series EE Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4. Dividends.
(a) Rate. Holders of Series EE Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series EE Preferred Stock, and no more, payable quarterly in arrears on January 25, April 25, July 25 and October 25 of each year, beginning on July 25, 2016; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series EE Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series EE Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 6.000%. The record date for payment of dividends on the Series EE Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series EE Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series EE Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series EE Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series EE Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series EE Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series EE Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series EE Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series EE Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series EE Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series EE Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series EE Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series EE Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series EE Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series EE Preferred Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series EE Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series EE Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series EE Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series EE Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series EE Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series EE Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series EE Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series EE Preferred Stock at the time outstanding, at any time on or after April 25, 2021 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series EE Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series EE Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series EE Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series EE Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series EE Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series EE Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series EE Preferred Stock at the time outstanding, the shares of Series EE Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series EE Preferred Stock in proportion to the number of Series EE Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series EE Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights.
(a) General. The holders of Series EE Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series EE Preferred Stock or any other class or series of preferred stock that ranks on parity with Series EE Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series EE Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series EE Preferred Stock and any other class or series of preferred stock that ranks on parity with Series EE Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series EE Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series EE Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series EE Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series EE Preferred Stock and any other class or series of preferred stock that ranks on parity with Series EE Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series EE Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series EE Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series EE Preferred Stock and any other class or series of preferred stock that ranks on parity with Series EE Preferred Stock as to payment of dividends, if any, for the equivalent of at least four quarterly Dividend Periods, then the right of the holders of Series EE Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series EE Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series EE Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series EE Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series EE Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series EE Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series EE Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series EE Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series EE Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series EE Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series EE Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series EE Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series EE Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series EE Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series EE Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series EE Preferred Stock shall not have any rights of preemption or rights to convert such Series EE Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series EE Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series EE Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series EE Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series EE Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 25th day of April, 2016.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit R
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF

CERTIFICATE OF DESIGNATIONS
OF
FIXED-TO-FLOATING RATE
NON-CUMULATIVE PREFERRED STOCK, SERIES FF
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on March 8, 2018, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 31, 2018, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF” (the “Series FF Preferred Stock”). Each share of Series FF Preferred Stock shall be identical in all respects to every other share of Series FF Preferred Stock. Series FF Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series FF Preferred Stock shall be 94,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series FF Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series FF Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series FF Preferred Stock:
“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity as may be appointed by the Corporation to act as calculation agent for the Series FF Preferred Stock during the Floating Rate Period.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United

States that is enacted or becomes effective after the initial issuance of any shares of the Series FF Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series FF Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series FF Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series FF Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series FF Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of “Three-Month LIBOR.”
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series FF Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (j) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (m) 6.625% Non-Cumulative Preferred Stock, Series W, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (o) 6.500% Non-Cumulative Preferred Stock, Series Y, (p) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (q) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (r) 6.200% Non-Cumulative Preferred Stock, Series CC, (s) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (t) 6.000% Non-Cumulative Preferred Stock, Series EE, (u) Floating Rate Non-Cumulative Preferred Stock, Series 1, (v) Floating Rate Non-Cumulative Preferred Stock, Series 2, (w) 6.375% Non-Cumulative Preferred Stock, Series 3, (x) Floating Rate Non-Cumulative Preferred Stock, Series 4, (y) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (z) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series FF Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reuters Screen Page “LIBOR01”” means the display page so designated on Reuters (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series FF Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series FF Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the London interbank offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” at approximately 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If no offered rate appears on Reuters Screen Page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Corporation will select and identify to the Calculation Agent four major banks in the London interbank market, and the Calculation Agent will request the principal London offices of each of such banks to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. If less than two quotations are provided, the Corporation will select and identify to the Calculation Agent three major banks in New York City, and the Calculation Agent will request each of such banks to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average of the quotations provided. Otherwise, Three-Month LIBOR for that Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Dividend Period or in the case of the first Dividend Period in the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.

Notwithstanding the foregoing, if the Calculation Agent determines on or prior to the relevant Dividend Determination Date, after consultation with the Corporation, that Three-Month LIBOR has been discontinued, then the Corporation will appoint in its sole discretion an investment bank of national standing, which may be an affiliate of the Corporation, to determine whether there is a substitute or successor base rate to Three-Month LIBOR that is consistent with accepted market practice. If such investment bank of national standing determines that there is such a substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent will implement changes to the business day convention, the definition of Business Day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate, all as directed by the investment bank of national standing. If the investment bank of national standing determines that there is no such substitute or successor base rate as so provided above, Three-Month LIBOR for that Dividend Period will be determined in accordance with the steps provided in the immediately preceding paragraph.
Section 4. Dividends.
(a) Rate. Holders of Series FF Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series FF Preferred Stock, and no more, payable (x) for the Fixed Rate Period, semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018, and (y) for the Floating Rate Period, quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on June 15, 2028; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless, for the Fixed Rate Period, that day falls in the next calendar year or, for the Floating Rate Period, that day falls in the next calendar month, then in each such case payment of such dividend will occur on the immediately preceding Business Day) (i) on or prior to March 15, 2028, without any interest or other payment in respect of such delay, and (ii) after March 15, 2028, with dividends accruing to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series FF Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series FF Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 5.875%, for each Dividend Period from the issue date to, but excluding, March 15, 2028 (the “Fixed Rate Period”), and (2) thereafter, Three-Month LIBOR plus a spread of 2.931%, for each Dividend Period from, and including, March 15, 2028 (the “Floating Rate Period”). The record date for payment of dividends on the Series FF Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the

Corporation, will be made available to any holder of Series FF Preferred Stock upon request and will be final and binding in the absence of manifest error.

(b) Non-Cumulative Dividends. Dividends on shares of Series FF Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series FF Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series FF Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series FF Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series FF Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series FF Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series FF Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series FF Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series FF Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series FF Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series FF Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series FF Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series FF Preferred Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series FF Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series FF Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series FF Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series FF Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series FF Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series FF Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series FF Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series FF Preferred Stock at the time outstanding, at any time on or after March 15, 2028, or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series FF Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.

(b) Notice of Redemption. Notice of every redemption of shares of Series FF Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 calendar days and not more than 60 calendar days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series FF Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series FF Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series FF Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series FF Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series FF Preferred Stock at the time outstanding, the shares of Series FF Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series FF Preferred Stock in proportion to the number of Series FF Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series FF Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7. Voting Rights.
(a) General. The holders of Series FF Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series FF Preferred Stock or any other class or series of preferred stock that ranks on parity with Series FF Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series FF Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series FF Preferred Stock and any other class or series of preferred stock that ranks on parity with Series FF Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series FF Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series FF Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series FF Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series FF Preferred Stock and any other class or series of preferred stock that ranks on parity with Series FF Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series FF Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series FF Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series FF Preferred Stock and any other class or series of preferred stock that ranks on parity with Series FF Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series FF Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series FF Preferred Stock

(together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series FF Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series FF Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series FF Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series FF Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series FF Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series FF Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series FF Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series FF Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series FF Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series FF Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series FF Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series FF Preferred Stock, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series FF Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series FF Preferred Stock shall not have any rights of preemption or rights to convert such Series FF Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series FF Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series FF Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series FF Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series FF Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 15th day of March, 2018.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit S
6.000% Non-Cumulative Preferred Stock, Series GG

CERTIFICATE OF DESIGNATIONS
OF
6.000% NON-CUMULATIVE PREFERRED STOCK, SERIES GG
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on May 7, 2018, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 31, 2018, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “6.000% Non-Cumulative Preferred Stock, Series GG” (the “Series GG Preferred Stock”). Each share of Series GG Preferred Stock shall be identical in all respects to every other share of Series GG Preferred Stock. Series GG Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series GG Preferred Stock shall be 55,200. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series GG Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series GG Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series GG Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series GG Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series GG Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series GG Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series GG Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series GG Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series GG Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) 6.625% Non-Cumulative Preferred Stock, Series I, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (h) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (i) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (j) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (l) 6.625% Non-Cumulative Preferred Stock, Series W, (m) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (n) 6.500% Non-Cumulative Preferred Stock, Series Y, (o) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (p) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (q) 6.200% Non-Cumulative Preferred Stock, Series CC, (r) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (s) 6.000% Non-Cumulative Preferred Stock, Series EE, (t) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, (u) Floating Rate Non-Cumulative Preferred Stock, Series 1, (v) Floating Rate Non-Cumulative Preferred Stock, Series 2, (w) 6.375% Non-Cumulative Preferred Stock, Series 3, (x) Floating Rate Non-Cumulative Preferred Stock, Series 4, (y) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (z) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series GG Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series GG Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series GG Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4. Dividends.
(a) Rate. Holders of Series GG Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series GG Preferred Stock, and no more, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, beginning on August 16, 2018; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series GG Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series GG Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 6.000%. The record date for payment of dividends on the Series GG Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series GG Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series GG Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series GG Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series GG Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series GG Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series GG Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series GG Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series GG Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series GG Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series GG Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series GG Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series GG Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series GG Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series GG Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series GG Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series GG Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series GG Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series GG Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series GG Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series GG Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series GG Preferred Stock at the time outstanding, at any time on or after May 16, 2023 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series GG Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series GG Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 calendar days and not more than 60 calendar days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series GG Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series GG Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series GG Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series GG Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series GG Preferred Stock at the time outstanding, the shares of Series GG Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series GG Preferred Stock in proportion to the number of Series GG Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series GG Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Corporation or such bank or trust company at any time after the redemption date from the funds so set aside or deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set aside or deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series GG Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series GG Preferred Stock or any other class or series of preferred stock that ranks on parity with Series GG Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series GG Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series GG Preferred Stock and any other class or series of preferred stock that ranks on parity with Series GG Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series GG Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series GG Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series GG Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series GG Preferred Stock and any other class or series of preferred stock that ranks on parity with Series GG Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series GG Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series GG Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series GG Preferred Stock and any other class or series of preferred stock that ranks on parity with Series GG Preferred Stock as to payment of dividends, if any, for the equivalent of at least four quarterly Dividend Periods, then the right of the holders of Series GG Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series GG Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).

(c) Other Voting Rights. So long as any shares of the Series GG Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series

GG Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series GG Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series GG Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series GG Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series GG Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series GG Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series GG Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series GG Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series GG Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series GG Preferred Stock, with proper notice and sufficient funds having been set aside or deposited for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series GG Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series GG Preferred Stock shall not have any rights of preemption or rights to convert such Series GG Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series GG Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series GG Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series GG Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series GG Preferred Stock are not subject to the operation of a sinking fund

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 16th day of May, 2018.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit T
5.875% Non-Cumulative Preferred Stock, Series HH

CERTIFICATE OF DESIGNATIONS OF
5.875% NON-CUMULATIVE PREFERRED STOCK, SERIES HH
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on July 17, 2018, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 31, 2018, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “5.875% Non-Cumulative Preferred Stock, Series HH” (the “Series HH Preferred Stock”). Each share of Series HH Preferred Stock shall be identical in all respects to every other share of Series HH Preferred Stock. Series HH Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series HH Preferred Stock shall be 34,160. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series HH Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series HH Preferred Stock.
Section 3. Definitions.
As used herein with respect to Series HH Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series HH Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series HH Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series HH Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series HH Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series HH Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” shall have the meaning set forth in Section 4(a) hereof.
“Dividend Period” shall have the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series HH Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, (c) Floating Rate Non-Cumulative Preferred Stock, Series E, (d) Floating Rate Non-Cumulative Preferred Stock, Series F, (e) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (f) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (g) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (h) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (j) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (k) 6.625% Non-Cumulative Preferred Stock, Series W, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (m) 6.500% Non-Cumulative Preferred Stock, Series Y, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (o) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (p) 6.200% Non-Cumulative Preferred Stock, Series CC, (q) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (r) 6.000% Non-Cumulative Preferred Stock, Series EE, (s) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, (t) 6.000% Non-Cumulative Preferred Stock, Series GG, (u) Floating Rate Non-Cumulative Preferred Stock, Series 1, (v) Floating Rate Non-Cumulative Preferred Stock, Series 2, (w) 6.375% Non-Cumulative Preferred Stock, Series 3, (x) Floating Rate Non-Cumulative Preferred Stock, Series 4, (y) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (z) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series HH Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series HH Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series HH Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4. Dividends.
(a) Rate. Holders of Series HH Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series HH Preferred Stock, and no more, payable quarterly in arrears on January 24, April 24, July 24 and October 24 of each year, beginning on October 24, 2018; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). The period from, and including, the date of issuance of the Series HH Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series HH Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.875%. The record date for payment of dividends on the Series HH Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series HH Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series HH Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series HH Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series HH Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series HH Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series HH Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series HH Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series HH Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series HH Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series HH Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series HH Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series HH Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series HH Preferred Stock shall not be entitled to participate in any such dividend.

Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series HH Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series HH Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series HH Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series HH Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series HH Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series HH Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series HH Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series HH Preferred Stock at the time outstanding, at any time on or after July 24, 2023 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series HH Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series HH Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 calendar days and not more than 60 calendar days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series HH Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series HH Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series HH Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series HH Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series HH Preferred Stock at the time outstanding, the shares of Series HH Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series HH Preferred Stock in proportion to the number of Series HH Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series HH Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Corporation or such bank or trust company at any time after the redemption date from the funds so set aside or deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set aside or deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series HH Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series HH Preferred Stock or any other class or series of preferred stock that ranks on parity with Series HH Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series HH Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series HH Preferred Stock and any other class or series of preferred stock that ranks on parity with Series HH Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series HH Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series HH Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series HH Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series HH Preferred Stock and any other class or series of preferred stock that ranks on parity with Series HH Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series HH Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series HH Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series HH Preferred Stock and any other class or series of preferred stock that ranks on parity with Series HH Preferred Stock as to payment of dividends, if any, for the equivalent of at least four quarterly Dividend Periods, then the right of the holders of Series HH Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series HH Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series HH Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series

HH Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series HH Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series HH Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series HH Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series HH Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series HH Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series HH Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series HH Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series HH Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series HH Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series HH Preferred Stock, with proper notice and sufficient funds having been set aside or deposited for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series HH Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series HH Preferred Stock shall not have any rights of preemption or rights to convert such Series HH Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series HH Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series HH Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series HH Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series HH Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 24th day of July, 2018.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit U
Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ
CERTIFICATE OF DESIGNATIONS OF
FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES JJ
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on June 17, 2019, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 31, 2018, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ” (the “Series JJ Preferred Stock”). Each share of Series JJ Preferred Stock shall be identical in all respects to every other share of Series JJ Preferred Stock. Series JJ Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series JJ Preferred Stock shall be 40,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series JJ Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series JJ Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series JJ Preferred Stock:
“Benchmark” means, initially, Three-Month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Calculation Agent (after consulting with the Corporation) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Corporation or the Calculation Agent (after consultation with the Corporation) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)
the sum of: (a) the alternate rate that has been selected by the Corporation or the Calculation Agent (after consultation with the Corporation) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Corporation or the Calculation Agent (after consultation with the Corporation) as of the Benchmark Replacement Date:

(1)
the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by the Corporation or the Calculation Agent (after consultation with the Corporation) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Corporation or the Calculation Agent (after consultation with the Corporation) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, changes to (1) any Dividend Determination Date, Dividend Payment Date or Dividend Period, (2) the manner, timing and frequency of determining dividends on the Series JJ Preferred Stock and the conventions relating to such determination, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the Series JJ Preferred Stock, in each case that the Corporation or the Calculation Agent (after consulting with the Corporation) determines, from time to time, to be appropriate to reflect the implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Corporation or the Calculation Agent (after consulting with the Corporation decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Corporation or the Calculation Agent (after consulting with the Corporation) determines is appropriate).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day, subject to change in accordance with Section 4(a) hereof in the event a Benchmark Transition Event and Benchmark Replacement Date have occurred.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity (which may be an affiliate of the Corporation) as may be appointed by the Corporation to act as calculation agent for the Series JJ Preferred Stock during the Floating Rate Period.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series JJ Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series JJ Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series JJ Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series JJ Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series JJ Preferred Stock is outstanding.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Corporation or the Calculation Agent (after consulting with the Corporation) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)
if, and to the extent that, the Corporation or the Calculation Agent (after consulting with the Corporation) determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Corporation or the Calculation Agent (after consulting with the Corporation) giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of Three-Month LIBOR in Section 4(a) hereof.

“Dividend Payment Date” means, for the Fixed Rate Period, June 20 and December 20 of each year, and for the Floating Rate Period, March 20, June 20, September 20, and December 20 of each year, subject to adjustment for non-Business Days as described in Section 4(a) hereof.

“Dividend Period” means the period from, and including, the date of issuance of the Series JJ Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date, subject to adjustment as described in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. If the Benchmark with respect to which the Interpolated Benchmark is being determined is Three-Month LIBOR, then the term “Benchmark” as used in clause (1) and (2) of the foregoing definition means the London interbank offered rate for deposits in U.S. dollars for the applicable periods specified in such clauses.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series JJ Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) Floating Rate Non-Cumulative Preferred Stock, Series E, (c) Floating Rate Non-Cumulative Preferred Stock, Series F, (d) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (e) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (f) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (h) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (i) 6.625% Non-Cumulative Preferred Stock, Series W, (j) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (k) 6.500% Non-Cumulative Preferred Stock, Series Y, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (m) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (n) 6.200% Non-Cumulative Preferred Stock, Series CC, (o) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (p) 6.000% Non-Cumulative Preferred Stock, Series EE, (q) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, (r) 6.000% Non-Cumulative Preferred Stock, Series GG, (s) 5.875% Non-Cumulative Preferred Stock, Series HH, (t) Floating Rate Non-Cumulative Preferred Stock, Series 1, (u) Floating Rate Non-Cumulative Preferred Stock, Series 2, (v) Floating Rate Non-Cumulative Preferred Stock, Series 4, (w) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (x) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series JJ Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month LIBOR, 11:00 a.m. (London time) on the relevant Dividend Determination Date, and (2) if the Benchmark is not Three-Month LIBOR, the time determined by the Corporation or the Calculation Agent (after consulting with the Corporation) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.
“Reuters Screen Page “LIBOR01”” means the display on the Thomson Reuters Eikon service, or any successor or replacement service, on page LIBOR01, for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits, or any successor or replacement page or pages on that service.
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series JJ Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series JJ Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Three-Month LIBOR” shall have the meaning set forth in Section 4(a) hereof.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 4. Dividends.
(a) Rate. Holders of Series JJ Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series JJ Preferred Stock, and no more, payable (x) for the Fixed Rate Period (as defined below), semi-annually in arrears on June 20 and December 20 of each year, beginning on December 20, 2019; provided, however, that if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), in each case, without any additional dividends accruing or other payment adjustment and the relevant Dividend Period will not be adjusted; and (y) for the Floating Rate Period (as defined below), quarterly in arrears on March 20, June 20, September 20 and December 20 of each year, beginning on September 20, 2024; provided, however, that if any such day is not a Business Day, then the next succeeding day that is a Business Day will be the Dividend Payment Date for the relevant Dividend Period (unless that day falls in the next calendar month, in which case the immediately preceding Business Day will be the Dividend Payment Date for the relevant Dividend Period), in each case, with dividends accruing to, but excluding, the actual payment date, and the relevant Dividend Period will be adjusted accordingly. Dividends on each share of Series JJ Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 5.125%, for each Dividend Period from, and including, the issue date to, but excluding, June 20, 2024 (the “Fixed Rate Period”), and (2) thereafter, Three-Month LIBOR (as defined below) (which rate is subject to replacement as described below) plus a spread of 3.292%, for each Dividend Period from, and including, June 20, 2024 (the “Floating Rate Period”). If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month LIBOR, then dividends on the Preferred Stock during the Floating Rate Period thereafter will be determined not by reference to Three-Month LIBOR but instead by reference to the Benchmark Replacement, and, in connection with the implementation of the applicable Benchmark Replacement, the Corporation or the Calculation Agent (after consultation with the Corporation) may from time to time, on or after the Benchmark Replacement Date, to make Benchmark Replacement Conforming Changes, and any such Benchmark Replacement Conforming Changes will be deemed incorporated herein by reference and supersede and supplement the provisions of this Section 4(a) to the extent applicable.
“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the London interbank offered rate for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” at approximately 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If no such offered rate appears on Reuters Screen Page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m.,

London time, then the Corporation will select and identify to the Calculation Agent four major banks in the London interbank market, and the Calculation Agent will request each such bank to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 commencing on the first day of the Dividend Period relating to such Dividend Determination Date are offered by it to prime banks in the London interbank market, at approximately 11:00 a.m. London time, on that Dividend Determination Date. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001%) of the quotations provided. If fewer than two quotations are provided, the Corporation will select and identify to the Calculation Agent three major banks in New York City, and the Calculation Agent will request each of such banks to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-Month LIBOR will be the arithmetic average of the quotations provided. Otherwise, Three-Month LIBOR for the applicable Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period during the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.
Notwithstanding the foregoing paragraph, if the Corporation or the Calculation Agent (after consultation with the Corporation) determines on or prior to the relevant Dividend Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of Three-Month LIBOR or the then-current Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Preferred Stock during the Floating Rate Period in respect of such determination on such date and all determinations on subsequent dates. In connection with the implementation of a Benchmark Replacement, the Corporation or the Calculation Agent (after consultation with the Corporation) may make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by Corporation or the Calculation Agent (after consultation with the Corporation) pursuant to this paragraph (including Benchmark Replacement Conforming Changes) and definitions related thereto, and any decision to take or refrain from taking any action or any selection (i) will be conclusive and binding absent manifest error; (ii) if made by the Corporation, will be made in the sole discretion of the Corporation; (iii) if made by the Calculation Agent, will be made after consultation with the Corporation, and the Calculation Agent will not make any such determination, decision or election to which the Corporation objects; and (iv) shall be deemed incorporated herein by reference and be part of the terms of the Series JJ Preferred Stock without consent from the holders of the Preferred Stock or any other party. Any determination, decision or election pursuant to the foregoing paragraphs not made by the Calculation Agent will be made by the Corporation on the basis as described above. In addition, the Corporation may designate an entity (which may be the Corporation’s affiliate) to make any determination, decision or election that the Corporation has the right to make in connection with the foregoing paragraphs. For so long as any share of the Series JJ Preferred Stock is outstanding, the Corporation will maintain a record of any Benchmark Replacement and Benchmark Replacement Conforming Changes, and will provide a copy of such record to holders of the Series JJ Preferred Stock upon written request to the Corporation.
The record date for payment of dividends on the Series JJ Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s establishment of Three-Month LIBOR or the Benchmark Replacement, as applicable, and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series JJ Preferred Stock upon written request and will be final and binding in the absence of manifest error.
(b) Non-Cumulative Dividends. Dividends on shares of Series JJ Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series JJ Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series JJ Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series JJ Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series JJ Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series JJ Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series JJ Preferred Stock remain outstanding, no dividends shall be declared and paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series JJ Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series JJ Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series JJ Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series JJ Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series JJ Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series JJ Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series JJ Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series JJ Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series JJ Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series JJ Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series JJ Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series JJ Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series JJ Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of

Series JJ Preferred Stock at the time outstanding, at any time on or after June 20, 2024 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series JJ Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series JJ Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 calendar days and not more than 60 calendar days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series JJ Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series JJ Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series JJ Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series JJ Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series JJ Preferred Stock at the time outstanding, the shares of Series JJ Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series JJ Preferred Stock in proportion to the number of Series JJ Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series JJ Preferred Stock shall be redeemed from time to time.
(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Corporation or such bank or trust company at any time after the redemption date from the funds so set aside or deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set aside or deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series JJ Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series JJ Preferred Stock or any other class or series of preferred stock that ranks on parity with Series JJ Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series JJ Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series JJ Preferred Stock and any other class or series of preferred stock that ranks on parity with Series JJ Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”
(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series JJ Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series JJ Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series JJ Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series JJ Preferred Stock and any other class or series of preferred stock that ranks on parity with Series JJ Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series JJ Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series JJ Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.

(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series JJ Preferred Stock and any other class or series of preferred stock that ranks on parity with Series JJ Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series JJ Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series JJ Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).
(c) Other Voting Rights. So long as any shares of the Series JJ Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series JJ Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series JJ Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series JJ Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series JJ Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series JJ Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series JJ Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series JJ Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series JJ Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series JJ Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series JJ Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series JJ Preferred Stock, with proper notice and sufficient funds having been set aside or deposited for such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series JJ Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series JJ Preferred Stock shall not have any rights of preemption or rights to convert such Series JJ Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series JJ Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series JJ Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series JJ Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series JJ Preferred Stock are not subject to the operation of a sinking fund.
IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 20th day of June, 2019.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit V
5.375% Non-Cumulative Preferred Stock, Series KK
CERTIFICATE OF DESIGNATIONS OF
5.375% NON-CUMULATIVE PREFERRED STOCK, SERIES KK
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on June 18, 2019, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 31, 2018, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “5.375% Non-Cumulative Preferred Stock, Series KK” (the “Series KK Preferred Stock”). Each share of Series KK Preferred Stock shall be identical in all respects to every other share of Series KK Preferred Stock. Series KK Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series KK Preferred Stock shall be 60,950. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series KK Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series KK Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series KK Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series KK Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series KK Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series KK Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series KK Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series KK Preferred Stock is outstanding.
“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” means March 25, June 25, September 25 and December 25 of each year, beginning on September 25, 2019.
“Dividend Period” means the period from, and including, the date of issuance of the Series KK Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series KK Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) Floating Rate Non-Cumulative Preferred Stock, Series E, (c) Floating Rate Non-Cumulative Preferred Stock, Series F, (d) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (e) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (f) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (h) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (i) 6.625% Non-Cumulative Preferred Stock, Series W, (j) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (k) 6.500% Non-Cumulative Preferred Stock, Series Y, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (m) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (n) 6.200% Non-Cumulative Preferred Stock, Series CC, (o) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (p) 6.000% Non-Cumulative Preferred Stock, Series EE, (q) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, (r) 6.000% Non-Cumulative Preferred Stock, Series GG, (s) 5.875% Non-Cumulative Preferred Stock, Series HH, (t) Floating Rate Non-Cumulative Preferred Stock, Series 1, (u) Floating Rate Non-Cumulative Preferred Stock, Series 2, (v) Floating Rate Non-Cumulative Preferred Stock, Series 4, (w) Floating Rate Non-Cumulative Preferred Stock, Series 5, (x) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ, and (y) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series KK Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series KK Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series KK Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4. Dividends.
(a) Rate. Holders of Series KK Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series KK Preferred Stock, and no more, payable quarterly in arrears on March 25, June 25, September 25 and December 25 of each year, beginning on September 25, 2019; provided, however, that if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), in each case, without any additional dividends accruing or other payment adjustment and the relevant Dividend Period will not be adjusted. Dividends on each share of Series KK Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.375%. The record date for payment of dividends on the Series KK Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series KK Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series KK Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series KK Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series KK Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c) Priority of Dividends. So long as any share of Series KK Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series KK Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series KK Preferred Stock remain outstanding, no dividends shall be declared and paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series KK Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series KK Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series KK Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series KK Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series KK Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series KK Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series KK Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series KK Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series KK Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series KK Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series KK Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series KK Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series KK Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series KK Preferred Stock at the time outstanding, at any time on or after June 25, 2024 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series KK Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series KK Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 calendar days and not more than 60 calendar days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series KK Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series KK Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series KK Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series KK Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series KK Preferred Stock at the time outstanding, the shares of Series KK Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series KK Preferred Stock in proportion to the number of Series KK Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series KK Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Corporation or such bank or trust company at any time after the redemption date from the funds so set aside or deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set aside or deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series KK Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.
(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series KK Preferred Stock or any other class or series of preferred stock that ranks on parity with Series KK Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series KK Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series KK Preferred Stock and any other class or series of preferred stock that ranks on parity with Series KK Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series KK Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series KK Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series KK Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series KK Preferred Stock and any other class or series of preferred stock that ranks on parity with Series KK Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series KK Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series KK Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series KK Preferred Stock and any other class or series of preferred stock that ranks on parity with Series KK Preferred Stock as to payment of dividends, if any, for the equivalent of at least four quarterly Dividend Periods, then the right of the holders of Series KK Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series KK Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).

(c) Other Voting Rights. So long as any shares of the Series KK Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series KK Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series KK Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series KK Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series KK Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series KK Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series KK Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series KK Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series KK Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series KK Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series KK Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series KK Preferred Stock, with proper notice and sufficient funds having been set aside or deposited for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series KK Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series KK Preferred Stock shall not have any rights of preemption or rights to convert such Series KK Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series KK Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series KK Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series KK Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series KK Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 25th day of June, 2019.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

Exhibit W
5.000% Non-Cumulative Preferred Stock, Series LL
CERTIFICATE OF DESIGNATIONS OF
5.000% NON-CUMULATIVE PREFERRED STOCK, SERIES LL
OF
BANK OF AMERICA CORPORATION
Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on September 10, 2019, in accordance with Section 141(f) of the General Corporation Law:
Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors duly adopted on June 27, 2019, the provisions of the Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Section 1. Designation.
The designation of the series of preferred stock shall be “5.000% Non-Cumulative Preferred Stock, Series LL” (the “Series LL Preferred Stock”). Each share of Series LL Preferred Stock shall be identical in all respects to every other share of Series LL Preferred Stock. Series LL Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
Section 2. Number of Shares.
The number of authorized shares of Series LL Preferred Stock shall be 52,400. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series LL Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series LL Preferred Stock.

Section 3. Definitions.
As used herein with respect to Series LL Preferred Stock:
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series LL Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series LL Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series LL Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series LL Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series LL Preferred Stock is outstanding.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” means March 17, June 17, September 17 and December 17 of each year, beginning on December 17, 2019.
“Dividend Period” means the period from, and including, the date of issuance of the Series LL Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series LL Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) Floating Rate Non-Cumulative Preferred Stock, Series E, (c) Floating Rate Non-Cumulative Preferred Stock, Series F, (d) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (e) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (f) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (h) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series V, (i) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (j) 6.500% Non-Cumulative Preferred Stock, Series Y, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (l) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (m) 6.200% Non-Cumulative Preferred Stock, Series CC, (n) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (o) 6.000% Non-Cumulative Preferred Stock, Series EE, (p) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, (q) 6.000% Non-Cumulative Preferred Stock, Series GG, (r) 5.875% Non-Cumulative Preferred Stock, Series HH, (s) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ, (t) 5.375% Non-Cumulative Preferred Stock, Series KK, (u) Floating Rate Non-Cumulative Preferred Stock, Series 1, (v) Floating Rate Non-Cumulative Preferred Stock, Series 2, (w) Floating Rate Non-Cumulative Preferred Stock, Series 4, (x) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (y) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series LL Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series LL Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series LL Preferred Stock” shall have the meaning set forth in Section 1 hereof.
Section 4. Dividends.
(a) Rate. Holders of Series LL Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series LL Preferred Stock, and no more, payable quarterly in arrears on March 17, June 17, September 17 and December 17 of each year, beginning on December 17, 2019; provided, however, that if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), in each case, without any additional dividends accruing or other payment adjustment and the relevant Dividend Period will not be adjusted. Dividends on each share of Series LL Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to 5.000%. The record date for payment of dividends on the Series LL Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(b) Non-Cumulative Dividends. Dividends on shares of Series LL Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series LL Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series LL Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series LL Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.
(c) Priority of Dividends. So long as any share of Series LL Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series LL Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series LL Preferred Stock remain outstanding, no dividends shall be declared and paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series LL Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series LL Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series LL Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series LL Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series LL Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series LL Preferred Stock shall not be entitled to participate in any such dividend.
Section 5. Liquidation Rights.
(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series LL Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series LL Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series LL Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series LL Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series LL Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series LL Preferred Stock and all such Parity Stock.
(c) Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series LL Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6. Redemption.
(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series LL Preferred Stock at the time outstanding, at any time on or after September 17, 2024 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series LL Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.
(b) Notice of Redemption. Notice of every redemption of shares of Series LL Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 calendar days and not more than 60 calendar days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series LL Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series LL Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series LL Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series LL Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c) Partial Redemption. In case of any redemption of only part of the shares of Series LL Preferred Stock at the time outstanding, the shares of Series LL Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series LL Preferred Stock in proportion to the number of Series LL Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series LL Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Corporation or such bank or trust company at any time after the redemption date from the funds so set aside or deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set aside or deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
Section 7. Voting Rights.
(a) General. The holders of Series LL Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b) Special Voting Right.
(i) Voting Right. If and whenever dividends on the Series LL Preferred Stock or any other class or series of preferred stock that ranks on parity with Series LL Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods (whether consecutive or not), the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series LL Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series LL Preferred Stock and any other class or series of preferred stock that ranks on parity with Series LL Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”

(ii) Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series LL Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series LL Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series LL Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series LL Preferred Stock and any other class or series of preferred stock that ranks on parity with Series LL Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.
(iii) Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series LL Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series LL Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.
(iv) Termination; Removal. Whenever full dividends have been paid regularly on the Series LL Preferred Stock and any other class or series of preferred stock that ranks on parity with Series LL Preferred Stock as to payment of dividends, if any, for the equivalent of at least four quarterly Dividend Periods, then the right of the holders of Series LL Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series LL Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).

(c) Other Voting Rights. So long as any shares of the Series LL Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2⁄3% of the voting power of the Series LL Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series LL Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series LL Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2⁄3% of the shares of the Series LL Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series LL Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series LL Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series LL Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series LL Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series LL Preferred Stock.
(d) No Vote if Shares Redeemed. No vote or consent of the holders of the Series LL Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series LL Preferred Stock, with proper notice and sufficient funds having been set aside or deposited for such redemption, in each case pursuant to Section 6 above.
(e) Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series LL Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.
Section 8. Preemption and Conversion. The holders of Series LL Preferred Stock shall not have any rights of preemption or rights to convert such Series LL Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9. Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series LL Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 10. Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series LL Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Section 11. Unissued or Reacquired Shares. Shares of Series LL Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
Section 12. No Sinking Fund. Shares of Series LL Preferred Stock are not subject to the operation of a sinking fund.

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 17th day of September, 2019.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary

CERTIFICATE OF DESIGNATIONS OF
FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES MM
OF
BANK OF AMERICA CORPORATION

Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorize the issuance of not more than 100,000,000 shares of preferred stock, par value $0.01 per share, and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on January 21, 2020, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that, pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors duly adopted on June 27, 2019, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.    Designation.

The designation of the series of preferred stock shall be “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series MM” (the “Series MM Preferred Stock”). Each share of Series MM Preferred Stock shall be identical in all respects to every other share of Series MM Preferred Stock. Series MM Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock and will rank junior to Senior Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2.    Number of Shares.

The number of authorized shares of Series MM Preferred Stock shall be 44,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series MM Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors or any duly authorized committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series MM Preferred Stock.

Section 3.    Definitions.

As used herein with respect to Series MM Preferred Stock:

“Benchmark” means, initially, Three-Month LIBOR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark (if applicable), plus the Benchmark Replacement Adjustment for such Benchmark (if applicable); provided that if the Calculation Agent (after consultation with the Corporation) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Corporation or the Corporation’s designee (after consultation with the Corporation) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)
the sum of: (a) the alternate rate that has been selected by the Corporation or the Corporation’s designee (after consultation with the Corporation) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Corporation or the Corporation’s designee (after consultation with the Corporation) as of the Benchmark Replacement Date:

(1)
the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by the Corporation or the Corporation’s designee (after consultation with the Corporation) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Corporation or the Corporation’s designee (after consultation with the Corporation) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, changes to (1) any Dividend Determination Date, Dividend Payment Date or Dividend Period, (2) the manner, timing and frequency of determining rates and amounts of dividends that are payable on the Series MM Preferred Stock and the conventions relating to such determination, (3) the timing of making dividend payments, (4) rounding conventions, (5) tenors and (6) any other terms or provisions of the Series MM Preferred Stock, in each case that the Corporation or the Corporation’s designee (after consultation with the Corporation) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Corporation, the Calculation Agent or the Corporation’s designee (after consultation with the Corporation) decides that implementation of any portion of such market practice is not administratively feasible or if the Corporation or the Corporation’s designee (after consultation with the Corporation) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Corporation or the Corporation’s designee (after consultation with the Corporation) determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means, for the Fixed Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina; and, for the Floating Rate Period, each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in New York, New York or in Charlotte, North Carolina and is a London Banking Day, subject to change in accordance with Section 4(a) hereof in the event a Benchmark Transition Event and Benchmark Replacement Date have occurred.
“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or such other bank or entity (which may be an affiliate of the Corporation) as may be appointed by the Corporation to act as calculation agent for the Series MM Preferred Stock during the Floating Rate Period.
“Capital Treatment Event” means the good faith determination by the Corporation that, as a result of any: (i) amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any shares of the Series MM Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series MM Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any shares of the Series MM Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat an amount equal to the full liquidation preference of all shares of the Series MM Preferred Stock then outstanding as “additional Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the

Board of Governors of the Federal Reserve System or other appropriate federal banking agency, as then in effect and applicable, for as long as any share of the Series MM Preferred Stock is outstanding.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Corporation or the Corporation’s designee (after consultation with the Corporation) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)
if, and to the extent that, the Corporation or the Corporation’s designee (after consultation with the Corporation) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Corporation or the Corporation’s designee (after consultation with the Corporation) giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Depositary Company” shall have the meaning set forth in Section 6(d) hereof.
“Dividend Determination Date” shall have the meaning set forth below in the definition of Three-Month LIBOR in Section 4(a) hereof.
“Dividend Payment Date” means, for the Fixed Rate Period, January 28 and July 28 of each year, and for the Floating Rate Period, January 28, April 28, July 28, and October 28 of each year, subject to adjustment for non-Business Days as described in Section 4(a) hereof.
“Dividend Period” means the period from, and including, the date of issuance of the Series MM Preferred Stock or any Dividend Payment Date to, but excluding, the next Dividend Payment Date, subject to adjustment as described in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fixed Rate Period” shall have the meaning set forth in Section 4(a) hereof.

“Floating Rate Period” shall have the meaning set forth in Section 4(a) hereof.
“Interpolated Benchmark” with respect to the Benchmark (if applicable) means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. “Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-current Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Junior Stock” means the Corporation’s common stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which Series MM Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
“Parity Stock” means the Corporation’s (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) Floating Rate Non-Cumulative Preferred Stock, Series E, (c) Floating Rate Non-Cumulative Preferred Stock, Series F, (d) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (e) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (f) 6% Non-Cumulative Perpetual Preferred Stock, Series T, (g) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series U, (h) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series X, (i) 6.500% Non-Cumulative Preferred Stock, Series Y, (j) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series Z, (k) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series AA, (l) 6.200% Non-Cumulative Preferred Stock, Series CC, (m) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series DD, (n) 6.000% Non-Cumulative Preferred Stock, Series EE, (o) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series FF, (p) 6.000% Non-Cumulative Preferred Stock, Series GG, (q) 5.875% Non-Cumulative Preferred Stock, Series HH, (r) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ, (s) 5.375% Non-Cumulative Preferred Stock, Series KK, (t) 5.000% Non-Cumulative Preferred Stock, Series LL, (u) Floating Rate Non-Cumulative Preferred Stock, Series 1, (v) Floating Rate Non-Cumulative Preferred Stock, Series 2, (w) Floating Rate Non-Cumulative Preferred Stock, Series 4, (x) Floating Rate Non-Cumulative Preferred Stock, Series 5, and (y) any other class or series of stock of the Corporation hereafter authorized that ranks on a par with the Series MM Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month LIBOR, 11:00 a.m. (London time) on the relevant Dividend Determination Date, and (2) if the Benchmark is not Three-Month LIBOR, the time determined by the Corporation or the Corporation’s designee (after consultation with the Corporation) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“Reuters Screen Page “LIBOR01”” means the display on the Thomson Reuters Eikon service, or any successor or replacement service, on page LIBOR01, for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits, or any successor or replacement page or pages on that service.
“Senior Stock” means any class or series of stock of the Corporation now existing or hereafter authorized which has preference or priority over the Series MM Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Series MM Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website, or any successor source.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Three-Month LIBOR” shall have the meaning set forth in Section 4(a) hereof.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 4.     Dividends.

(a)    Rate. Holders of Series MM Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of funds legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of $25,000 per share of Series MM Preferred Stock, and no more, payable (x) for the Fixed Rate Period (as defined below), semi-annually in arrears on January 28 and July 28 of each year, beginning on July 28, 2020; provided, however, that if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day (unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day), in each case, without any additional dividends accruing or other payment adjustment and the relevant Dividend Period will not be adjusted; and (y) for the Floating Rate Period (as defined below), quarterly in arrears on January 28, April 28, July 28 and October 28 of each year, beginning on April 28, 2025; provided, however, that if any such day is not a Business Day, then the next succeeding day that is a Business Day will be the Dividend Payment Date for the relevant Dividend Period (unless that day falls in the next calendar month, in which case the immediately preceding Business Day will be the Dividend Payment Date for the relevant Dividend Period), in each case, with dividends accruing to, but excluding, the actual payment date, and the relevant Dividend Period will be adjusted accordingly. Dividends on each share of Series MM Preferred Stock will accrue on the liquidation preference of $25,000 per share at a rate per annum equal to (1) 4.300%, for each Dividend Period from, and including, the issue date to, but excluding, January 28, 2025 (the “Fixed Rate Period”), and (2) thereafter, Three-Month LIBOR (as defined below) (which rate is subject to replacement as described below) plus a spread of 2.664%, for each Dividend Period from, and including, January 28, 2025 (the “Floating Rate Period”). If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to Three-Month LIBOR, then dividends on the Series MM Preferred Stock during the Floating Rate Period thereafter will be determined not by reference to Three-Month LIBOR but instead by reference to the Benchmark Replacement, and, in connection with the implementation of the applicable Benchmark Replacement, the Corporation or the Corporation’s designee (after consultation with the Corporation) may from time to time, on or after the Benchmark Replacement Date, make Benchmark Replacement Conforming Changes, and any such Benchmark Replacement Conforming Changes will be deemed incorporated herein by reference and supersede and supplement the provisions of this Section 4(a) to the extent applicable.

“Three-Month LIBOR” means, with respect to any Dividend Period in the Floating Rate Period, the London interbank offered rate for deposits in U.S. dollars for a three-month period commencing on the first day of that Dividend Period that appears on Reuters Screen Page “LIBOR01” at approximately 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of that Dividend Period (the “Dividend Determination Date”). If no such offered rate appears on Reuters Screen Page “LIBOR01” on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Corporation will select and identify to the Calculation Agent four major banks in the London interbank market, and the Calculation Agent will request each such bank to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 commencing on the first day of the Dividend Period relating to such Dividend Determination Date are offered by it to prime banks in the London interbank market, at approximately 11:00 a.m. London time, on that Dividend Determination Date. If at least two quotations are provided, the Calculation Agent will determine Three-Month LIBOR as the arithmetic average (rounded upward if necessary to the nearest .00001%) of the quotations provided. If fewer than two quotations are provided, the Corporation will select and identify to the Calculation Agent three major banks in New York City, and the Calculation Agent will request each of such banks to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three-month period for the applicable Dividend Period in an amount of at least $1,000,000 commencing on the first day of the Dividend Period relating to such Dividend Determination Date. If three quotations are provided, the Calculation Agent will determine Three-Month LIBOR as the arithmetic average of the quotations provided. Otherwise, Three-Month LIBOR for the applicable Dividend Period will be equal to Three-Month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period during the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the dividend rate been a floating rate during the Fixed Rate Period.
Notwithstanding the foregoing paragraph, if the Corporation or the Corporation’s designee (after consultation with the Corporation) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR or the then-current Benchmark for the Series MM Preferred Stock, the applicable Benchmark Replacement will replace the then-current Benchmark for the Series MM Preferred Stock for all purposes relating to the Series MM Preferred Stock during the Floating Rate Period in respect of all determinations on such date and for all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Corporation or the Corporation’s designee (after consultation with the Corporation) may make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by the Corporation or the Corporation’s designee (which may be an affiliate of the Corporation) pursuant to this paragraph (including Benchmark Replacement Conforming Changes) and definitions related thereto, and any decision to take or refrain from taking any action or any selection (i) will be conclusive and binding absent manifest error; (ii) if made by the Corporation, will be made in the sole discretion of the Corporation; (iii) if made by the Corporation’s designee, will be made after consultation with the Corporation, and the Corporation’s designee will not make any such determination, decision or election to which the Corporation objects; and (iv) shall be deemed incorporated herein by reference and be part of the terms of the Series MM Preferred Stock without consent from the holders of the Series MM Preferred Stock or any other party. The Corporation may designate an entity (which may be a calculation agent and/or the Corporation’s affiliate) to make any determination, decision or election that the Corporation has the right to make in connection with the foregoing paragraphs. For so long as any share of the Series MM Preferred Stock is outstanding, the Corporation will maintain a record of any Benchmark Replacement and Benchmark Replacement Conforming Changes, and will provide a copy of such record to holders of the Series MM Preferred Stock upon written request to the Corporation.
The record date for payment of dividends on the Series MM Preferred Stock shall be the first day of the calendar month in which the Dividend Payment Date falls or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date. For the Fixed Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. For the Floating Rate Period, the amount of dividends payable shall be computed on the basis of a 360-day year and the actual number of days elapsed in a Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s establishment of Three-Month LIBOR or the dividend rate determined based on the Benchmark Replacement, as applicable, and calculation of the amount of dividends for each Dividend Period in the Floating Rate Period will be on file at the principal offices of the Corporation, will be made available to any holder of Series MM Preferred Stock upon written request and will be final and binding in the absence of manifest error.

(b)    Non-Cumulative Dividends. Dividends on shares of Series MM Preferred Stock shall be non-cumulative. To the extent that any dividends on the shares of Series MM Preferred Stock with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series MM Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series MM Preferred Stock, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

(c)    Priority of Dividends. So long as any share of Series MM Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series MM Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, in each case, unless full dividends on all outstanding shares of Series MM Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted. Subject to the succeeding sentence, for so long as any shares of Series MM Preferred Stock remain outstanding, no dividends shall be declared and paid or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series MM Preferred Stock for the immediately preceding Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series MM Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series MM Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on the shares of Series MM Preferred Stock and the aggregate of the current and accrued dividends due on the outstanding Parity Stock. No interest will be payable in respect of any dividend payment on shares of Series MM Preferred Stock that may be in arrears. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series MM Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.    Liquidation Rights.

(a)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series MM Preferred Stock shall be entitled, out of assets legally available for distribution to stockholders of the Corporation, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with Series MM Preferred Stock upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25,000 per share, plus any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation. The holders of Series MM Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)     Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all holders of Series MM Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series MM Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences, plus any dividends which have been declared but not yet paid, of Series MM Preferred Stock and all such Parity Stock.

(c)     Residual Distributions. If the liquidation preference plus any dividends which have been declared but not yet paid has been paid in full to all holders of Series MM Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)     Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.     Redemption.

(a)     Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of funds legally available therefor, (i) in whole or in part, the shares of Series MM Preferred Stock at the time outstanding, at any time on or after January 28, 2025 or (ii) in whole but not in part, at any time within 90 days after a Capital Treatment Event, in each case upon notice given as provided in Section 6(b) below. The redemption price for shares of Series MM Preferred Stock redeemed pursuant to (i) or (ii) of the preceding sentence shall be $25,000 per share plus (except as otherwise provided below) dividends that have accrued but have not been paid for the then-current Dividend Period to but excluding the redemption date, without accumulation of any undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date as provided in Section 4 above.

(b)     Notice of Redemption. Notice of every redemption of shares of Series MM Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 30 calendar days and not more than 60 calendar days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series MM Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series MM Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series MM Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series MM Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c)    Partial Redemption. In case of any redemption of only part of the shares of Series MM Preferred Stock at the time outstanding, the shares of Series MM Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series MM Preferred Stock in proportion to the number of Series MM Preferred Stock held by such holders or by lot. Subject to the provisions of this Section 6, the Board of Directors or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series MM Preferred Stock shall be redeemed from time to time.

(d)     Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Corporation or such bank or trust company at any time after the redemption date from the funds so set aside or deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount set aside or deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

Section 7.     Voting Rights.

(a)    General. The holders of Series MM Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraphs 7(b) and 7(c) below or as required by law.

(b)    Special Voting Right.

(i)    Voting Right. If and whenever dividends on the Series MM Preferred Stock or any other class or series of preferred stock that ranks on parity with Series MM Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those granted by this Section 7(b)(i) have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods (whether consecutive or not), as applicable, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Series MM Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and further provided that the Board of Directors shall at no time include more than two such directors. Each such director elected by the holders of shares of Series MM Preferred Stock and any other class or series of preferred stock that ranks on parity with Series MM Preferred Stock as to payment of dividends having equivalent voting rights is a “Preferred Director.”

(ii)    Election. The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of Series MM Preferred Stock and any other class or series of the Corporation’s stock that ranks on parity with Series MM Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided herein. At any time after the special voting power has vested pursuant to Section 7(b)(i) above, the secretary of the Corporation may, and upon the written request of any holder of Series MM Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series MM Preferred Stock and any other class or series of preferred stock that ranks on parity with Series MM Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of the two directors to be elected by them as provided in Section 7(b)(iii) below. The Preferred Directors shall each be entitled to one vote per director on any matter.

(iii)     Notice of Special Meeting. Notice for a special meeting to elect the Preferred Directors will be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series MM Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section 7(b)(iii), and for that purpose will have access to the stock register of the Corporation. The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section 7(b)(iv). In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by the vote of the holders of the Series MM Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.

(iv)    Termination; Removal. Whenever full dividends have been paid regularly on the Series MM Preferred Stock and any other class or series of preferred stock that ranks on parity with Series MM Preferred Stock as to payment of dividends, if any, for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, then the right of the holders of Series MM Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series MM Preferred Stock (together with holders of any other class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described in this Section 7(b).

(c)    Other Voting Rights. So long as any shares of the Series MM Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66⅔% of the voting power of the Series MM Preferred Stock and the holders of any other Parity Stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series MM Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series MM Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66⅔% of the shares of the Series MM Preferred Stock, amend, alter or repeal any provision of this Certificate of Designations or the Certificate of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series MM Preferred Stock.

Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on a parity with or junior to the shares of the Series MM Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series MM Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences or special rights that are not materially less favorable than the Series MM Preferred Stock, shall not be deemed to adversely affect the powers, preferences or special rights of the Series MM Preferred Stock.

(d)    No Vote if Shares Redeemed. No vote or consent of the holders of the Series MM Preferred Stock shall be required pursuant to Section 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding shares of Series MM Preferred Stock, with proper notice and sufficient funds having been set aside or deposited for such redemption, in each case pursuant to Section 6 above.

(e)    Procedures for Voting and Consents. Other than as set forth in Section 7(b), the rules and procedures for calling and conducting any meeting of the holders of Series MM Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation and By-laws of the Corporation and to applicable law.

Section 8.     Preemption and Conversion. The holders of Series MM Preferred Stock shall not have any rights of preemption or rights to convert such Series MM Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.     Rank. Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors or any authorized committee of the Board of Directors, without the vote of the holders of the Series MM Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 10.     Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series MM Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 11.    Unissued or Reacquired Shares. Shares of Series MM Preferred Stock not issued or which have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

Section 12.     No Sinking Fund. Shares of Series MM Preferred Stock are not subject to the operation of a sinking fund.

[Signature page follows]

IN WITNESS WHEREOF, Bank of America Corporation has caused this Certificate of Designations to be executed by its duly authorized officer on this 24th day of January, 2020.

BANK OF AMERICA CORPORATION

By:	/s/ ROSS E. JEFFRIES, JR.
Name:	Ross E. Jeffries, Jr.
Title:	Deputy General Counsel and Corporate Secretary